As filed with the Securities and Exchange Commission
                              on September 1, 2005
                           Registration No. 811-09689

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM N-1A

                             AMENDMENT NO. 24 TO THE
         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                            ________________________

                            WELLS FARGO MASTER TRUST
                     (formerly named Wells Fargo Core Trust)
               (Exact Name of Registrant as specified in Charter)
                                525 Market Street
                             San Francisco, CA 94105
          (Address of Principal Executive Offices, including Zip Code)
                           __________________________

       Registrant's Telephone Number, including Area Code: (800) 643-9691
                                C. David Messman
                        Wells Fargo Funds Management, LLC
                          525 Market Street, 12th Floor
                             San Francisco, CA 94105
                     (Name and Address of Agent for Service)

                                 With a copy to:
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, in order to make certain changes to the Registration Statement. Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     Part A


                            WELLS FARGO MASTER TRUST

                          C&B Large Cap Value Portfolio
                          Disciplined Growth Portfolio
                             Equity Income Portfolio
                             Equity Value Portfolio
                                 Index Portfolio
                       Inflation-Protected Bond Portfolio
                          International Core Portfolio
                         International Growth Portfolio
                          International Index Portfolio
                          International Value Portfolio
                        Large Cap Appreciation Portfolio
                         Large Company Growth Portfolio
                         Managed Fixed Income Portfolio
                            Small Cap Index Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                             Stable Income Portfolio
                        Tactical Maturity Bond Portfolio
                           Total Return Bond Portfolio

                                September 1, 2005


Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Wells Fargo Master Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of nineteen separate series of portfolios (each a "Portfolio" and collectively the "Portfolios"): C&B Large Cap Value Portfolio, Disciplined Growth Portfolio, Equity Income Portfolio, Equity Value Portfolio (formerly named the Large Cap Value Portfolio), Index Portfolio, Inflation-Protected Bond Portfolio, International Core Portfolio (formerly named the International Equity Portfolio), International Growth Portfolio, International Index Portfolio, International Value Portfolio (formerly named the Overseas Portfolio), Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Tactical Maturity Bond Portfolio, and Total Return Bond Portfolio. The Trust's Amended and Restated Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of beneficial interests (the "Interests") and to establish and designate such Interests into one or more Portfolios.


Wells Fargo Funds Management, LLC ("Funds Management" or the "Adviser") serves as the investment adviser to each of the Portfolios. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. References to the Adviser also may be considered to be references to the individual sub-advisers who have day-to-day portfolio management responsibilities for the Portfolios, as applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

The investment objective of each Portfolio is non-fundamental, and may be changed by a vote of the Board. Percentages of the "Portfolio's assets" are measured as percentages of net assets plus borrowings for investment purposes. The investment policy of each Portfolio concerning "80% of the Portfolio's assets" may be changed by the Board without interestholder approval, but interestholders would be given 60 days notice.

C&B LARGE CAP VALUE PORTFOLIO: The Portfolio seeks maximum long-term total return, consistent with minimizing risk to principal.

The Portfolio principally invests in common stocks of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $1 billion or more. The Adviser seeks total return by targeting companies that it believes are undervalued, possess strong financial positions and have a consistency and predictability in their earnings growth.

The Adviser selects securities for the Portfolio based on an analysis of a company's financial characteristics, an assessment of the quality of a company's management and the implementation of a valuation discipline. In selecting a company, the Adviser considers criteria such as return on equity, balance sheet strength, industry leadership position and cash flow projections. The Adviser further narrows the universe of acceptable investments by undertaking intensive research including interviews with a company's top management, customers and suppliers. The Adviser regularly reviews the investments of the Portfolio and sells a portfolio holding when it has achieved its valuation target, a change in the underlying company's outlook has occurred or more attractive investment alternatives are available.

The Adviser holds a smaller number of securities in the portfolio, usually 30 to 50 companies. This strategy enables the Adviser to provide adequate diversification while allowing the composition and performance of the portfolio to behave differently than the market. The Adviser believes its assessment of business quality and emphasis on valuation will protect the Portfolio's assets in down markets, while its insistence on strength in leadership, financial condition and cash flow position will produce competitive results in all but the most speculative markets.

Under normal circumstances, the Adviser will invest at least 80% of the Portfolio's assets in common stocks of large-capitalization companies, which the Adviser defines as companies with market capitalizations of $1 billion or more.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

DISCIPLINED GROWTH PORTFOLIO: The Portfolio seeks capital appreciation by investing primarily in common stocks of larger companies.

The Portfolio seeks higher long-term returns by investing primarily in the common stock of companies that, in the view of the Adviser, possess above-average potential for growth. The Portfolio invests in a portfolio of securities with an average market capitalization greater than $5 billion.

The Portfolio seeks to identify growth companies that will report a level of corporate earnings that exceed the level expected by investors. In seeking these companies, the Adviser uses both quantitative and fundamental analysis. The Adviser may consider, among other factors, changes of earnings estimates by investment analysts, the recent trend of company earnings reports, and an analysis of the fundamental business outlook for the company. The Adviser uses a variety of valuation measures to determine whether or not the share price already reflects any positive fundamentals identified by the Adviser. In addition to approximately equal weighting of portfolio securities, the Adviser attempts to constrain the variability of the investment returns by employing risk control screens for price volatility, financial quality, and valuation.

The principal risk factors associated with this Portfolio are equity securities risk and market risk. See the "Related Risks" section below for a discussion of this risk and other risks of investing in this Portfolio.

EQUITY INCOME PORTFOLIO: The Portfolio seeks long-term capital appreciation and above-average dividend income.

The Portfolio invests primarily in the common stock of large, high quality domestic companies that have above-average return potential based on current market valuations. The Adviser emphasizes investments primarily in securities of companies with above-average dividend income. The Adviser uses various valuation measures when selecting securities for the investment portfolio, including above-average dividend yields and below industry average price-to-earnings, price-to-book and price-to-sales ratios.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing equity securities; and at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

The Adviser may invest in preferred stocks, convertible debt securities, and securities of foreign companies through American Depositary Receipts ("ADRs") and similar investments. The Adviser will normally limit investment in a single issuer to 10% or less of total assets.

The principal risk factors associated with this Portfolio are equity securities risk, market risk and interest rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

EQUITY VALUE PORTFOLIO:  The Portfolio seeks long-term capital appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities and 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser applies a fundamentals-driven, company-specific analysis. As part of this analysis, the
Adviser evaluates criteria such as price-to-earnings, price-to-book, and price-to-sales ratios, and cash flow. The Adviser also evaluates the companies' sales and expense trends, changes in earnings estimates and market position, as well as the industry outlook. The Adviser looks for catalysts that could positively, or negatively, affect prices of current and potential companies for the Portfolio. Additionally, the Adviser seeks confirmation of earnings potential before investing in a security.

The Adviser also applies a rigorous screening process to manage the Portfolio's overall risk profile. The Adviser generally considers selling stocks when they have achieved their valuation targets, when the issuer's business fundamentals have deteriorated, or if the potential for positive change is no longer evident.

The principal risk factors associated with this Portfolio are equity securities risk, foreign investment risk, and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

INDEX PORTFOLIO: The Portfolio seeks to replicate the total rate of return of the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index").

The Portfolio invests in substantially all of the common stocks listed on the S&P 500 Index and attempts to achieve at least a 95% correlation between the performance of the S&P 500 Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the S&P 500 Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase or decrease in exact proportion to changes in the S&P 500 Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the S&P 500 Index may be affected by, among other things, transaction costs and shareholder purchases and redemptions. The Adviser continuously monitors the performance and composition of the S&P 500 Index and adjusts the Portfolio's securities as necessary to reflect any changes to the S&P 500 Index and to maintain a 95% or better performance correlation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in a diversified portfolio of common stocks designed to replicate the holdings and weightings of the stocks comprising the S&P 500 Index. The Portfolio may invest in stock index futures and options on stock indexes as a substitute for comparable positions in the underlying securities, and in interest-rate futures contracts, options or interest-rate swaps and index swaps.

The principal risk factors associated with this Portfolio are index risk, equity securities risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

INFLATION-PROTECTED BOND PORTFOLIO: The Portfolio seeks total return while providing protection against inflation by actively managing a diversified portfolio consisting principally of inflation-protected debt securities issued by the U.S. Treasury and agencies and instrumentalities of the U.S. Government other than the U.S. Treasury.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in inflation-protected debt securities issued by the U.S. Treasury and agencies and instrumentalities of the U.S. Government other than the U.S. Treasury, and up to 20% of the Portfolio's assets in adjustable or variable rate debt securities, including mortgage and other asset-backed securities.

As part of the Adviser's mortgage-backed securities investment strategy, the Adviser may enter into dollar rolls. The Adviser will purchase only securities that are rated, at the time of purchase, within the two highest rating categories assigned by a Nationally Recognized Statistical Ratings Organization ("NRSRO") or, if unrated, are determined by the Adviser to be of comparable quality. The Adviser may use options, swap agreements, interest rate caps, floors, collars, and futures contracts to manage risk. The Adviser also may use options to enhance return. Although the Adviser can invest in securities of any maturity, the Adviser expects to maintain a dollar-weighted average maturity between 5 and 20 years. The Adviser generally will purchase securities that the Adviser believes has strong relative value based on an analysis of a security's characteristics (such as its principal value, coupon rate, maturity, duration and yield) in light of the current market environment.

The principal risk factors associated with this Portfolio are credit risk, inflation-protected debt securities risk and interest-rate risk. See the "Related Risks" section below for a discussion of these risks and other risks if investing in this Portfolio.

INTERNATIONAL CORE PORTFOLIO: The Portfolio seeks total return, with an emphasis on capital appreciation over the long-term, by investing primarily in equity securities of non-U.S. companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Adviser seeks capital appreciation by investing principally in equity securities of non-U.S. securities. The Adviser focuses on companies with strong growth potential and that offer good relative values. These companies typically have distinct competitive advantages, high or improving returns on invested capital, and a potential for positive earnings surprises. The Adviser invests primarily in developed countries, but may invest in emerging markets.

The Adviser invests in non-U.S. securities by following a two-phase investment process. In the first phase, the Adviser conducts bottom-up research on international growth and value stocks using a combination of company visits, broker research, analyst meetings and financial databases. All stocks considered for purchase are analyzed using an "Economic Value Added" ("EVA") methodology, which seeks to identify the factors driving company profitability, such as cost of capital and net operating margin. EVA is a performance measure that estimates the economic profit of a company by measuring the amount by which earnings exceed or fall short of the required minimum rate of return that could be generated by investing in other securities of comparable risk. In the second phase of the investment process, investment recommendations are combined with sector and country considerations for final stock selections.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

INTERNATIONAL   GROWTH   PORTFOLIO:   The  Portfolio  seeks  long-term   capital
appreciation, by investing primarily in equity securities.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in equity securities. The Portfolio seeks long-term capital appreciation by investing at least 80% of total assets in non-U.S. securities. Non-U.S. securities are securities: (1) issued by companies with their principal place of business or principal office in a country other than the U.S.; (2) issued by companies for which the principal securities trading market is a country other than the U.S.; or (3) issued by companies, regardless of where their securities are traded, that derive at least 50% of their revenue or profits from goods produced or sold, investments made, or services performed in a country other than the U.S. or that have at least 50% of their assets in countries other than the U.S. The Portfolio must invest in the securities of issuers or companies in at least five different countries other than the United States and typically holds securities representing at least 18-20 countries. The Adviser will limit the Portfolio's exposure to any one country to not more than 20% of the Portfolio's total assets with the exception of The United Kingdom and Japan, which each have a maximum exposure of 25% of the Portfolio's total assets. The Adviser invests primarily in developed countries, but may invest in emerging markets.

The Adviser uses a bottom-up investment process to construct a diversified portfolio of international growth companies regardless of market capitalization, concentrating on industries or themes that the Adviser believes present accelerating growth prospects and companies the Adviser thinks are well positioned to capitalize on that growth.

Company visits are a key component of the Adviser's investment process, providing an opportunity to develop an understanding of a company, its management and their current and future strategic plans. Company visits also provide an opportunity to identify, validate or disprove an investment theme.
Particular emphasis is placed on researching well-managed companies with dominant or increasing market shares that the Adviser believes may lead to sustained earnings growth. The Adviser pays careful attention to valuation relative to a company's market or global industry in choosing investments for the portfolio. Securities purchased are generally those believed to offer the most compelling potential earnings growth relative to their valuation.

The principal risk factors associated with this Portfolio are currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in the Portfolio.

INTERNATIONAL INDEX PORTFOLIO: The Portfolio seeks to match as closely as practicable the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Index (the "MSCI EAFE Index," or the "Index").

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities comprising the MSCI EAFE Index. The Adviser considers investments that provide substantially similar exposure to securities in the MSCI EAFE Index to be securities comprising such Index. The Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the MSCI EAFE Index.

The Portfolio attempts to achieve a correlation of at least 95% between the performance of the MSCI EAFE Index and the Portfolio's investment results, before expenses. This correlation is sought regardless of market conditions.

A precise duplication of the performance of the MSCI EAFE Index would mean that the net asset value ("NAV") of Interests, including dividends and capital gains would increase and decrease in exact proportion to changes in the MSCI EAFE Index. Such a 100% correlation is not feasible. The Adviser's ability to track the performance of the MSCI EAFE Index may be affected by, among other things: the Portfolio's expenses; the amount of cash and cash equivalents held by the Portfolio; the manner in which the performance of the MSCI EAFE Index is calculated; the size of the Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its performance to that of the MSCI EAFE Index. The Adviser regularly monitors the Portfolio's correlation to the MSCI EAFE Index and adjusts the Portfolio's investments to the extent necessary to pursue a performance correlation of at least 95% with the Index. Inclusion of a security in the MSCI EAFE Index in no way implies an opinion by Morgan Stanley as to its attractiveness as an investment.

The principal risk factors associated with this Portfolio are index risk, currency risk, emerging market risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in the Portfolio.

INTERNATIONAL   VALUE   PORTFOLIO:   The  Portfolio  seeks   long-term   capital
appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in non-U.S. securities. The Adviser invests in the equity securities of non-U.S. companies with market capitalizations of $400 million or more, but primarily invests in those with medium to large market capitalizations. The Adviser expects to maintain diversification among the countries represented in the industry benchmark, the MSCI/EAFE index.

The Adviser invests in the equity securities of non-U.S. companies believed to be undervalued in the marketplace at the time of purchase and believed to show recent positive signals, such as an appreciation in prices and increase in earnings.

In making investment decisions for the Portfolio, the Adviser applies a quantitative investment model. The investment model is designed to take advantage of judgmental biases that influence the decisions of many investors, such as the tendency to develop a "mindset" about a company or to wrongly equate a good company with a good investment irrespective of price. The investment model ranks securities based on fundamental measures of value (such as the dividend yield) and indicators of near-term recovery (such as recent price appreciation). This investment strategy seeks to control overall portfolio risk while maximizing the expected return.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, market risk and regulatory risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

LARGE  CAP  APPRECIATION  PORTFOLIO:   The  Portfolio  seeks  long-term  capital
appreciation by investing in stocks of larger companies.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more.

In making investment decisions for the Portfolio, the Adviser considers the 1,000 largest publicly traded companies in the U.S., screening the stocks in this universe for a series of growth and value criteria. The top 10% of the stocks in the screened universe are then subjected to an in-depth analysis of each company's current business and future prospects. In selecting portfolio holdings, the Adviser rigorously analyzes company fundamentals, such as management strength, competitive industry position, business prospects, and evidence of sustainable business momentum, including improving revenue and margin trends, cash flows and profitability.

The Adviser rescreens the universe frequently in an effort to consistently achieve a favorable balance of growth and value characteristics for the
Portfolio. The Adviser considers selling stocks of companies with poor price performance relative to peers, earnings disappointment, or deteriorating business fundamentals. As a risk control measure, the allocation to a particular stock may also be reduced if its weighting in the portfolio exceeds 2% of the Portfolio's total assets.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

LARGE  COMPANY  GROWTH   PORTFOLIO:   The  Portfolio  seeks  long-term   capital
appreciation by investing primarily in large, domestic companies that the Adviser believes have superior growth potential.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in large-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or more. In selecting securities for the Portfolio, the Adviser seeks issuers whose stock is attractively valued with fundamental characteristics that the Adviser believes are significantly better than the market average and that support internal earnings growth capability. The Adviser may invest in the securities of companies whose growth potential the Adviser believes is generally unrecognized or misperceived by the market.

The Adviser will not invest more than 10% of the Portfolio's total assets in the securities of a single issuer. The Adviser may invest up to 20% of the Portfolio's total assets in the securities of foreign companies through ADRs and similar investments and may hedge against currency risk by using foreign currency forward contracts.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, foreign investment risk, leverage risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

MANAGED  FIXED  INCOME  PORTFOLIO:  The Adviser  seeks  consistent  fixed-income returns by investing at least 80% of the Portfolio's assets, under normal circumstances, in fixed-income securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate U.S. dollar denominated, fixed-income securities of a broad spectrum of U.S. and foreign issuers, including securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or its instrumentalities ("U.S. Government obligations"), and the debt securities of financial institutions, corporations and others. The Adviser emphasizes the use of intermediate maturity securities to lessen duration and employs lower risk yield enhancement techniques to enhance return over a complete economic or interest rate cycle. The Adviser considers intermediate-term securities to be those with maturities of between 2 and 20 years.

The Portfolio will limit its investment in mortgage-backed securities to not more than 65% of total assets and its investment in other asset-backed securities to not more than 25% of total assets. In addition, the Portfolio may not invest more than 30% of total assets in securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury.

The Portfolio normally will have a dollar-weighted average maturity of between 3 and 12 years and a duration of between 2 and 6 years.

While not a principal strategy, the Adviser also may invest up to 10% of the Portfolio's total assets in securities issued or guaranteed by foreign governments the Adviser deems stable, or their subdivisions, agencies, or instrumentalities; in loan or security participations; in securities of supranational organizations; and in municipal securities.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

SMALL CAP INDEX PORTFOLIO: The Portfolio seeks to replicate the total return of the Standard & Poor's Small Cap 600 Composite Stock Price Index ("S&P 600 Small Cap Index") with minimum tracking error and to minimize transaction costs.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in securities representing the capitalization-weighted market value and composition of the S&P 600 Small Cap Index. The Adviser generally executes portfolio transactions only to replicate the composition of the S&P 600 Small Cap Index, to invest cash received from portfolio security dividends or investments in the Portfolio, and to raise cash to fund redemptions. The Portfolio may hold cash or cash equivalents to facilitate payment of the Portfolio's expenses or redemptions and may invest in index futures contracts. For these and other reasons, the Portfolio's performance can be expected to approximate but not equal that of the S&P 600 Small Cap Index.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk, and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

SMALL  COMPANY  GROWTH   PORTFOLIO:   The  Portfolio  seeks  long-term   capital
appreciation by investing in smaller domestic companies.

The Portfolio invests primarily in the common stock of small domestic companies that are either growing rapidly or completing a period of significant change. Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations of $3 billion or lower.

In selecting securities for the Portfolio, the Adviser seeks to identify companies that either are rapidly growing (usually with relatively short operating histories) or emerging from a period of dramatic change. These changes may involve a sharp increase in earnings, the hiring of new management or other measures taken to narrow the gap between share price and takeover/asset value.

The Portfolio may invest up to 10% of total assets in securities of foreign companies through ADRs and similar investments. The Portfolio will not invest more than 10% of total assets in the securities of a single issuer, or more than 20% of its total assets in the securities of companies considered to be mid-capitalization.

The principal risk factors associated with this Portfolio are currency risk, equity securities risk, small company investment risk, foreign investment risk and market risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

SMALL  COMPANY  VALUE   PORTFOLIO:   The  Portfolio  seeks   long-term   capital
appreciation.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in small-capitalization securities, which are defined as securities of companies with market capitalizations equal to or lower than the company with the largest market capitalization in the Russell 2000 Index, a small-capitalization index whose range is expected to change frequently. The Adviser focuses on securities that are conservatively valued in the marketplace relative to the stock of comparable companies, determined by price/earnings ratios, cash flows, or other measures. Value investing provides investors with a less aggressive way to take advantage of growth opportunities of small companies. Value investing may reduce downside risk and offer potential for capital appreciation as a stock gains favor among other investors and its stock price rises.

The principal risk factors associated with this Portfolio are equity securities risk, leverage risk, market risk and small company investment risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

STABLE INCOME PORTFOLIO: The Portfolio seeks to maintain stability of principal while providing lower volatility total return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in income-producing debt securities. The Adviser invests in a diversified portfolio of fixed- and variable-rate dollar-denominated fixed income securities of a broad spectrum of U.S. and foreign issuers, including U.S. Government obligations and the debt securities of financial institutions, corporations, and other entities. Under normal circumstances, the Portfolio will limit its investment: (i) in mortgage-backed securities to not more than 65% of total assets; (ii) in asset-backed securities, other than mortgage-backed securities, to not more than 25% of total assets; (iii) in mortgage-backed securities that are not U.S. Government obligations to not more than 25% of total assets; (iv) in U.S. Government obligations to not more than 50% of total assets; and (v) in fixed or variable rate dollar-denominated debt securities of foreign issuers to not more than 10% of total assets. We invest in short-term investment-grade securities. Under normal circumstances, the expected average duration of the portfolio will range from 0.7 to 1.2 years.

The Portfolio may not invest more than 30% of total assets in the securities issued or guaranteed by any single agency or instrumentality of the U.S. Government, except the U.S. Treasury, and may not invest more than 10% of total assets in the securities of any other issuer.

The Portfolio only purchases investment-grade securities. The Portfolio invests in debt obligations with maturities (or average life in the case of mortgage-backed and similar securities) ranging from overnight to 8 years and seeks to maintain a dollar-weighted average portfolio maturity between 1 and 5 years.

The Portfolio may use options, swap agreements, interest-rate caps, floors, collars, and futures contracts to manage risk. The Portfolio also may use options to enhance return.

The principal risk factors associated with this Portfolio are credit risk, leverage risk, foreign investment risk, market risk, interest-rate risk and prepayment/extension risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

TACTICAL MATURITY BOND PORTFOLIO: The Portfolio seeks to produce positive total return each calendar year regardless of general bond market performance. The Portfolio invests at least 80% of the Portfolio's assets, under normal circumstances, in bonds. The Portfolio's assets are divided into two components, short bonds with maturities (or average life) of 2 years or less and long bonds with maturities of 20 years or more. Shifts between short bonds and long bonds are made based on movement in the prices of bonds rather than on the Adviser's forecast of interest rates. During periods of falling prices (generally, increasing interest-rate environments) long bonds are sold to protect capital and limit losses. Conversely, when bond prices rise, long bonds are purchased. The dollar-weighted average maturity of the Portfolio will vary between 1 and 30 years.

Under normal circumstances, the Adviser invests at least 50% of total assets in U.S. Government obligations, including U.S. Treasury securities. The Adviser only purchases securities that are rated, at the time of purchase, within 1 of the 2 highest long-term rating categories assigned by a NRSRO or that are unrated and determined by the Adviser to be of comparable quality. The Adviser may invest up to 25% of total assets in securities rated, at the time of purchase, in the second highest long-term rating category assigned by a NRSRO. The Adviser does not invest more than 50% of the Portfolio's total assets in securities with variable or floating rates of interest, nor more than 25% of the Portfolio's total assets in asset-backed securities.

The principal risk factors associated with this Portfolio are credit risk, market risk, interest-rate risk, prepayment/extension risk and leverage risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing in this Portfolio.

TOTAL RETURN BOND PORTFOLIO: The Portfolio seeks total return consisting of income and capital appreciation by investing in a broad range of investment-grade debt securities, including U.S. Government obligations, corporate bonds, mortgage- and other asset-backed securities and money market instruments.

The  Adviser  invests  in  debt  securities  that  the  Adviser  believes  offer attractive yields and are undervalued relative to issues of similar credit quality and interest rate sensitivity. From time to time, the Portfolio may also invest in unrated bonds that the Adviser believes are comparable to investment-grade debt securities. As part of the Adviser's mortgage-backed securities investment strategy, the Adviser may use dollar rolls. The Adviser may also enter into reverse repurchase agreements to enhance return.

Under normal circumstances, the Adviser invests at least 80% of the Portfolio's assets in bonds, at least 80% of total assets in investment-grade debt securities, up to 25% of total assets in asset-backed securities (other than mortgage-backed securities), up to 20% of total assets in dollar-denominated obligations of foreign issuers, and up to 10% of total assets in stripped mortgage-backed securities. Under normal circumstances, the Adviser expects to maintain an overall effective duration range between 4 and 5 1/2 years.

The principal risk factors associated with this Portfolio are credit risk, foreign investments risk, and interest-rate risk. See the "Related Risks" section below for a discussion of these risks and other risks of investing on this Portfolio.

RELATED RISKS

While investing in equity securities and fixed-income securities can bring added benefits, it also may involve additional risks. Investors could lose money on their investment in the Portfolios, or the Portfolios may not perform as well as other investments. The Portfolios have the following general risks:

o Unlike bank deposits, such as CDs or savings accounts, mutual funds are not insured by the FDIC.

o    We cannot guarantee that a Portfolio will meet its investment objective.

o We do not guarantee the performance of a Portfolio, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor can anyone we contract with to provide services, such as investment advisers, offer or promise to make good on any such losses.

o Share prices-and therefore the value of your investment-will increase and decrease with changes in the value of underlying securities and other investments. This is referred to as price volatility.

o An investment in a single Portfolio, by itself, does not constitute a complete investment plan.

o The Portfolios that invest in smaller companies, foreign companies (including investments made through ADRs and similar investments), and in emerging markets are subject to additional risks, including less liquidity and greater price volatility. A Portfolio's investment in foreign and emerging markets also may be subject to special risks associated with international trade, including currency, foreign investment, liquidity and regulatory risk.

o Certain Portfolios may use various derivative instruments, such as options or futures contracts. The term "derivatives" covers a broad range of investments, but in general it refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. Some derivatives may be more sensitive to interest-rate changes or market moves, and some may be susceptible to changes in yields or values due to their structure or contract terms.

o Each Portfolio holds some of its assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, to maintain liquidity. With the exception of the International Index Portfolio, each Portfolio may temporarily increase such holdings for short-term defensive purposes when believed to be in the best interests of the Interest holders. A Portfolio may not achieve its investment objective while it is investing defensively. This practice is expected to have limited, if any, effect on the Portfolios' pursuit of their objectives over the long term.

o Certain Portfolios may invest a portion of their assets in U.S. Government obligations, such as securities issued or guaranteed by the Government National Mortgage Association ("GNMAs"), the Federal National Mortgage Association ("FNMAs") and the Federal Home Loan Mortgage Corporation
     ("FHLMCs"). Some of these obligations are mortgage-backed securities representing partial ownership of a pool of residential mortgage loans. Mortgage-backed securities are subject to prepayment and extension risk, which can alter the duration of the securities and also reduce the rate of return on the portfolio. Collateralized mortgage obligations ("CMOs") are securities collateralized by portfolios of mortgage pass-through securities and have many of the same risks discussed above. CMOs are structured into multiple classes, and are paid according to class maturity, shortest maturities paid first. It is important to recognize that the U.S. Government does not guarantee the market value or current yield of U.S. Government obligations. Not all U.S. Government obligations are backed by the full faith and credit of the U.S. Government, and the U.S. Government's guarantee does not extend to the Portfolios themselves.

o The market value of lower-rated debt securities and unrated securities of comparable quality tends to reflect individual developments affecting the issuer to a greater extent than the market value of higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Lower-rated securities also tend to be more sensitive to economic conditions than higher-rated securities. These lower-rated debt securities are considered by the rating agencies, on balance, to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. These securities generally involve more credit risk than securities in higher-rating categories. Even securities rated in the lowest category of investment-grade securities, "BBB" by S&P or "Baa" by Moody's ratings, possess some speculative characteristics.

o Certain Portfolios invest in debt securities, such as notes and bonds, which are subject to credit risk and interest rate risk. Credit risk is the possibility that an issuer of an instrument will be unable to make interest payments or repay principal. Changes in the financial strength of an issuer or changes in the credit rating of a security may affect its value. Interest rate risk is the risk that interest rates may increase, which will reduce the resale value of instruments in a Portfolio's portfolio, including U.S. Government obligations. Debt securities with longer maturities are generally more sensitive to interest rate changes than those with shorter maturities. Changes in market interest rates do not affect the rate payable on debt instruments held in a Portfolio, unless the instrument has adjustable or variable rate features, which can reduce interest rate risk. Changes in market interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and the return on your investment.

o Certain Portfolios invest in securities of foreign issuers. Investments in such securities are subject to potentially less liquidity and greater price volatility, as well as various additional risks, including those related to adverse political, regulatory, market or economic developments. Other risks associated with investing in foreign obligations include those related to withholding and other taxes, including potentially confiscatory levels of taxation, and the potentially less stringent investor protection and disclosure standards of some foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.

o Certain Portfolios invest in mortgage- and other asset-backed securities which may not be guaranteed by the U.S. Government. Mortgage- and other asset-backed securities are subject to prepayment risk and extension risk, either of which can reduce the rate of return on a Portfolio's portfolio. Asset-backed securities also are subject to risk of default on the underlying assets, particularly during periods of economic downturn.

o Certain Portfolios may invest in stripped mortgage-backed securities, which have greater interest rate risk than mortgage-backed securities with like maturities and/or stripped treasury securities which have greater interest rate risk than traditional government securities with identical credit ratings and like maturities.

o Certain Portfolios may invest in U.S. Government obligations, such as the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") and Federal Home Loan Banks ("FHLBs"). The FNMA guarantees full and timely payment of both interest and principal, while the FHLMC guarantees full and timely payment of interest and ultimate payment of principal. However, FNMA and FHLMC mortgage-backed securities are examples of the types of U.S. Government obligations that are not backed by the full faith and credit of the U.S. Government. The mortgages underlying securities issued by the FNMA or FHLMC are typically conventional residential mortgages that are not insured or guaranteed, but conform to specific underwriting, size and maturity standards. Mortgage-backed securities issued by FHLBs also are not backed by the full faith and credit of the U.S. Government. The U.S. Government does not guarantee the market value or current yield of its obligations. There can be no assurance that the U.S. Government would provide financial support for U.S. Government obligations of agencies or instrumentalities that are not backed by the full faith and credit of the U.S. Government.

o Certain Portfolios invest in inflation-protected debt securities that are structured to provide protection against the negative effects of inflation. Inflation is a general rise in the prices of goods and services, which can erode an investor's purchasing power. Unlike traditional debt securities whose return is based on the payment of interest on a fixed principal amount, the principal value of inflation-protected debt securities is periodically adjusted according to the rate of inflation and as a result, interest payments will vary. For example, if the index measuring the rate of inflation falls, the principal value of an inflation-protected debt security will fall and the amount of interest payable on such security will consequently be reduced. Conversely, if the index measuring the rate of inflation rises, the principal value on such securities will rise and the amount of interest payable will also increase. The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

What follows is a general list of the types of risks (some of which have been previously described) that may apply to the Portfolios. Information about additional investment practices that the Portfolios may use and the risks associated with them is available in the Statement of Additional Information.

COUNTER-PARTY RISK - The risk that the other party in a repurchase agreement or other transaction will not fulfill its contract obligation.

CREDIT RISK - The risk that the issuer of a debt security will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower interest rate or principal amount. Affected securities might also lose liquidity. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

CURRENCY RISK - The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

EMERGING MARKET RISK - The additional risks associated with emerging markets including that they may be more sensitive to certain economic changes. For example, emerging market countries are more often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

EQUITY SECURITIES RISK - The risk that stock prices will fluctuate and can decline and reduce the value of a Portfolio's portfolio. Certain types of stocks and certain individual stocks selected for a Portfolio's portfolio may underperform or decline in value more than the overall market. Growth style stocks are selected in part based on their prospects for future earnings, which may not be realized. There is no guarantee that stocks selected as "undervalued" using a value style approach will perform as expected. Generally, the larger the company the less volatile and more liquid its stock.

FOREIGN INVESTMENT RISK - The additional risks associated with foreign investments, including that they may be subject to potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Direct investment in foreign securities involves exposure to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks.

INDEX RISK - The risk that a Portfolio designed to replicate the performance of an index of securities will replicate the performance of the index during adverse market conditions because the portfolio manager is not permitted to take a temporary defensive position or otherwise vary the Portfolio's investments to respond to the adverse market conditions.

INFLATION-PROTECTED DEBT SECURITIES RISK - The risk that inflation-protected debt securities that are structured to provide protection against the negative effects of inflation will fluctuate and can decline and reduce the value of a Portfolio's portfolio. Inflation is a general rise in the prices of goods and services, which can erode an investor's purchasing power. Unlike traditional debt securities whose return is based on the payment of interest on a fixed principal amount, the principal value of inflation-protected debt securities is periodically adjusted according to the rate of inflation and as a result, interest payments will vary. For example, if the index measuring the rate of inflation falls, the principal value of an inflation-protected debt security will fall and the amount of interest payable on such security will consequently be reduced. Conversely, if the index measuring the rate of inflation rises, the principal value on such securities will rise and the amount of interest payable will also increase. The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

INTEREST-RATE RISK - The risk that changes in interest rates can reduce the value of an existing security. Generally, when interest rates increase, the value of a debt security decreases. The effect is usually more pronounced for securities with longer dates to maturity.

LEVERAGE RISK - The risk that an investment practice, such as lending portfolio securities or engaging in forward commitment or when-issued securities transactions, may increase a Portfolio's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

LIQUIDITY RISK - The risk that a security cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

MARKET RISK - The risk that the value of a security will be reduced by market activity. This is a basic risk associated with all securities.

PREPAYMENT/EXTENSION RISK - The risk that prepayment rates on mortgage loans or other receivables will be higher or lower than expected, which can alter the duration of a mortgage-backed security, increase interest-rate risk, and reduce rates of return.

REGULATORY RISK - The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate practices that adversely affect an investment.

SMALL COMPANY INVESTMENT RISK - The risk that investments in smaller companies may be more volatile and harder to sell than investments in larger companies. Smaller companies may have higher failure rates and generally have lower trading volumes than larger companies. Short-term changes in the demand for the securities of small companies may have a disproportionate effect on their market price, tending to make prices of these securities fall more dramatically in response to selling pressure.

PORTFOLIO HOLDINGS

The  Statement  of  Additional   Information   contains  a  description  of  the
Portfolios' policies and procedures with respect to the disclosure of the portfolio holdings of securities for each Portfolio.

ITEM 5:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

A number of different entities provide services to the Portfolios. This section shows how the Portfolios are organized, lists the entities that perform different services, and explains how these service providers are compensated.

ABOUT WELLS FARGO MASTER TRUST

The Trust was organized as a Delaware statutory trust on March 10, 1999. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

THE INVESTMENT ADVISER

Funds Management assumed investment advisory responsibilities for the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, N.A. ("Wells Fargo Bank") was created in early 2001 to succeed to the mutual fund advisory and administrative responsibilities of Wells Fargo Bank. The Portfolios' Adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios. For providing investment advisory services, the Adviser is entitled to receive a monthly fee at the annual rates indicated below of each Portfolio's average daily net assets:

--------------------------------------------------------- ----------------------------
                                                               FUNDS MANAGEMENT
MASTER TRUST PORTFOLIOS                                          ADVISORY FEES
--------------------------------------------------------- ----------------------------
C&B Large Cap Value Portfolio                             0-499M               0.75
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------

--------------------------------------------------------- ----------------------------
                                                               FUNDS MANAGEMENT
MASTER TRUST PORTFOLIOS                                          ADVISORY FEES
--------------------------------------------------------- ----------------------------
Disciplined Growth Portfolio                              0-499M               0.75
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------
Equity Income Portfolio                                   0-499M               0.75
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------
Equity Value Portfolio                                    0-499M               0.75
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------
Index Portfolio                                           0-499M               0.10
                                                          500-999M             0.10
                                                          1-2.99B              0.075
                                                          3-4.99B              0.075
                                                          >4.99B               0.050
--------------------------------------------------------- ----------------------------
Inflation-Protected Bond Portfolio                        0-499M               0.45
                                                          500-999M             0.40
                                                          1-2.99B              0.35
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------
International Core Portfolio                              0-499M               0.95
                                                          500-999M             0.90
                                                          1-2.99B              0.85
                                                          3-4.99B              0.825
                                                          >4.99B               0.80
--------------------------------------------------------- ----------------------------
International Growth Portfolio                            0-499M               0.95
                                                          500-999M             0.90
                                                          1-2.99B              0.85
                                                          3-4.99B              0.825
                                                          >4.99B               0.80
--------------------------------------------------------- ----------------------------

--------------------------------------------------------- ----------------------------
                                                               FUNDS MANAGEMENT
MASTER TRUST PORTFOLIOS                                          Advisory Fees
--------------------------------------------------------- ----------------------------
International Index Portfolio                             0-499M               0.35
                                                          500-999M             0.35
                                                          1-2.99B              0.325
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------
International Value Portfolio                             0-499M               0.95
                                                          500-999M             0.90
                                                          1-2.99B              0.85
                                                          3-4.99B              0.825
                                                          >4.99B               0.80
--------------------------------------------------------- ----------------------------
Large Cap Appreciation Portfolio                          0-499M               0.70
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------
Large Company Growth Portfolio                            0-499M               0.75
                                                          500-999M             0.70
                                                          1-2.99B              0.65
                                                          3-4.99B              0.625
                                                          >4.99B               0.60
--------------------------------------------------------- ----------------------------
Managed Fixed Income Portfolio                            0-499M               0.45
                                                          500-999M             0.40
                                                          1-2.99B              0.35
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------
Small Cap Index Portfolio                                 0-499M               0.20
                                                          500-999M             0.20
                                                          1-2.99B              0.175
                                                          3-4.99B              0.175
                                                          >4.99B               0.15
--------------------------------------------------------- ----------------------------
Small Company Growth Portfolio                            0-499M               0.90
                                                          500-999M             0.85
                                                          1-2.99B              0.80
                                                          3-4.99B              0.775
                                                          >4.99B               0.75
--------------------------------------------------------- ----------------------------

--------------------------------------------------------- ----------------------------
                                                               FUNDS MANAGEMENT
MASTER TRUST PORTFOLIOS                                          Advisory Fees
--------------------------------------------------------- ----------------------------
Small Company Value Portfolio                             0-499M               0.90
                                                          500-999M             0.85
                                                          1-2.99B              0.80
                                                          3-4.99B              0.775
                                                          >4.99B               0.75
--------------------------------------------------------- ----------------------------
Stable Income Portfolio                                   0-499M               0.45
                                                          500-999M             0.40
                                                          1-2.99B              0.35
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------
Tactical Maturity Bond Portfolio                          0-499M               0.45
                                                          500-999M             0.40
                                                          1-2.99B              0.35
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------
Total Return Bond Portfolio                               0-499M               0.45
                                                          500-999M             0.40
                                                          1-2.99B              0.35
                                                          3-4.99B              0.325
                                                          >4.99B               0.30
--------------------------------------------------------- ----------------------------

THE SUB-ADVISERS

Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, located at 525 Market Street, San Francisco, CA 94105, is the sub-adviser for the Equity Income, Index, Inflation-Protected Bond, Small Cap Index, and Total Return Bond Portfolios. In this capacity, Wells Capital Management is responsible for the day-to-day investment management activities of the Portfolios. Wells Capital Management provides investment advisory services for registered mutual funds, company retirement plans, foundations, endowments, trust companies, and high net-worth individuals. As of December 31, 2004, Wells Capital Management managed assets aggregating in excess of $129 billion.

Artisan Partners Limited Partnership ("Artisan"), located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, is the sub-adviser for the International Growth Portfolio. In this capacity, Artisan is responsible for the day-to-day investment management activities of the Portfolio. Artisan is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations and multi-employer retirement plans. As of December 31, 2004, Artisan managed over $40.4 billion in assets.

Cadence Capital Management, LLC ("Cadence"), located at 265 Franklin Street, Boston, MA 02110, is the sub-adviser for the Large Cap Appreciation Portfolio. In this capacity, Cadence is responsible for the day-to-day investment management activities of the Portfolio. Cadence is a registered investment adviser that provides investment management services to pension plans, endowments, mutual funds and individual investors. As of December 31, 2004, Cadence managed approximately $6.0 billion in assets.

Cooke & Bieler, L.P. ("Cooke & Bieler"), a Pennsylvania limited partnership located at 1700 Market Street, Philadelphia, PA 19103, is the sub-adviser for the C&B Large Cap Value Portfolio. In this capacity, Cooke & Bieler is responsible for the day-to-day investment management activities of the Portfolio. Cooke & Bieler is a registered investment adviser that has provided investment management services to corporations, foundations, endowments, pension and profit sharing plans, trusts, estates and other institutions and individuals since 1951. As of December 31, 2004, Cooke & Bieler managed over $5.4 billion in assets.

Galliard Capital Management, Inc. ("Galliard"), a wholly owned subsidiary of Wells Fargo Bank, located at 800 LaSalle Avenue, Suite 2060, Minneapolis, MN 55402, is the investment sub-adviser for the Managed Fixed Income and Stable Income Portfolios. In this capacity, Galliard is responsible for the day-to-day investment management activities of these Portfolios. Galliard is a registered investment adviser that provides investment advisory services to bank and thrift institutions, pension and profit sharing plans, trusts and charitable organizations and corporate and other business entities. As of December 31, 2004, Galliard managed assets in excess of $18.3 billion.

LSV Asset Management ("LSV"), located at One North Wacker Drive, Suite 4000, Chicago, IL 60606, is the investment sub-adviser for the International Value Portfolio. In this capacity, LSV is responsible for the day-to-day investment management activities of the Portfolio. LSV is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to multi-employer and public investment plans. As of December 31, 2004, LSV managed over $35.4 billion in assets.

New Star Institutional Managers Limited ("New Star"), located at 1 Knightsbridge Green, London, SW1X 7NE, England, is the sub-adviser to the International Core Portfolio. In this capacity, New Star is responsible for the day-to-day investment management activities of the Portfolio. New Star is a London-based U.S.-registered investment adviser that has been managing global equity and fixed income portfolios since 1976. As of December 31, 2004, New Star managed over $8.6 billion in assets.

Peregrine Capital Management, Inc. ("Peregrine"), a wholly owned subsidiary of Wells Fargo Bank, located at LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, MN 55479, is the sub-adviser for the Large Company Growth, Small Company Growth, Small Company Value and Tactical Maturity Bond Portfolios. In this capacity, Peregrine is responsible for the day-to-day investment management activities of these Portfolios. Peregrine provides investment advisory services to corporate and public pension plans, profit sharing plans, savings investment plans, 401(k) plans, foundations and endowments. As of December 31, 2004, Peregrine managed approximately $13.4 billion.

Smith Asset Management Group, LP ("Smith Group"), located at 100 Crescent Court, Suite 1150, Dallas, TX 75201, is the sub-adviser for the Disciplined Growth Portfolio. In this capacity, Smith Group is responsible for the day-to-day investment management activities of the Portfolio. Smith Group provides investment management services to company retirement plans, foundations, endowments, trust companies, and high net-worth individuals using a disciplined equity style. As of December 31, 2004, the Smith Group managed over $1.6 million in assets.

SSgA Funds Management ("SSgA"), located at One Lincoln Street, Boston, MA 02110, is the sub-adviser for the International Index Portfolio. In this capacity, SSgA is responsible for the day-to-day investment management activities of the Portfolio. SSgA is a registered investment adviser and currently provides advisory services only to registered investment management companies. SSgA is a subsidiary of State Street Corporation and an affiliate of State Street Bank and Trust Company. As of March 31, 2005, SSgA managed approximately $92.7 billion in assets.

Systematic Financial Management, LP ("Systematic"), located at 300 Frank W. Burr Boulevard, Glenpointe East, Teaneck, NJ 07666, is the investment sub-adviser for the Equity Value Portfolio. In this capacity, Systematic is responsible for the day-to-day investment management activities of the Portfolio. Systematic is a registered investment adviser that provides investment management services to other mutual funds, corporate clients, endowments and foundations in addition to the multi-employer and public investment plans. As of December 31, 2004, Systematic managed over $7.0 billion in assets.

THE ADMINISTRATOR

Funds Management provides the Portfolios with administrative services, including general supervision of each Portfolio's operation, coordination of the other services provided to each Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. Funds Management also furnishes office space and certain facilities to conduct each Portfolio's business. For providing these services, Funds Management is entitled to receive an annual fee of 0.15% of the average daily net assets of each Portfolio. However, the Portfolios are not charged administration fees so long as the underlying WELLS FARGO ADVANTAGE FUNDSSM that invest in the Portfolios are being charged administration fees.

PLACEMENT AGENT

Wells Fargo Funds Distributor, LLC ("Funds Distributor" or "Placement Agent"), an affiliate of Funds Management, with principal offices at 525 Market Street, San Francisco, California 94105, serves as the Placement Agent of the Trust.

PORTFOLIO MANAGERS

The Portfolio Managers identified below are primarily responsible for the day-to-day management of the Portfolios, and, in certain instances, were responsible for the day-to-day management of the Portfolios' predecessors. Part B provides additional information about the Portfolio Managers' compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers' ownership of equity securities in the Portfolios.

C&B LARGE CAP VALUE PORTFOLIO - A team of investment professionals from Cooke & Bieler serves as the portfolio manager to the C&B Large Cap Value Portfolio. The following individuals are jointly and primarily responsible for the day-to-day management of the Portfolio's portfolio, no member of the team has any limitations on his role.

     KERMIT S. ECK, CFA (2004) Mr. Eck joined Cooke & Bieler in 1980 and left in 1984 to become Director of Product Marketing for Eczel Corp. From 1987 to 1992, he served as Executive Vice President of Keystone NaturalWater. Mr. Eck rejoined Cooke & Bieler in 1992 and currently is a Partner, Portfolio Manager and Research Analyst. He earned his B.S. degree in Computer Science from Montana State University and his M.B.A. degree from Stanford University.

     MICHAEL M. MEYER, CFA (2004) Mr. Meyer began his career at Sterling Capital Management ("Sterling") as an equity analyst and head equity trader. He joined Cooke & Bieler in 1993 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Meyer earned his B.A. degree in Economics at Davidson College and his M.B.A. degree from the Wharton School of Business.

     JAMES R. NORRIS (2004) Mr. Norris spent nearly ten years with Sterling as Senior Vice President of Equity Portfolio Management. He joined Cooke & Bieler in 1998 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Norris earned his B.S. degree in Management at
     Guilford  College  and his  M.B.A.  degree  from  the  University  of North
     Carolina.

     EDWARD W. O'CONNOR, CFA (2004) Mr. O'Connor spent three years at Cambiar Investors ("Cambiar") in Denver, Colorado where he served as an equity analyst and portfolio manager and participated in Cambiar's 2001 management buyout. He joined Cooke & Bieler in 2002 where he is currently a Portfolio Manager and Research Analyst. Mr. O'Connor earned his B.A. degree in Economics and Philosophy at Colgate University and his M.B.A. degree from the University of Chicago.

     R. JAMES O'NEIL, CFA (2004) Mr. O'Neil served as an Investment Officer in the Capital Markets Department at Mellon Bank beginning in 1984. He joined Cooke & Bieler in 1988 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. O'Neil earned his B.A. degree in Economics at Colby College and his M.B.A. degree from the Harvard School of Business.

     MEHUL TRIVEDI, CFA (2004) Mr. Trivedi was a fixed income analyst at Blackrock Financial Management and then a product manager at PNC Asset Management. He joined Cooke & Bieler in 1998 where he is currently a Partner, Portfolio Manager and Research Analyst. Mr. Trivedi earned his B.A. degree in International Relations at the University of Pennsylvania, a B.S. degree in Economics at the Wharton School of Business and his M.B.A. degree from the Wharton School of Business.

DISCIPLINED GROWTH PORTFOLIO

     STEPHEN S. SMITH, CFA. Mr. Smith is Principal and Chief Executive Officer of the Smith Group. Prior to 1995, he served as Senior Portfolio Manager with Nations Bank. Mr. Smith earned his B.S. degree in Industrial Engineering and his M.B.A. degree from the University of Alabama.

EQUITY INCOME PORTFOLIO

     DAVID L. ROBERTS, CFA (1994) Mr. Roberts joined Wells Capital Management in 1998 as the Equity Income Managing Director and simultaneously held this position at Norwest Investment Management until Wells Capital Management and Norwest Investment Management combined investment advisory services under the Wells Capital Management name in 1999. He joined Norwest Corporation in 1972 as a Securities Analyst. Mr. Roberts became Assistant Vice President and Portfolio Manager in 1980 and was promoted to Vice President in 1982. He earned his B.A. degree in Mathematics from Carroll College.

     GARY J. DUNN, CFA (1994) Mr. Dunn joined Wells Capital Management in 1998 as Principal for its Equity Income Team. Wells Capital Management and Norwest Investment Management combined investment advisory services under the Wells Capital Management name in 1999. Mr. Dunn formerly was the Director of Institutional Investments of Norwest Investment Management. He had been associated with Norwest Bank or its affiliates as a Financial Analyst and Portfolio Manager since 1979. Mr. Dunn earned his B.A. degree in Economics from Carroll College.

EQUITY VALUE PORTFOLIO

     D. KEVIN MCCREESH, CFA (2003) Mr. McCreesh joined Systematic in 1996. He is a senior portfolio manager and co-manages the firm's large and small/mid cap portfolios. Prior to joining Systematic, Mr. McCreesh served as equity portfolio manager at Mitchell Hutchins. He earned his B.S. degree in Geology from the University of Delaware and his M.B.A. degree from Drexel University. Mr. McCreesh is a member of the Association for Investment Management and Research ("AIMR") and the New York Society of Security Analysts ("NYSSA").

     RONALD M. MUSHOCK, CFA (2003) Mr. Mushock joined Systematic in 1997 as an equity analyst and was promoted to portfolio manager in 2000. He currently co-manages the firm's large cap portfolios and maintains portfolio management responsibility for all mid and small/mid cap portfolios. Prior to joining Systematic, Mr. Mushock was an equity analyst with Standard and Poor's Equity Group. He earned his B.S. degree in Finance from Seton Hall University and his M.B.A. degree from New York University. Mr. Mushock is a member of the AIMR and the NYSSA.

INDEX PORTFOLIO

     GREGORY T. GENUNG, CFA (2002) Mr. Genung co-manages certain of the Wells Fargo Advantage index mutual funds, private accounts and collective trust funds. Before joining the firm in 2001, he was a securities trader at Norwest Investment Services, Inc. since 1994. Earlier, Mr. Genung worked with Piper Capital Management, where he became senior advisory account administrator, specializing in mortgage-backed derivative products. He earned his B.S. degree in Finance and Economics from the University of Minnesota, Duluth.

INFLATION-PROTECTED BOND PORTFOLIO

     W. FRANK KOSTER (2005) Mr. Koster joined Wells Capital Management in 2005 as a Portfolio Manager. Prior to joining Wells Capital Management, He was with Strong Capital Management, Inc. ("SCM") since March 1999, first as a Senior Vice President of SCM's Institutional Business Group. From December 2000 to March 2001, Mr. Koster was a fixed-income product specialist at SCM, and from March 2001 through 2004, a portfolio manager for SCM's institutional fixed-income accounts. He received his B.S. degree in Economics from the College of Wooster in 1979.

     JAY N. MUELLER, CFA (2005) Mr. Mueller joined Wells Capital Management in 2005 as a Portfolio Manager. Prior to joining Wells Capital Management, he was a portfolio manager with SCM since 1991. Mr. Mueller also served as Director of Fixed Income for SCM from July 2002 to July 2004. Prior to joining SCM, he was a securities analyst and portfolio manager at R. Meeder & Associates. Mr. Mueller began his investment career at Harris Trust & Savings Bank as an investment analyst. He earned a B.A. degree in Economics from the University of Chicago.

INTERNATIONAL CORE PORTFOLIO

     MARK BEALE (2004) Mr. Beale joined New Star in 1982 and is the lead portfolio manager for New Star's international equity product. He has 22 years of investment experience. Mr. Beale is a member of the Investment Policy and Currency Group, and is responsible for New Star's research and stock selection within the U.S. market. He earned a B.A. degree in Economic History from the University of Sussex, England.

     RICHARD LEWIS (2004) Mr. Lewis joined New Star in 1989. He has 20 years of investment experience. Mr. Lewis is a member of the Investment Policy and Currency Group, and is responsible for New Star's European Equity group. Prior to joining the firm, he was with Capel-Cure Myers Capital Management Ltd. in London where he was an equity investment manager and strategist. Mr. Lewis earned a B. S. degree in Economics and Statistics from Bristol University, England.

INTERNATIONAL GROWTH PORTFOLIO

     MARK L. YOCKEY, CFA (2004) Mr. Yockey joined Artisan in 1995 where he is Managing Director and Portfolio Manager for Artisan's diversified international growth equity portfolios. He has over 20 years of investment experience. Before joining Artisan in 1995, Mr. Yockey was the portfolio manager of the United International Growth Fund and Vice President of Waddell & Reed from January 1990 to December 1995. Prior to that he was an analyst specializing in the worldwide healthcare industry and international special situations at Waddell & Reed. Prior to joining Waddell & Reed, Mr. Yockey was a health care analyst for the State of Michigan Retirement Fund. He earned his B.A. and M.B.A. degrees in finance from Michigan State University.

INTERNATIONAL INDEX PORTFOLIO

     LYNN BLAKE (2005) Ms. Blake is a Principal of SSgA, as the Head of the Non-US Markets in the Global Structured Products Group. She is currently responsible for overseeing the management of all non-U.S. equity index strategies. In addition, Ms. Blake is responsible for new product development and research. She has been in the investment management field since she joined SSgA in 1987. Ms. Blake earned her B.A. degree from the School of Management at Boston College and her M.B.A. degree from Northeastern University.

     DEANE GYLLENHAAL (2005) Mr. Gyllenhaal is a Principal at SSgA and a Portfolio Manager in the Global Structured Products Group. Prior to assuming his current role, he was a member of the Active International Equity Investment Team where he assisted in investment management, research, and product development for the international quantitative strategies. Prior to this, Mr. Gyllenhaal worked as a member of the Global Structured Products Group, managing both Emerging and Developed Markets passive strategies. Prior to joining SSgA in 1994, he worked at Brown Brothers Harriman as an account manager on international portfolios. Before this, Mr. Gyllenhaal was employed in State Street Corporation's mutual fund division. He earned his B.S. degree in Finance and Economics from Bentley College, and his M.B.A. degree from Babson College.

     DWAYNE HANCOCK, CFA (2005) Mr. Hancock is a Principal of SSgA and a Portfolio Manager in the firm's Global Structured Products Group. He has managed a broad array of funds whose portfolios have held securities from emerging markets and/or the US market. In addition to his direct fund responsibilities, Mr. Hancock has worked on the formulation of trading strategies for index change trades, Russell reconstitution and MSCI quarterly rebalancing and provisional trades. Mr. Hancock joined SSgA in 1996. Prior to working with the Global Structured Products Group, he worked in the firm's Passive International Equity Operations department as a Senior Analyst. Mr. Hancock earned his M.B.A. degree from Boston College and a B.S. degree in Business Administration from Framingham State College.

INTERNATIONAL VALUE PORTFOLIO

     JOSEF LAKONISHOK (2003) Dr. Lakonishok has served as CEO, Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 24 years of investment and research experience. Dr. Lakonishok earned his B.A. degree in Economics and Statistics and his M.B.A. degree from Tel Aviv University and earned his M.S. and Ph.D. degrees in Business Administration from Cornell University.

     MENNO VERMEULEN, CFA (2003) Mr. Vermeulen has served as a Portfolio Manager and Senior Quantitative Analyst for LSV since 1995 and as a Partner for LSV since 1998. He has more than 12 years of investment experience. Mr. Vermeulen earned his M.S. degree in Econometrics from Erasmus University at Rotterdam.

     ROBERT W. VISHNY (2003) Dr. Vishny has served as Partner and Portfolio Manager for LSV since its founding in 1994. He has more than 17 years of investment and research experience. Dr. Vishny earned his B.A. degree with the highest distinction in Economics, Mathematics, and Philosophy from the University of Michigan and his Ph.D. degree in Economics from the Massachusetts Institute of Technology.

LARGE CAP APPRECIATION PORTFOLIO

     WILLIAM B. BANNICK, CFA (2003) Mr. Bannick is Chief Investment Officer at Cadence, jointly responsible for managing all client portfolios. He joined Cadence in 1992 as a Senior Portfolio Manager and was later promoted to Managing Director. Mr. Bannick has 19 years of investment experience, having worked at Bjurman Associates in Los Angeles and Trinity Investment Management in Boston. He earned his B.S. degree in Physics from the University of Massachusetts and his M.B.A. degree in Finance from Boston University.

     ROBERT L. FITZPATRICK, CFA (2004) Mr. Fitzpatrick joined Cadence in 1999 as a Senior Analyst covering the computer hardware side of the Technology industry. He was promoted in 2004 to Portfolio Manager jointly managing all client portfolios. Prior to joining Cadence, Mr. Fitzpatrick worked at Husic Capital Management in San Francisco. Earlier in his career he worked at Morgan Stanley in equity research. He earned his B.A. degree in Psychology and Government at Dartmouth College and his M.B.A. degree from the Wharton School of Business.

LARGE COMPANY GROWTH PORTFOLIO

     JOHN S. DALE, CFA (1994) Mr. Dale joined Peregrine in 1987 as a Senior Vice President and Portfolio Manager. He founded this strategy in 1983 and has managed large company growth portfolios since 1971. Prior to joining Peregrine, Mr. Dale had been associated with Norwest Bank and its affiliates since 1968, including serving as head of both the portfolio management group and equity strategy. He earned his B.A. degree in Marketing from the University of Minnesota.

     GARY E. NUSSBAUM, CFA (1998) Mr. Nussbaum joined Peregrine in 1990 as a Vice President and Portfolio Manager where he has managed large company growth portfolios. He earned his B.A. degree in Finance and his M.B.A. degree from the University of Wisconsin.

MANAGED FIXED INCOME PORTFOLIO

     RICHARD MERRIAM, CFA (1995)Mr. Merriam joined Galliard at the firm's inception in 1995. Currently, he is a Managing Partner at Galliard. Mr. Merriam is responsible for investment process and strategy. Prior to joining Galliard, he was Chief Investment Officer for Insight Management. Mr. Merriam earned his B.A. degree in Economics and English from the University of Michigan and his M.B.A. degree from the University of Minnesota.

     AJAY MIRZA, CFA (1998) Mr. Mirza joined Galliard at the firm's inception in 1995 as a Portfolio Manager and Mortgage Specialist. Prior to joining Galliard, he was a research analyst at Insight Investment Management and at Lehman Brothers. Mr. Mirza earned his B.E. degree in Instrumentation from the Birla Institute of Technology (India), his M.A. degree in Economics from Tulane University, and his M.B.A. degree from the University of Minnesota.

SMALL CAP INDEX PORTFOLIO

     GREGORY T. GENUNG, CFA (2002) For a description of Mr. Genung's experience and background, see "Index Portfolio."

SMALL COMPANY GROWTH PORTFOLIO

     WILLIAM A. GRIERSON (2005) Mr. Grierson joined Peregrine in 2000 as a securities analyst on the Small Cap Equity team. In 2005, he became a member of the portfolio management team responsible for the Small Company Growth Portfolio. Prior to Peregrine, Mr. Grierson spent over six years with Kopp Investment Advisors where he worked as a Senior Research Analyst and Portfolio Manager. He began his career at Northern Trust as a reporting Analyst. Mr. Grierson earned his B.A. degree from Lawrence University.

     DANIEL J. HAGEN, CFA (2003) Mr. Hagen joined Peregrine in 1996 as a securities analyst on the Small Cap Equity team and became a member of the portfolio management team in 2001. Prior to joining Peregrine, he was a managing director and analyst at Piper Jaffray, where he was employed since 1983. Mr. Hagen earned his B.S. degree in Finance from the University of Minnesota.

     ROBERT B. MERSKY, CFA (1994) Mr. Mersky is founder, President and a Portfolio Manager at Peregrine. In 1984, Mr. Mersky and five other Senior Portfolio Managers founded Peregrine. He is responsible for Peregrine's Small Cap Equity style and oversees the Small Company Growth Portfolio. Mr. Mersky has actively managed small cap stocks since 1973. Prior to joining Peregrine, he had been associated with Norwest Bank since 1968; and his responsibilities included Senior Research Analyst, Portfolio Manager, Director of Research and Chief Investment Officer. Mr. Mersky earned his B.S. degree in Accounting from the University of Minnesota.

     JAMES P. ROSS, CFA (2005) Mr. Ross joined Peregrine in 1996 as a Senior Portfolio Advisor on the Small Cap Equity team, which is responsible for the Small Company Growth Portfolio. He shares responsibility for the client service communication, handles special projects and works on compliance-related issues. Prior to joining Peregrine, Mr. Ross spent six years at Norwest Investment Management (now Wells Capital Management), where he held various positions, including Chief Investment Officer and Product Manager for the Norwest Advantage Funds and investment analyst and oversight for the corporation's benefit plans. He began his career as a treasury analyst with Ecolab, Inc. Mr. Ross earned his B.B.A. and M.B.A. degrees from the University of Iowa.

     PAUL E. VON KUSTER, CFA (1998) Mr. von Kuster joined Peregrine in 1984 as a Senior Vice President and Portfolio Manager. He currently co-manages the Small Company Growth Portfolio. Mr. von Kuster earned his B.A. degree in Philosophy from Princeton University.

SMALL COMPANY VALUE PORTFOLIO

     JASON R. BALLSRUD, CFA (2005) Mr. Ballsrud is a research analyst for the Small Cap Value style and shares responsibility for industry research stock selection and client communications with his team. He joined Peregrine in 1997. Prior to joining Peregrine, Mr. Ballsrud worked for American Express Asset Management's Equity Group. He earned his B.S. and M.B.A. degrees in Finance from the Carlson School of Management at the University of Minnesota.

     TASSO H. COIN, JR., CFA (1995) Mr. Coin joined Peregrine in 1995 as a Senior Vice President. His responsibilities include co-managing the Small Company Value Portfolio. Prior to 1995, Mr. Coin was a research officer at Lord Asset Management. He earned his B.A. degree in Economics from Loyola University of Chicago.

     DOUGLAS G. PUGH, CFA (1997) Mr. Pugh joined Peregrine in 1997 as a Senior Vice President. He currently co-manages the Small Company Value Portfolio. Prior to 1997, Mr. Pugh was a Senior Equity Analyst and Portfolio Manager for Advantus Capital Management, an investment advisory firm. He earned his B.A.B.S. degree from Drake University and his M.B.A. degree from the University of Minnesota.

STABLE INCOME PORTFOLIO

     RICHARD MERRIAM, CFA (2004) For a description of Mr. Merriam's experience and background, see "Managed Fixed Income Portfolio."

     AJAY MIRZA, CFA (2004) For a description of Mr. Mirza's experience and background, see "Managed Fixed Income Portfolio."

TACTICAL MATURITY BOND PORTFOLIO

     WILLIAM D. GIESE, CFA (1994) Mr. Giese joined Peregrine more than 10 years ago as a Senior Vice President and Portfolio Manager. He has more than 20 years of experience in fixed-income securities management. Mr. Giese earned his B.S. degree in Civil Engineering from the Illinois Institute of Technology and his M.B.A. degree from the University of Michigan.

     JAY H. STROHMAIER Mr. Strohmaier joined Peregrine in 1996 as a Senior Vice President. He has over 18 years of experience dealing with various investment strategies. Mr. Strohmaier earned his B.S. degree in Agricultural Economics from Washington State University and his M.S. degree in Applied Economics from the University of Minnesota.

TOTAL RETURN BOND PORTFOLIO

     WILLIAM STEVENS (2005) Mr. Stevens joined Wells Capital Management in 2003 as Chief Fixed Income Officer and Senior Managing Director and currently serves as Senior Portfolio Manager and co-head of the Montgomery Fixed Income investment strategies. Prior to joining Wells Capital Management, he was president and chief investment officer of the Montgomery Asset Management with oversight responsibility or all the investment-related activities, as well as co-head and founder of the fixed income division. Before joining Montgomery in 1992, Mr. Stevens was responsible for starting the collateralized mortgage obligation and asset-backed securities trading department at Barclays de Zoete Wedd Securities. Previously, he headed the structured product department at Drexel Burnham Lambert, which included both origination and trading. Mr. Stevens has a M.B.A. degree from the Harvard Business School and he is a Phi Beta Kappa graduate of Wesleyan University, where he received a B.A. degree in Economics.

     MARIE CHANDOHA (2005) Ms. Chandoha joined Wells Capital Management in 2003 as a Senior Portfolio Manager and serves as co-head of the Montgomery Fixed Income investment strategies. Prior to joining Wells Capital Management, she was a portfolio manager, principal and co-head of the Montgomery Fixed Income division at Montgomery Asset Management since joining the firm in 1999. From 1996 to 1999, Ms. Chandoha was chief bond strategist at Goldman Sachs, where she advised institutional clients on optimal asset allocation strategies in the U.S. bond market. From 1994 to 1996, she was managing director of Global Fixed Income and Economics Research at Credit Suisse First Boston, where she managed the global bond and economics research department of 125 professionals. Ms. Chandoha is a Phi Beta Kappa graduate of Harvard University, with a B.A. degree in Economics.

     THOMAS O'CONNOR, CFA (2005) Mr. O'Connor joined Wells Capital Management in 2003 as a Portfolio Manager and is responsible for identifying value in mortgages. From 2000 to 2003, he was a portfolio manager in the Fixed Income Division of Montgomery. Prior to that time, Mr. O'Connor was a senior portfolio manager in charge of agency mortgages at Vanderbilt Capital Advisors (formerly ARM Capital Advisors). Previously, he was a senior trader of agency mortgages in both a proprietary and market-making role at the Union Bank of Switzerland. Mr. O'Connor was also a senior trader at First Boston and Smith Barney. He is a member of the Association for Investment Management and Research. Mr. O'Connor earned his B.A. degree in Business Administration from the University of Vermont.

ITEM 6:  INTERESTHOLDER INFORMATION

ARTICLE I - PURCHASE OF INTERESTS

Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. Investments in the Portfolios may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in a Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act.

The NAV of each Portfolio is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays that the New York Stock Exchange is open for business ("Business Day"), with the exception of Columbus Day and Veterans Day for the income Portfolios. NAV Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of units of Interests outstanding.

The Portfolios' investments are generally valued at current market prices. Securities are generally valued based on the last sale price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on latest quoted bid prices. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. The Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the values of certain investments if it believes that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Portfolio calculates its NAV. In addition, we use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before the Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of the Portfolio's assets that are invested in other mutual funds, the Portfolio's NAV is calculated based upon the net asset values of the other mutual funds in which the Portfolio invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

The Trust reserves the right to reject purchase orders for any reason. At the Valuation Time on each Business Day, the value of each investor's Interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those Interests which are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolios may make adjustments to the value of the securities for purposes of determining NAV.

For purposes of determining NAV, the Portfolios convert all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal generally will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than the lesser of $250,000 or 1% of the Portfolio's NAV over a 90-day period.

Excessive trading by Portfolio interestholders can negatively impact a Portfolio and its long-term interestholders in several ways, including by disrupting Portfolio investment strategies, increasing transaction costs, decreasing tax efficiency and diluting the value of shares held by long-term interestholders. Excessive trading in Portfolio interests can negatively impact a Portfolio's long-term performance by requiring it to maintain more assets in cash or to liquidate portfolio holdings at a disadvantageous time. Certain Portfolios may be more susceptible than others to these negative effects. For example, Portfolios that have a greater percentage of their investments in non-U.S.
securities may be more susceptible than other Portfolios to arbitrage opportunities resulting from pricing variations due to time zone differences across international financial markets. Similarly, Portfolios that have a greater percentage of their investments in small company securities may be more susceptible than other Portfolios to arbitrage opportunities due to the less liquid nature of small company securities. Both types of Portfolios also may incur higher transaction costs in liquidating portfolio holdings to meet excessive redemption levels. Fair value pricing may reduce these arbitrage opportunities, thereby reducing the additional risk of the negative effects of excessive trading.

The Portfolios actively discourage the portfolio disruption and negative effects on long-term interestholders that can result from excessive trading activity by Portfolio interestholders. The Board has approved the Portfolios' policy and procedures, which provide, among other things, that Funds Management may deem trading activity to be excessive if it determines that such trading activity would likely be disruptive to a Portfolio by increasing expenses or lowering returns. The extent to which trading activity may be disruptive depends on a number of factors including, but not limited to, the number of trades, the size of the trades relative to the size of the Portfolio and the type of Portfolio involved.

DISTRIBUTIONS

A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. In general, all of a Portfolio's net income is allocated pro rata among the investors in the Portfolio. However, allocations of a Portfolio's taxable income, gain, loss and deduction as determined for federal income tax purposes shall be made in a different manner. A Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

TAXES

Each Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Portfolio will be taxable on its distributive share of the Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Portfolio will be deemed to have "passed through" to Interest holders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Portfolios will have less than 100 investors.

It is intended that each Portfolio's assets, income and distribution will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (E.G., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

Investor inquiries should be directed to Funds Distributor.

ITEM 7:  DISTRIBUTION ARRANGEMENTS.

The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware statutory trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Amended and Restated Declaration of Trust authorizes the Board to issue Interests and to establish and designate such Interests into one or more Portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

A discussion of the risk factors, objectives and other investment aspects in a private fund will include all aspects of an investment in the corresponding Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Portfolio shall include the risk factors which apply to an investment by a private fund.

The business and affairs of the Trust are managed under the direction of its Board. The office of the Trust is located at 525 Market Street, San Francisco, California 94105.

ITEM 8:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 8 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                                     Part B


                            WELLS FARGO MASTER TRUST

                          C&B Large Cap Value Portfolio
                          Disciplined Growth Portfolio
                             Equity Income Portfolio
                             Equity Value Portfolio
                                 Index Portfolio
                       Inflation-Protected Bond Portfolio
                          International Core Portfolio
                         International Growth Portfolio
                          International Index Portfolio
                          International Value Portfolio
                        Large Cap Appreciation Portfolio
                         Large Company Growth Portfolio
                         Managed Fixed Income Portfolio
                            Small Cap Index Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                             Stable Income Portfolio
                        Tactical Maturity Bond Portfolio
                           Total Return Bond Portfolio


                                September 1, 2005

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the nineteen Portfolios of Wells Fargo Master Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated September 1, 2005. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. The audited financial statements for the Portfolios, which include the portfolios of investments and independent registered public accounting firm's report for the fiscal year ended September 30, 2004 (for all of the equity Portfolios except the International Growth and International Index Portfolios, which commenced operations on October 6, 2004, and the C&B Large Cap Value Portfolio, which commenced operations on December 6,
2004), and the unaudited financial statements for the equity Portfolios' semi-annual period ended March 31, 2005, and the fiscal year ended May 31, 2005 (for all of the income Portfolios except the Inflation-Protected Bond and Total Return Bond Portfolios, which commenced operations on July 25, 2005), are hereby incorporated by reference to the Annual Reports and Semi-Annual Reports, respectively. Copies of Part A, Annual Reports and Semi-Annual Reports may be obtained without charge by calling 1-800-222-8222 or writing to WELLS FARGO ADVANTAGE FUNDS, P.O. Box 8266, Boston, MA 02266-8266.



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                                TABLE OF CONTENTS

THE TRUST HISTORY..............................................................3
DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS....................3
FUNDAMENTAL INVESTMENT POLICIES................................................4
NON-FUNDAMENTAL INVESTMENT POLICIES............................................5
ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS................................7
MANAGEMENT OF THE TRUST.......................................................32
          Proxy Voting Policies and Procedures................................39
          Policies and Procedures for Disclosure of Portfolio Holdings........41
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES...........................44
INVESTMENT ADVISORY AND OTHER SERVICES........................................46
PORTFOLIO MANAGERS............................................................51
BROKERAGE ALLOCATION AND OTHER PRACTICES......................................60
CAPITAL STOCK AND OTHER SECURITIES............................................64
       Description of Interests...............................................64
PURCHASE, REDEMPTION AND PRICING OF SHARES....................................65
DETERMINATION OF NET ASSET VALUE..............................................67
TAXATION......................................................................68
UNDERWRITERS..................................................................69
CALCULATION OF PERFORMANCE DATA...............................................69
FINANCIAL STATEMENTS..........................................................69
SCHEDULE A - DESCRIPTION OF RATINGS..........................................A-1

ITEM 10.  TRUST HISTORY

     In November 1998, the parent holding company of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), adviser to the Stagecoach funds, merged with the parent holding company of Norwest Investment Management, Inc. ("NIM"), the adviser to the Norwest funds. Management and shareholders of both the Stagecoach Funds Family and the Norwest Funds Family approved a merger of the existing funds from both fund families into successor funds that are series of three newly formed investment companies registered under the 1940 Act. The Trust was established to continue the operations of certain existing portfolios of Core Trust (Delaware) ("CT"). The Trust's Board of Trustees (the "Board" or "Trustees") approved the change of the name of the Trust from "Wells Fargo Core Trust" to "Wells Fargo Master Trust" on November 5, 2002. The Trustees established fourteen portfolios of the Trust, each having a direct correlation to one predecessor CT portfolio, not including the follow Portfolios:

PORTFOLIO                                    DATE PORTFOLIO COMMENCED OPERATIONS
Large Cap Appreciation Portfolio                              August 31, 2001
Equity Value Portfolio                                        August 29, 2003
International Value Portfolio                                October 31, 2003
International Index Portfolio                                 October 6, 2004
International Growth Portfolio                                October 6, 2004
C&B Large Cap Value Portfolio                                December 6, 2004
Inflation-Protected Bond Portfolio                             July 25, 2005
Total Return Bond Portfolio                                    July 25, 2005


ITEM 11.  DESCRIPTION OF THE TRUST, PORTFOLIOS, INVESTMENTS AND RISKS

     The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware statutory trust. The Trust's Amended and Restated Declaration of Trust authorizes the Board to issue an unlimited number of beneficial interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each Portfolio may not exceed 100.

     The Trust is currently comprised of nineteen separate series (each, a "Portfolio" and collectively, the "Portfolios"): C&B Large Cap Value Portfolio, Disciplined Growth Portfolio, Equity Income Portfolio, Equity Value Portfolio (formerly named the Large Cap Value Portfolio), Index Portfolio, Inflation-Protected Bond Portfolio, International Core Portfolio (formerly named the International Equity Portfolio), International Growth Portfolio, International Index Portfolio, International Value Portfolio (formerly named the Overseas Portfolio), Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Managed Fixed Income Portfolio, Small Cap Index Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Stable Income Portfolio, Tactical Maturity Bond Portfolio, and Total Return Bond Portfolio. Each Portfolio is "diversified" as defined under the 1940 Act.

FUNDAMENTAL INVESTMENT POLICIES

     Each Portfolio has adopted the following investment policies, all of which are fundamental policies; that is, they may not be changed without approval by the holders of a majority (as defined under the 1940 Act) of the outstanding voting securities of such Portfolio.

THE PORTFOLIOS MAY NOT:

     (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Portfolio's investments in that industry would equal or exceed 25% of the current value of the Portfolio's total assets, provided that this restriction does not limit a Portfolio's investments in (i) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities,
(ii) securities of other investment companies,  (iii) municipal  securities,  or
(iv) repurchase agreements, and provided further that (v) the Index Portfolio reserves the right to concentrate in any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (vi) the International Index Portfolio reserves the right to concentrate in any industry in which the MSCI EAFE Index becomes concentrated to approximately the same degree during the same period and (vii) the Small Cap Index Portfolio reserves the right to concentrate in any industry in which the S&P 600 Small Cap Index becomes concentrated to the same degree during the same period;

     (2) purchase securities of any issuer if, as a result, with respect to 75% of a Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Portfolio's investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

     (3) borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

     (4) issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

     (5) make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of a Portfolio's total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

     (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Portfolio's investment program may be deemed to be an underwriting;

     (7) purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business); nor

     (8) purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

NON-FUNDAMENTAL INVESTMENT POLICIES

     Each Portfolio has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Trust at any time without approval of such Portfolio's Interestholders;

     (1) Each Portfolio may invest in shares of other investment companies to the extent permitted under the 1940 Act, including the rules, regulations and any exemptive orders obtained thereunder, provided however, that no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act will acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act, and provided further that any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly;

     (2) Each Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale,
(b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days;

     (3) Each Portfolio may invest in futures or options contracts regulated by the U.S. Commodity Futures Trading Commission ("CFTC") for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) other purposes if, as a result, no more than 5% of the Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts;

     (4) Each Portfolio may lend securities from its portfolio to approved brokers, dealers and financial institutions, to the extent permitted under the 1940 Act, including the rules, regulations and exemptions thereunder, which currently limit such activities to one-third of the value of a Portfolio's total assets (including the value of the collateral received). Any such loans of portfolio securities will be fully collateralized based on values that are marked-to-market daily;

     (5) Each Portfolio may not make investments for the purpose of exercising control or management, provided that this restriction does not limit a
Portfolio's   investment  in  securities  of  other   investment   companies  or
investments in entities created under the laws of foreign countries to facilitate investment in securities of that country;

     (6) Each Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions);

     (7) Each Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short; and

     (8) Each Portfolio that is subject to Rule 35d-1 (the "Names Rule") under the 1940 Act, and that has a non-fundamental policy or policies in place to comply with the Names Rule, has adopted the following policy:

     Interestholders will receive at least 60 days' notice of any change to a Portfolio's non-fundamental policy complying with the Names Rule. The notice will be provided in Plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: "Important Notice Regarding Change in Investment Policy." This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

     GENERAL

     Notwithstanding the foregoing policies, any other investment companies in which the Portfolios may invest have adopted their own investment policies, which may be more or less restrictive than those listed above, thereby allowing a Portfolio to participate in certain investment strategies indirectly that are prohibited under the fundamental and non-fundamental investment policies listed above.


ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS

     Set forth below are descriptions of certain investments and additional investment policies for the Portfolios. Not all of the Portfolios participate in all of the investment practices described below. For purposes of monitoring the investment policies and restrictions of the Portfolios (with the exception of the loans of portfolio securities policy described below), the amount of any securities lending collateral held by a Portfolio will be excluded in calculating total assets.

     ASSET-BACKED SECURITIES

     Certain Portfolios may invest in various types of asset-backed securities. Asset-backed securities are securities that represent an interest in an underlying security. The asset-backed securities in which the Portfolios invest may consist of undivided fractional interests in pools of consumer loans or receivables held in trust. Examples include certificates for automobile receivables ("CARS") and credit card receivables ("CARDS"). Payments of principal and interest on these asset-backed securities may be "passed through" on a monthly or other periodic basis to certificate holders and are typically supported by some form of credit enhancement, such as a surety bond, limited guaranty, or subordination. The extent of credit enhancement varies, but usually amounts to only a fraction of the asset-backed security's par value until exhausted. Ultimately, asset-backed securities are dependent upon payment of the consumer loans or receivables by individuals, and the certificate holder frequently has no recourse to the entity that originated the loans or receivables. The actual maturity and realized yield will vary based upon the prepayment experience of the underlying asset pool and prevailing interest rates at the time of prepayment. Asset-backed securities may be subject to greater risk of default during periods of economic downturn than other instruments. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Portfolio experiencing difficulty in valuing or liquidating such securities. Certain Funds may also invest in securities backed by pools of mortgages. The investments are described under the heading "Mortgage-Related Securities."

     BANK OBLIGATIONS

     The Portfolios may invest in bank obligations, including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such obligations issued by foreign branches of domestic banks, foreign subsidiaries of domestic banks, and domestic and foreign branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a Portfolio which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding and other taxes on amounts realized on such obligations, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these obligations and the possible seizure or nationalization of foreign deposits. In addition, foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks.

     Certificates  of  deposit  are  negotiable   certificates   evidencing  the
obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation ("FDIC"). Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     BELOW INVESTMENT-GRADE INVESTMENTS

     Certain Portfolios may invest in debt securities that are in low or below investment-grade categories, or are unrated or in default at the time of purchase (sometimes referred to as high yield securities or "junk bonds"). Such debt securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and are more volatile than higher-rated securities of similar maturity. The value of such debt securities will be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated debt securities may be less liquid and more difficult to value than higher-rated securities.

     BONDS

     Certain Portfolios may invest in bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. The value of fixed-rate bonds will tend to fall when interest rates rise and rise when interest rates fall. The value of "floating-rate" or "variable-rate" bonds, on the other hand, fluctuate much less in response to market interest-rate movements than the value of fixed-rate bonds.

     Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

     BORROWING

     The Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings but are not considered borrowings if the Portfolio maintains a segregated account.

     CLOSED-END INVESTMENT COMPANIES

     Certain Portfolios may invest in the securities of closed-end investment companies that invest primarily in foreign securities. Because of restrictions on direct investment by U.S. entities in certain countries, other investment companies may provide the most practical or only way for the Portfolio to invest in certain markets. The Portfolios will invest in such companies when, in the adviser's judgment, the potential benefits of the investment justify the payment of any applicable premium or sales charge. Other investment companies incur their own fees and expenses.

     COMMERCIAL PAPER

     The Portfolios may invest in commercial paper (including variable amount master demand notes, SEE "Floating- and Variable-Rate Obligations" below) which refers to short-term, unsecured promissory notes issued by corporations, financial institutions, and similar instruments issued by government agencies and instrumentalities to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. Investments by the Portfolios in commercial paper will consist of issues that are rated in one of the two highest rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO").

     CONVERTIBLE SECURITIES

     Certain Portfolios may invest in convertible securities that provide current income and are issued by companies that have a strong earnings and credit record. The Portfolios may purchase convertible securities that are fixed-income debt securities or preferred stocks, and which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same issuer. Convertible securities, while usually subordinate to similar nonconvertible securities, are senior to common stocks in an issuer's capital structure. Convertible securities offer flexibility by providing the investor with a steady income stream (which generally yield a lower amount than similar nonconvertible securities and a higher amount than common stocks) as well as the opportunity to take advantage of increases in the price of the issuer's common stock through the conversion feature. Fluctuations in the convertible security's price can reflect changes in the market value of the common stock or changes in market interest rates.

     CUSTODIAL RECEIPTS FOR TREASURY SECURITIES

     The Portfolios may purchase participations in trusts that hold U.S. Treasury securities, such as Treasury Investors Growth Receipts ("TIGRs") and Certificates of Accrual on Treasury Securities ("CATS") or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

     DERIVATIVE SECURITIES

     Certain Portfolios may invest in various instruments that may be considered "derivatives," including structured notes, bonds or other instruments with interest rates that are determined by reference to changes in the value of other interest rates, indices or financial indicators ("References") or the relative change in two or more References. Some derivative securities represent relatively recent innovations in the bond markets, and the trading market for these instruments is less developed than the markets for traditional types of debt instruments. It is uncertain how these instruments will perform under different economic and interest rate scenarios. Because certain of these instruments are leveraged, their market values may be more volatile than other types of bonds and may present greater potential for capital gain or loss. Derivative securities and their underlying instruments may experience periods of illiquidity, which could cause a Portfolio to hold a security it might otherwise sell or could force the sale of a security at inopportune times or for prices that do not reflect current market value. The possibility of default by the issuer or the issuer's credit provider may be greater for these structured and derivative instruments than for other types of instruments. As new types of derivative securities are developed and offered to investors, the adviser will, consistent with the Portfolios' investment objectives, policies and quality standards, consider making investments in such new types of derivative securities.

     DERIVATIVE SECURITIES: FUTURES AND OPTIONS CONTRACTS

     Certain Portfolios may invest in futures and options contracts. Futures and options contracts are types of "derivative securities," securities which derive their value, at least in part, from the price of another security or asset, or the level of an index or a rate. As is described in more detail below, a Portfolio often invests in these securities as a "hedge" against fluctuations in the value of the other securities that the Portfolio holds, although a Portfolio may also invest in certain derivative securities for investment purposes only.

     While derivative securities are useful for hedging and investment, they also carry additional risks. A hedging policy may fail if the correlation between the value of the derivative securities and the Portfolio's other investments does not follow the adviser's expectations. If the adviser's expectations are not met, it is possible that the hedging strategy will not only fail to protect the value of the Portfolio's investments, but the Portfolio may also lose money on the derivative security itself. Also, derivative securities are more likely to experience periods when they will not be readily tradable. If, as a result of such illiquidity, a Portfolio cannot settle a future or option contract at the time the adviser determines is optimal, the Portfolio may lose money on the investment. Additional risks of derivative securities include: the risk of the disruption of the Portfolios' ability to trade in derivative securities because of regulatory compliance problems or regulatory changes; credit risk of counterparties to derivative contracts; and market risk (I.E., exposure to adverse price changes).

     The adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with a Portfolio's investment objectives, does not expose a Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board concerning the use of derivatives.

     The use of derivatives by a Portfolio also is subject to broadly applicable investment policies. For example, a Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Portfolio use certain derivatives without establishing adequate "cover" in compliance with the U.S. Securities and Exchange Commission ("SEC") rules limiting the use of leverage.

     FUTURES CONTRACTS. Certain Portfolios may trade futures contracts and options on futures contracts. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange.

     The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, both the purchaser and seller are required to deposit "initial margin" with a futures broker when the parties enter into the contract. Initial margin deposits are typically equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments do not constitute purchasing securities on margin for purposes of a Portfolio's investment limitations. In the event of the bankruptcy of the broker that holds the margin on behalf of a Portfolio, the Portfolio may not receive a full refund of its margin.

     Although the Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, a liquid market may not exist for a particular contract at a particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subject a Portfolio to substantial losses. If it is not possible, or a Portfolio determines not to close a futures position in anticipation of adverse price movements, the Portfolio may be required to pay additional variation margin until the position is closed.

     The Trust has filed a notice of eligibility for exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") in accordance with Rule 4.5 of the CEA, and therefore the Trust is not subject to registration or regulation as a commodity pool operator under the CEA.

     Certain Portfolios may also purchase options on futures contracts. See "Options Trading" below.

     FOREIGN CURRENCY FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS. Certain Portfolios can invest in foreign currency futures contracts and foreign currency transactions which entail the same risks as other futures contracts as described above, but have the additional risks associated with international investing. Similar to other futures contracts, a foreign currency futures contract is an agreement for the future delivery of a specified currency at a specified time and at a specified price, will be secured by margin deposits, are regulated by the CFTC and are traded on designated exchanges. A Portfolio will incur brokerage fees when it purchases and sells futures contracts.

     Foreign currency transactions, such as forward foreign currency exchange contracts, are also contracts for the future delivery of a specified currency at a specified time and at a specified price. These transactions differ from futures contracts in that they are usually conducted on a principal basis instead of through an exchange, and therefore there are no brokerage fees, margin deposits are negotiated between the parties, and the contracts are settled through different procedures. The adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. Despite these differences, however, foreign currency futures contracts and foreign currency transactions (together, "Currency Futures") entail largely the same risks, and therefore the remainder of this section will describe the two types of securities together.

     Because certain Portfolios may invest in securities denominated in currencies other than the U.S. dollar and may temporarily hold Portfolios in bank deposits or other money market investments denominated in foreign currencies, they may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rate between such currencies and the dollar. Changes in foreign currency exchange rates influence values within the Portfolio from the perspective of U.S. investors. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. The international balance of payments and other economic and financial conditions, government intervention, speculation and other factors affect these forces.

     A Portfolio will purchase and sell Currency Futures in order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions. If a fall in exchange rates for a particular currency is anticipated, a Portfolio may sell a Currency Future as a hedge. If it is anticipated that exchange rates will rise, a Portfolio may purchase a Currency Future to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These Currency Futures will be used only as a hedge against anticipated currency rate changes. Although such contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

     The use of Currency Futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies which are the subject of the hedge. The successful use of Currency Futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements. There can be no assurance that the adviser's judgment will be accurate. The use of Currency Futures also exposes a Portfolio to the general risks of investing in futures contracts: the risk of an illiquid market for the Currency Futures, the risk of exchange-imposed trading limits, and the risk of adverse regulatory actions. Any of these events may cause a Portfolio to be unable to hedge its securities, and may cause a Portfolio to lose money on its Currency Futures investments.

     Certain Portfolios may also purchase options on Currency Futures. See "Options Trading" below.

     (i) OPTIONS TRADING. Certain Portfolios may purchase or sell options on individual securities or options on indices of securities. The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify the exercise of such option. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option.

     A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligation under the option contract. A put option for a particular security gives the purchaser the right to sell, and the writer the option to buy, the security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security.

     The Portfolios will write call options only if they are "covered." In the case of a call option on a security or currency, the option is "covered" if a Portfolio owns the instrument underlying the call or has an absolute and immediate right to acquire that instrument without additional cash consideration (or, if additional cash consideration is required, cash, U.S. Government obligations or other liquid high grade debt obligations, in such amount are held in a segregated account by the Portfolio's custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian a diversified portfolio of securities comprising the index or liquid assets equal to the contract value. A call option is also covered if a Portfolio holds an offsetting call on the same instrument or index as the call written. The Portfolios will write put options only if they are "secured" by liquid assets maintained in a segregated account by the Portfolios' custodian in an amount not less than the exercise price of the option at all times during the option period.

     Each Portfolio may buy put and call options and write covered call and secured put options. Options trading is a highly specialized activity which entails greater than ordinary investment risk. Options may be more volatile than the underlying instruments, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying instruments themselves. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the option. If the adviser is incorrect in its forecast of market value or other factors when writing options, the Portfolio would be in a worse position than it would have been had if it had not written the option. If a Portfolio wishes to sell an underlying instrument (in the case of a covered call option) or liquidate assets in a segregated account (in the case of a secured put option), the Portfolio must purchase an offsetting option if available, thereby incurring additional transactions costs.

     Below is a description of some of the types of options in which a Portfolio may invest.

     A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indexes fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in a Portfolio's investment portfolio correlate with price movements of the stock index selected. Accordingly, successful use by a Portfolio of options on stock indexes will be subject to the adviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments. When a Portfolio writes an option on a stock index, the Portfolio will place in a segregated account with the Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

     The Portfolios may invest in stock index futures contracts and options on stock index futures contracts. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific dollar amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. Stock index futures contracts may be purchased to protect a Portfolio against an increase in the prices of stocks that a Portfolio intends to purchase. The purchase of options on stock index futures contracts are similar to other options contracts as described above, where a Portfolio pays a premium for the option to purchase or sell a stock index futures contract for a specified price at a specified date. With options on stock index futures contracts, a Portfolio risks the loss of the premium paid for the option. The Portfolios may also invest in interest-rate futures contracts and options on interest-rate futures contracts. These securities are similar to stock index futures contracts and options on stock index futures contracts, except they derive their price from an underlying interest rate rather than a stock index.

     Interest-rate and index swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of an index of securities. Interest-rate swaps involve the exchange by a Portfolio with another party of cash flows based upon the performance of a specified interest rate. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Portfolios will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. The risk of loss with respect to swaps generally is limited to the net amount of payments that a Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Portfolio may not receive net amount of payments that the Portfolio contractually is entitled to receive.

     FUTURE DEVELOPMENTS. Certain Portfolios may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolios' investment objective and legally permissible for a Portfolio.

     DOLLAR ROLL TRANSACTIONS

     Certain Portfolios may enter into dollar roll transactions wherein a Portfolio sells fixed-income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but a Portfolio assumes the risk of ownership. A Portfolio is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by a Portfolio may decline below the price at which the Portfolio is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Portfolio's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. At the time a Portfolio enters into a dollar roll transaction, it causes its custodian to segregate liquid assets such as cash, U.S. Government securities or other liquid equity or debt securities having a value equal to the purchase price for the similar security (including accrued interest) and subsequently marks the assets to market daily to ensure that full collateralization is maintained.

     EMERGING MARKET SECURITIES

     Certain Portfolios may invest in equity securities of companies in "emerging markets." The Portfolios consider countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The adviser may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The adviser believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

     Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolios may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

     Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Colombia, Indonesia, India, Malaysia, Mexico, the Philippines, Poland, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

     There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

     Furthermore, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Applicable tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would otherwise be subject.

     FIXED-INCOME SECURITIES

     Investors should be aware that even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Long-term securities are affected to a greater extent by interest rates than shorter-term securities. The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a portfolio security has been changed to a rating below investment-grade, the particular Fund considers all circumstances deemed relevant in determining whether to continue to hold the security. Certain securities that may be purchased by the Fund, such as those rated "Baa" by Moody's Investors Service, Inc. ("Moody's") and "BBB" by Standard & Poor's Rating Group ("S&P") and Fitch Investors Service, Inc. ("Fitch") may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher-rated fixed-income securities. Securities which are rated "Baa" by Moody's are considered medium-grade obligations; they are neither highly protected nor poorly secured, and are considered by Moody's to have speculative characteristics. Securities rated "BBB" by S&P are regarded as having adequate capacity to pay interest and repay principal, and, while such debt securities ordinarily exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for securities in this category than in higher-rated categories. Securities rated "BBB" by Fitch are considered investment-grade and of satisfactory credit quality; however, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on these securities and, therefore, impair timely payment. If a security held by a Fund is downgraded to a rating below investment-grade, such Fund may continue to hold the security until such time as the adviser determines it to be advantageous for the Fund to sell the security.

     FLOATING- AND VARIABLE-RATE OBLIGATIONS

     Certain Portfolios may purchase floating- and variable-rate obligations such as demand notes and bonds, and they may also purchase certificates of participation in such instruments. Variable-rate demand notes include master demand notes that are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. The issuer of such obligations ordinarily has a right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days notice to the holders of such obligations. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

     There generally is no established secondary market for these obligations because they are direct lending arrangements between the lender and borrower. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and each Portfolio may invest in obligations that are not so rated only if the adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which such Portfolio may invest. The adviser, on behalf of each Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in such Portfolio's investment portfolio. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

     FOREIGN INVESTMENTS

     The Portfolios that make foreign investments are subject to additional risks, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile (SEE "Emerging Market Securities" below). Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to foreign taxes. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in ADRs and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (EDRs and GDRs) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

     Certain Portfolios may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

     Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

     Amounts realized on foreign securities in which a Portfolio may invest may be subject to foreign withholding and other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

     FORWARD COMMITMENT, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS

     Each Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Delivery and payment on such transactions normally take place within 120 days after the date of the commitment to purchase. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date.

     Each Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

     GUARANTEED INVESTMENT CONTRACTS

     Certain Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest at a rate based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and these charges will be deducted from the value of the deposit fund. A Portfolio will purchase a GIC only when the adviser has determined that the GIC presents minimal credit risks to the Portfolio and is of comparable quality to instruments in which the Portfolio may otherwise invest. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, a GIC may be considered an illiquid investment.

     ILLIQUID SECURITIES

     The Portfolios may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale, and for which there may not be a readily available market, and which may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to a Portfolio. Each Portfolio may not invest or hold more than 15% of its net assets in illiquid securities.

     INFLATION-PROTECTED DEBT SECURITIES

     The Inflation-Protected Bond Portfolio invests primarily in, and certain other Portfolios invest in, inflation-protected debt securities, which are instruments whose prices are indexed to a measure of inflation such as, for example, the Consumer Price Index. The value of these securities at maturity or their coupon rate is determined by reference to the specific measure of inflation to which they are linked.

     Each Portfolio's yield will reflect both the inflation-adjusted interest income and the inflation adjustment to principal, which are features of inflation-protected debt securities. The current income generated by each Portfolio will vary with changes in the measure of inflation to which the inflation-protected securities held in the Portfolio are linked and may be more or less than traditional debt securities.

     The value of inflation-protected debt securities is expected to change in response to changes in real interest rates. Unlike traditional debt securities whose return is based on nominal interest rates that include inflation expectations as a component, the return on these securities is based on real interest rates that already take into account the inflation expectations of the market. As a result, interest payments will vary as the security's principal is adjusted for inflation. Inflation-protected debt securities are subject to greater risk than traditional debt securities if interest rates rise in a low inflation environment. Generally, the value of an inflation-protected debt security will fall when real interest rates rise and inversely, rise when real interest rates fall.

     While these securities are expected to be protected from long term inflationary trends, short term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the debt securities' inflationary measure.

     For federal income tax purposes, both interest payments and the difference between original principal and the inflation-adjusted principal of inflation-protected debt securities will be treated as interest income subject to taxation. Interest payments are taxable when received or accrued. The inflation adjustment to principal is subject to tax in the year the adjustment is made, not at maturity of the security when the cash from the repayment of principal is received.

     INTEREST RATE PROTECTION TRANSACTIONS

     To manage their exposure to different types of investments, certain Portfolios may enter into interest rate, currency and mortgage (or other asset) swap agreements and may purchase and sell interest rate "caps," "floors" and "collars." In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specific amount in return for payments equal to a fixed interest rate on the same amount for a specified period. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

     A Portfolio expects to enter into interest rate protection transactions to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities it anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

     LETTERS OF CREDIT

     Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies, which in the opinion of the adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

     LOANS OF PORTFOLIO SECURITIES

     Each Portfolio may lend its portfolio securities pursuant to guidelines approved by the Board to brokers, dealers and financial institutions, provided:
(1) the loan is secured continuously by collateral consisting of cash, securities of the U.S. Government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank organized under the laws of the United States, organized under the laws of a State, or a foreign bank that has filed an agreement with the Federal Reserve Board to comply with the same rules and regulations applicable to U.S. banks in securities credit transactions, and such collateral being maintained on a daily marked-to-market basis in an amount at least equal to the current market value of the securities loaned plus any accrued interest or dividends; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned upon sufficient prior notification; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities loaned will not at any time exceed the limits established by the 1940 Act.

     A Portfolio will earn income for lending its securities because cash collateral pursuant to these loans will be invested subject to the investment objectives, principal investment strategies and policies of the Portfolio. In connection with lending securities, a Portfolio may pay reasonable finders, administrative and custodial fees. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral. In either case, a Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by a Portfolio if a material event affecting the investment is to occur. A Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower or securities lending agent. Borrowing and placing brokers may not be affiliated, directly or indirectly, with the Trust, the adviser or the placement agent.

     Wells Fargo Bank (the "Custodian") acts as Securities Lending Agent for the Portfolios, subject to the overall supervision of the Portfolios' investment adviser. Pursuant to an exemptive order granted by the SEC, Wells Fargo Bank is entitled to receive a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

     MONEY MARKET INSTRUMENTS AND TEMPORARY INVESTMENTS

     The Portfolios may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than one billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated in one of the two highest ratings categories by a NRSRO, or, if unrated, of comparable quality as determined by the adviser;
(iv) certain repurchase agreements; and (v) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets and (ii) in the opinion of the adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolios.

     MORTGAGE-RELATED SECURITIES

     Certain Portfolios may invest in mortgage-related securities (also known as mortgage pass-through securities), which represent interests in "pools" of mortgages in which payments of both interest and principal on the securities are made monthly, in effect "passing through" monthly payments made by the individual borrowers on the residential mortgage loans which underlie the securities (net of fees paid to the issuer or guarantor of the securities). The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the underlying mortgages, or extended in rising interest-rate environments. Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage pass-through securities that are higher or lower than expected may expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government or its agencies or instrumentalities. Mortgage pass-through securities created by non-government issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance, and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers.

     COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"). Certain Portfolios may also invest in investment-grade Collateralized Mortgage Obligations ("CMOs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA"). CMOs are structured into multiple classes, with each class bearing a different stated maturity. Payments of principal, including prepayments, are first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired. A longer duration or greater sensitivity to interest rate fluctuations generally increases the risk level of the CMO.

     ADJUSTABLE RATE MORTGAGES ("ARMS"). Certain Portfolios may also invest in ARMs issued or guaranteed by a government agency such as the GNMA, FNMA, FHLMC, or by a private issuer. The full and timely payment of principal and interest on GNMA ARMs is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FNMA also guarantees full and timely payment of both interest and principal, while FHLMC guarantees full and timely payment of interest and ultimate payment of principal. FNMA and FHLMC ARMs are not backed by the full faith and credit of the United States. However, because FNMA and FHLMC are government-sponsored enterprises, these securities are generally considered to be high quality investments that present minimal credit risks. The mortgages underlying ARMs guaranteed by GNMA are typically insured or guaranteed by the Federal Housing Administration, the Veterans Administration or the Farmers Home Administration, whereas those underlying ARMs issued by FNMA or FHLMC are typically conventional residential mortgages which are not so insured or guaranteed, but which conform to specific underwriting, size and maturity standards. The yields provided by these ARMs have historically exceeded the yields on other types of U.S. Government obligations with comparable maturities, although there can be no assurance that this historical performance will continue.

     The Portfolios may also invest in ARMs offered by private issuers. These securities generally offer a higher rate of interest, but also involve greater credit and interest rate risk than U.S. Government agency issued ARMs because they offer no direct or indirect governmental guarantees. However, many private issuers or servicers of ARMs guarantee or provide insurance for timely payment of interest and principal. In addition, the Total Return Bond Portfolio may purchase some mortgage-related securities through private placements that are restricted as to further sale. The value of these securities may be more volatile than other mortgage-related securities.

     MORTGAGE PARTICIPATION CERTIFICATES. Certain Portfolios also may invest in mortgage participation certificates ("PCs") and guaranteed mortgage certificates ("GMCs"), both issued by the FHLMC. PCs resemble GNMA certificates in that each PC represents a pro rata share of all interest and principal payments made and owed on the underlying pool of mortgages. GMCs also represent a pro rata interest in a pool of mortgages. These instruments, however, pay interest semiannually and return principal once a year in guaranteed minimum payments. These mortgage participation certificates differ from bonds in that principal is paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity.

     OTHER MORTGAGE-RELATED SECURITIES. As new types of mortgage-related securities are developed and offered to investors, the adviser will, consistent with a Portfolio's investment objective, policies and quality standards, consider making investments in such new types of mortgage-related securities.

     PREPAYMENT AND EXTENSION RISK. The stated maturities of mortgage-related securities may be shortened by unscheduled prepayments of principal on the
underlying  mortgages,   or  extended  in  rising  interest  rate  environments.
Therefore, it is not possible to predict accurately the average maturity of a particular mortgage-related security. Variations in the maturities of mortgage-related securities will affect the yield of the Portfolio. Rates of repayment of principal on mortgage-related securities that are higher or lower than expected may also expose a Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates decline, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities.

     INTEREST RATE RISK. The interest rates on the underlying mortgages of mortgage-related securities generally are readjusted at periodic intervals ranging from one year or less to several years in response to changes in a predetermined, commonly recognized interest rate index. The adjustable rate feature should reduce, but will not eliminate, price fluctuations in such securities, particularly when market interest rates fluctuate. The NAV of a Portfolio's shares may fluctuate to the extent interest rates on underlying mortgages differ from prevailing market interest rates during periods between interest rate reset dates. Accordingly, investors could experience some loss if they redeem their shares of a Portfolio or if the Portfolio sells these portfolio securities before the interest rates on the underlying mortgages are adjusted to reflect prevailing market interest rates.

     MUNICIPAL BONDS

     Certain Portfolios may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated facilities.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal obligations. For example, under federal income tax legislation enacted in 1986, interest on certain private activity bonds must be included in an investor's "alternative minimum taxable income," and corporate investors must treat all tax-exempt interest as an item of tax "preference" for alternative minimum tax purposes. Moreover, a Portfolio cannot predict what legislation, if any, may be proposed in the state legislature regarding the state income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of municipal obligations generally for investment by the Portfolio and the liquidity and value of the Portfolio's assets. In such an event, a Portfolio would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

     Certain of the municipal obligations held by a Portfolio may be insured as to the timely payment of principal and interest. The insurance policies usually are obtained by the issuer of the municipal obligation at the time of its original issuance. In the event that the issuer defaults on interest or principal payment, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance does not protect against market fluctuations caused by changes in interest rates and other factors.

     OTHER INVESTMENT COMPANIES

     The Portfolios may invest in shares of other open-end management investment companies to the extent permitted under the 1940 Act. However, no Portfolio that has knowledge that its Interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act may acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d(1)(G) of the 1940 Act. In addition, any Portfolio that has knowledge that its Interests are purchased by another investment company pursuant to an exemptive order relating to Section 12(d)(1) of the 1940 Act that precludes underlying portfolios from acquiring any securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act, except for securities received as a dividend or as a result of a plan of reorganization of any company, will limit its acquisition of securities of other investment companies accordingly. Other investment companies in which a Portfolio may invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

     ISHARES. The Portfolios may invest in iShares Trust and iShares, Inc. ("iShares"), which are registered investment companies that consist of numerous separate series (each an "iShares Fund"), each of which seeks investment results similar to the performance of a single stock market or of a group of stock markets in a single geographic location. iShares combine characteristics of stocks with those of index funds. Like stocks, iShares are liquid and can be traded in any number of shares; like index funds, they provide diversification and market tracking. iShares trade on the American Stock Exchange, the Chicago Board Options Exchange and the New York Stock Exchange in the same way as shares of a publicly held company.

     The International Core Portfolio is authorized to purchase shares of an iShares Fund in excess of the 3% limit contained in Section 12(d)(1)(A) under the 1940 Act (the "3% Limit"). The 3% Limit prohibits an investment company that invests directly in a portfolio of securities from owning more than 3% of the outstanding voting stock of any one investment company. Although the Portfolio may invest in an iShares Fund in excess of the 3% Limit, it may not purchase shares of an iShares Fund if, after such purchase, it would own more than 20% of the outstanding voting stock of the iShares Fund.

     PARTICIPATION INTERESTS

     The Portfolios may purchase participation interests in loans or instruments in which the Portfolio may invest directly that are owned by banks or other institutions. A participation interest gives a Portfolio an undivided proportionate interest in a loan or instrument. Participation interests may carry a demand feature permitting the holder to tender the interests back to the bank or other institution. Participation interests, however, do not provide the Portfolio with any right to enforce compliance by the borrower, nor any rights of set-off against the borrower and the Portfolio may not directly benefit from any collateral supporting the loan in which it purchased a participation interest. As a result, the Portfolio will assume the credit risk of both the borrower and the lender that is selling the participation interest.

     PRIVATELY ISSUED SECURITIES

     Certain Portfolios may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to a Portfolio. Privately issued or Rule 144A securities that are determined by the adviser to be "illiquid" are subject to the Portfolios' policy of not investing or holding more than 15% of its net assets in illiquid securities. The adviser will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by a Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (E.G., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

     REPURCHASE AGREEMENTS

     The Portfolios may enter into repurchase agreements wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. All repurchase agreements will be fully "collateralized," as defined in or under the 1940 Act. A Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, a Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited. Each Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Portfolio's net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Portfolio will only enter into repurchase agreements with primary broker-dealers and commercial banks that meet guidelines established by the Board and that are not affiliated with the adviser. The Portfolios may participate in pooled repurchase agreement transactions with other Portfolios that are advised by the adviser.

     REVERSE REPURCHASE AGREEMENTS

     Certain Portfolios may enter into reverse repurchase agreements (an agreement under which a Portfolio sells their portfolio securities and agrees to repurchase them at an agreed-upon date and price). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account liquid assets such as U.S. Government obligations or other liquid high-grade debt securities having a value equal to or greater than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure that such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Portfolios may decline below the price at which the Portfolios are obligated to repurchase the securities. Reverse repurchase agreements may be viewed as a form of borrowing.

     SHORT SALES

     A short sale is a transaction in which a portfolio sells a security it does not own in anticipation of a decline in market price. When a Portfolio makes a short sale, the proceeds it receives are retained by the broker until the Portfolio replaces the borrowed security. In order to deliver the security to the buyer, the portfolio must arrange through a broker to borrow the security and, in so doing, the portfolio becomes obligated to replace the security borrowed at its market price at the time of replacement, whatever that price may be. Short sales "against the box" means that the portfolio owns the securities, which are placed in a segregated account until the transaction is closed out.

     The value of securities of any issuer in which a portfolio maintains a short position that is not "against the box" may not exceed the lesser of 5% of the value of the portfolio's net assets or 5% of the securities of such class of the issuer. A portfolio's ability to enter into short sales transactions is limited by the requirements of the 1940 Act.

     Short sales by a portfolio that are not made "against the box" create opportunities to increase the portfolio's return but, at the same time, involve special risk considerations and may be considered a speculative technique. Since a portfolio in effect profits from a decline in the price of the securities sold short without the need to invest the full purchase price of the securities on the date of the short sale, the portfolio's NAV per share will tend to increase more when the securities it has sold short decrease in value, and to decrease more when the securities it has sold short increase in value, than would otherwise be the case if it had not engaged in such short sales. Short sales theoretically involve unlimited loss potential, as the market price of securities sold short may continuously increase, although a portfolio may mitigate such losses by replacing the securities sold short before the market price has increased significantly. Under adverse market conditions, a portfolio might have difficulty purchasing securities to meet its short sale delivery obligations, and might have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when fundamental investment considerations would not favor such sales.

     If a portfolio makes a short sale "against the box," the portfolio would not immediately deliver the securities sold and would not receive the proceeds from the sale. The seller is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. A portfolio's decision to make a short sale "against the box" may be a technique to hedge against market risks when the investment manager believes that the price of a security may decline, causing a decline in the value of a security owned by the portfolio or a security convertible into or exchangeable for such security. In such case, any future losses in the portfolio's long position would be reduced by a gain in the short position.

     In the view of the SEC, a short sale involves the creation of a "senior security" as such term is defined under the1940 Act, unless the sale is "against the box" and the securities sold are placed in a segregated account (not with the broker), or unless the portfolio's obligation to deliver the securities sold short is "covered" by segregating (not with the broker) cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the difference between the market value of the securities sold short at the time of the short sale and any cash or securities required to be deposited as collateral with a broker in connection with the sale (not including the proceeds from the short sale), which difference is adjusted daily for changes in the value of the securities sold short. The total value of the cash and securities deposited with the broker and otherwise segregated may not at any time be less than the market value of the securities sold short at the time of the short sale.

     To avoid limitations under the 1940 Act on borrowing by investment companies, all short sales by each Portfolio will be "against the box," or the Portfolio's obligation to deliver the securities sold short will be "covered" by segregating cash, U.S. Government securities or other liquid debt or equity securities in an amount equal to the market value of its delivery obligation. A Portfolio will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the Portfolio's total assets.

     SMALL COMPANY SECURITIES

     Investments in small capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

     Securities owned by a Portfolio that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by a Portfolio of a security, to meet redemption requests by other investors or otherwise, may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

     Investment in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been tested by time or the marketplace and their financial resources may not be as substantial as those of more established companies. Their securities (which a Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market that can adversely affect their sale by the Portfolio and can result in such securities being priced lower than otherwise might be the case. If other institutional investors engaged in trading this type of security, a Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

     STRIPPED SECURITIES

     Certain Portfolios may purchase Treasury receipts, securities of government-sponsored enterprises ("GSEs"), stripped mortgage-backed securities ("SMBS"), and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. The stripped securities a Portfolio may purchase are issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks, corporations and other institutions at a discount to their face value. These securities generally are structured to make a lump-sum payment at maturity and do not make periodic payments of principal or interest. Hence, the duration of these securities tends to be longer and they are therefore more sensitive to interest rate fluctuations than similar securities that offer periodic payments over time. The stripped securities purchased by a Portfolio are not subject to prepayment or extension risk. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. SMBS that are structured to received interest only are extremely sensitive to changes in prevailing interest rates as well as the rate of principal payments (including prepayments) on the related underlying mortgage assets, and are therefore much more volatile than SMBS that receive principal only.

     Certain Portfolios may purchase participations in trusts that hold U.S. Treasury securities (such as TIGRs and CATS) or other obligations where the trust participations evidence ownership in either the future interest payments or the future principal payments on the obligations. These participations are normally issued at a discount to their "face value," and can exhibit greater price volatility than ordinary debt securities because of the way in which their principal and interest are returned to investors.

     SYNTHETIC CONVERTIBLE SECURITIES

     Certain Portfolios may invest in "synthetic" convertible securities, which are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, a Portfolio may purchase a non-convertible debt security and a warrant or option, which enables a Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, a Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then current value of the underlying security. Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio only invests in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's or S&P and will not invest more than 15% of its net assets in such synthetic securities and other illiquid securities.

     UNRATED INVESTMENTS

     The Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Portfolio. After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's Investors Services, Inc. ("Moody's) or Standard & Poor's Ratings Group ("S&P") may change as a result of changes in such organizations  or  their  rating  systems,  a  Portfolio  will  attempt  to  use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this Part B.

     U.S. GOVERNMENT OBLIGATIONS

     The Portfolios may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     WARRANTS

     The Portfolios may invest in warrants. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. A Portfolio may only purchase warrants on securities in which the Portfolio may invest directly. Warrants have no voting rights with respect to the assets of the issuer. Warrants do not pay a fixed dividend. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the common stock to rise. A warrant becomes worthless if it is not exercised within a specified time period.

     ZERO COUPON BONDS

     Certain Portfolios may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value; conversely, when interest rates fall, zero coupon securities rise more rapidly in value as the discount to face value narrows.

     NATIONALLY RECOGNIZED STATISTICAL RATINGS ORGANIZATION

     The ratings of Moody's, S&P and Fitch Investors Service, Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by a Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Portfolio. The adviser will consider such an event in determining whether the Portfolio involved should continue to hold the obligation.

     ADDITIONAL INFORMATION ABOUT THE S&P 500 INDEX

     The Trust (the "Licensee") has entered into a license agreement with S&P authorizing the use of various S&P trademarks and trade names in connection with the marketing and/or promotion of certain of the Portfolios (collectively referred to, herein, as the "Products").

     The Products are not sponsored, endorsed, sold, or promoted by S&P, a division of The McGraw-Hill Companies, Inc. S&P makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Products. S&P has no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of this issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Products.

     S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits).

     PORTFOLIO TURNOVER

     Generally, the Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible adverse tax consequences to the Portfolio and its Interestholders.


ITEM 12.  MANAGEMENT OF THE TRUST

     The following information supplements, and should be read in conjunction with, the section in Part A entitled "Management, Organization and Capital Structure."

     TRUSTEES AND OFFICERS. The Board supervises each Portfolio's activities, monitors its contractual arrangements with various service providers, and decides upon matters of general policy.

     GENERAL. The following table provides basic information about the Trustees and officers of the Trust. Each of the Trustees and officers listed below acts in identical capacities for each of the 138 funds comprising the Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust (collectively the "Trusts" or "Fund Complex"). The address of each Trustee and officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 74.

     In the table below and throughout this section, information for Trustees who are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("independent Trustees"), appears separately from the information for the "interested" Trustees.

------------------------------------ --------------------- ------------------------------------- -----------------------------
                                      POSITION HELD WITH                                             OTHER PUBLIC COMPANY
       NAME, AGE AND ADDRESS             REGISTRANT/             PRINCIPAL OCCUPATION(S)            OR INVESTMENT COMPANY
                                     LENGTH OF SERVICE(1)          DURING PAST 5 YEARS                  DIRECTORSHIPS
------------------------------------ --------------------- ------------------------------------- -----------------------------
                                                    INDEPENDENT TRUSTEES
Thomas S. Goho, 62                   Trustee,              Associate Professor of Finance,                   None
                                     since 1987            Wake Forest University, Calloway
                                                           School of Business and Accountancy.
Peter G. Gordon, 62                  Trustee, since 1998;  Chairman, CEO and Co-Founder of                   None
                                     (Chairman,            Crystal Geyser Water Company and
                                     since 2001).          President of Crystal Geyser Roxane
                                                           Water Company.
Richard M. Leach, 71                 Trustee,              Retired.  Prior thereto, President                None
                                     since 1987            of Richard M. Leach Associates (a
                                                           financial consulting firm).
Timothy J. Penny, 53                 Trustee,              Senior Counselor to the public                    None
                                     since 1996            relations firm of Himle-Horner and
                                                           Senior  Fellow at the Humphrey
                                                           Institute, Minneapolis, Minnesota
                                                           (a public policy organization).
Donald C. Willeke, 64                Trustee,              Principal of the law firm of Willeke              None
                                     since 1996            & Daniels.
                                                   INTERESTED(2) TRUSTEES
J. Tucker Morse, 60                  Trustee,              Private Investor/Real Estate                      None
                                     since 1987            Developer; Chairman of White Point
                                                           Capital, LLC.
                                                          OFFICERS
Karla M. Rabusch, 46                 President,            Executive Vice President of Wells                 N/A
                                     since 2003            Fargo Bank, N.A.  President of
                                                           Wells Fargo Funds Management, LLC.
                                                           Senior Vice President and Chief
                                                           Administrative Officer of Wells
                                                           Fargo Funds Management, LLC from
                                                           March 2001 to March 2003.  Vice
                                                           President of Wells Fargo Bank, N.A.
                                                           from December 1997 to May 2000.
Stacie D. DeAngelo, 36               Treasurer,            Senior Vice President of Wells                    N/A
                                     since 2003            Fargo Bank, N.A.  Senior Vice
                                                           President of Operations for Wells
                                                           Fargo Funds Management, LLC.
                                                           Prior thereto, Operations Manager
                                                           at Scudder Weisel Capital, LLC,
                                                           from October 2000 to May 2001;
                                                           Director of Shareholder Services
                                                           at BISYS Fund Services from
                                                           September 1999 to October 2000;
                                                           and Assistant Vice President of
                                                           Operations with Nicholas-Applegate
                                                           Capital Management from May 1993
                                                           to September 1999.
C. David Messman, 45                 Secretary,            Vice President and Managing Senior                N/A
                                     since 2000            Counsel of Wells Fargo Bank, N.A.
                                                           since January of 1996.  Vice
                                                           President and Secretary of Wells
                                                           Fargo Funds Management, LLC, since
                                                           March 2001.

   ________________
     1 Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.

     2 BASIS OF INTERESTEDNESS. J. Tucker Morse is affiliated with a government securities dealer that is registered under the Securities Exchange Act of 1934, but which is not itself affiliated with Wells Fargo Funds Management, LLC.

     COMMITTEES. All of the independent Trustees are also members of the Trust's Nominating and Governance Committee and Audit Committee.

     (1) NOMINATING AND GOVERNANCE COMMITTEE. Whenever a vacancy occurs on the Board, the Nominating and Governance Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Nominating and Governance Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only independent Trustees may nominate and select persons to become independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. Shareholder nominees are not considered unless required by or under the 1940 Act. The Nominating and Governance Committee meets only as necessary, and did not meet during the Funds' most recently completed fiscal year. Peter Gordon serves as the chairman of the Nominating and Governance Committee.

     (2) AUDIT COMMITTEE. The Audit Committee oversees the Portfolios' accounting and financial reporting policies and practices, reviews the results of the annual audits of the Portfolios' financial statements, and interacts with the Portfolios' independent registered public accounting firm on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met three times during the Funds' most recently completed fiscal year. Thomas Goho serves as the chairman of the Audit Committee.

     COMPENSATION. Prior to January 1, 2005, each Trustee received an annual retainer (payable quarterly) of $56,000 from the Fund Complex, and also received a combined fee of $7,000 for attendance at in-person Fund Complex Board meetings, and a $2,000 per meeting combined committee fee plus a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Lead Trustee of the Fund Complex received an additional $10,000 annual retainer for the additional work and time devoted by the Lead Trustee.

     Effective January 1, 2005, each Trustee receives an annual retainer (payable quarterly) of $80,000 from the Fund Complex. Each Trustee also receives a combined fee of $9,000 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairman (formerly referred to as the Lead Trustee) of the Fund Complex receives an additional $25,000 annual retainer for the additional work and time devoted by the Chairman.

     The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's officers are not compensated by the Trust for their services. For the year ended December 31, 2004, the Trustees received the following compensation:

                           COMPENSATION TABLE
                      YEAR ENDED DECEMBER 31, 2004
TRUSTEE COMPENSATION
                        INDEPENDENT TRUSTEES
  Thomas S. Goho                                  $87,000
  Peter G. Gordon                                 $97,000
  Richard M. Leach                                $87,000
  Timothy J. Penny                                $87,000
  Donald C. Willeke                               $87,000
                        INTERESTED TRUSTEES
  Robert C. Brown*                                $81,000
  J. Tucker Morse                                 $81,000
    *RETIRED AS OF APRIL 5, 2005.

     BENEFICIAL EQUITY OWNERSHIP INFORMATION. As of December 31, 2004, Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of Portfolio equity securities beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

                                                         BENEFICIAL EQUITY OWNERSHIP IN FUND COMPLEX
                                                            CALENDAR YEAR ENDED DECEMBER 31, 2004
----------------------------- ------------------------------------------------------------------------------------ -----------------
                                                                                                                   AGGREGATE DOLLAR
                                                                                                                   RANGE OF EQUITY
                                                                                                                  SECURITIES OF FUND
          TRUSTEE                         DOLLAR RANGE OF EQUITY SECURITIES OF THE PORTFOLIOS OF THE TRUST               COMPLEX
----------------------------- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- -----------------
                              LCV   DG   EI   EV   IP   IC   IG   II   IV  LCA  LCG  MFI  SCI  SCG  SCV   SI  TMB
------------------------------------------------------------------------------------------------------------------------------------
                                                            INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------------------------
Thomas S. Goho                 0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
----------------------------- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- -----------------
Peter G. Gordon                0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
----------------------------- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- -----------------
Richard M. Leach               0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
----------------------------- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- -----------------
Timothy J. Penny               0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
----------------------------- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- -----------------
Donald C. Willeke              0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
------------------------------------------------------------------------------------------------------------------------------------
                                                            INTERESTED TRUSTEES
------------------------------------------------------------------------------------------------------------------------------------
J. Tucker Morse                0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0    0             D
------------------------------------------------------------------------------------------------------------------------------------

     OWNERSHIP OF SECURITIES OF CERTAIN ENTITIES. None of the independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

     APPROVAL OF ADVISORY AND SUB-ADVISORY AGREEMENTS. Under Section 15(c) of the 1940 Act, the Board is generally required to approve annually the investment advisory and investment sub-advisory contracts (individually, an "Advisory Agreement," and collectively, the "Advisory Agreements") for the Portfolios. At each quarterly meeting, the Board reviews the performance information and nature of services provided by the investment adviser and any sub-advisers. At least annually, the Board is provided with quantitative and qualitative information to assist it in evaluating whether to approve the continuance of the Advisory Agreements, including comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser and each investment sub-adviser (individually, an "Adviser" and collectively, the "Advisers") and a description of the quality and nature of the services provided by the Advisers.

     Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the fees payable under the Advisory Agreement, including any fee waivers or fee caps, as well as any other relationships between the Portfolios and the Adviser and affiliates. The Board also analyzed each Portfolio's contractual fees, including investment advisory and sub-advisory fees, as well as administration fees, if any.

     The Board then reviewed statistical information regarding the performance and expenses of the Portfolios and the underlying funds that invest in the Portfolios (each, a "Gateway Fund") and was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for each Portfolio and Gateway Fund, the Board reviewed the performance information for a "Peer Group" of each Portfolio and Gateway Fund, a group of funds that was similar to the specific Portfolio, the relevant Lipper category of funds ("Lipper Group") for each Gateway Fund, and applicable broad-based indexes. The Board also reviewed data relating to the risk of each Portfolio as compared to its total return. This data showed the statistical measurement of the volatility of each Portfolio's total return throughout a specific time-period. The Board then also reviewed, for each Portfolio as compared to its Peer Group, the: (i) combined contractual advisory and administration fees, if any, (ii) net expense ratio, (iii) maximum contractual advisory fees permitted under the Advisory Agreement (excluding fee waivers and/or expense reimbursements); and (iv) projected contractual advisory fees showing the impact of breakpoints, if any, on contractual advisory fees. During its review, the Board considered the advisory fees paid by the Portfolios as well as the total fees paid to the Adviser for advisory and other services it provides to the Portfolios. The Board also reviewed information pertaining to the fee structure for each Portfolio and considered whether alternative fee structures (E.G. breakpoint fee structures, performance-based fees, fee waivers or fee caps) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in a Portfolio's asset levels.

     The Board then analyzed the Adviser's background and services that it provides to the Portfolios. The Board discussed the fact that the Adviser has established an investment program for each Portfolio and supervises and evaluates the sub-adviser. The Board recognized that the Adviser has an expertise in hiring and overseeing the activities of the sub-adviser. The Board also recognized that the primary investment adviser's oversight responsibilities include the monitoring of Portfolio compliance with federal securities laws and regulations. The Board reviewed the Adviser's compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures relating to the Portfolios' portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, compliance by the distributor on behalf of the Portfolios with SEC and other regulatory requirements, maintenance of books and records of the Portfolios and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also received and reviewed information on all SEC and other regulatory inquiries or audits of the Advisers, and a summary of any communications received from Portfolio Interestholders since the last approval of the Advisory Agreements. The Board also considered the background and experience of the senior management of each Adviser, and the level of attention given to the Portfolios by such persons. In evaluating the Advisers, the Board recognized that the Advisers have the size, visibility and resources to attract and retain highly qualified investment professionals, including research, advisory, or marketing personnel.

     In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board also considered soft dollar arrangements and other benefits received by the primary Adviser through its relationship with the sub-adviser (E.G. float income received by the Adviser on sale and redemption amounts, other contractual arrangements, or the general nature of the benefits received by affiliates of the primary Adviser that provide services to the Portfolios). The Board analyzed the degree to which the sub-adviser who oversees several funds can manage across asset classes and whether its investment disciplines are driven by proprietary research. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Portfolios. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Portfolio brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls applicable to the Portfolios' investment portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Portfolios and other advisory clients.

     Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) the quality of services provided by each of the Advisers; (ii) the scope of each Adviser's background and experience; (iii) an analysis of advisory fees paid by the Portfolios compared to other similar funds; and (iv) the level of profits realized by the primary investment adviser from its advisory arrangement with the Portfolios.

     PROXY VOTING POLICIES AND PROCEDURES. The Trusts and Funds Management have adopted policies and procedures ("Procedures") that are used to vote proxies relating to portfolio securities held by the Funds/Portfolios of the Trusts. The Procedures are designed to ensure that proxies are voted in the best interests of Fund shareholders/Portfolio interestholders.

     The responsibility for voting proxies relating to the Funds'/Portfolios' portfolio securities has been delegated to Funds Management. In accordance with the Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders consistent with governing laws and the investment policies of each Fund/Portfolio. While the Funds/Portfolios do not purchase securities to exercise control or to seek to effect corporate change through share ownership, they support sound corporate governance practices within companies in which they invest and reflect that support through their proxy voting process.

     Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company, as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.

     The Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted. Furthermore, Funds Management may solicit the input of underlying portfolio managers advising the Funds/Portfolios on particular issues.

     The Procedures set forth Funds Management's general position on various proposals, such as:

     - ROUTINE ITEMS - Funds Management will generally vote for the ratification of auditors, uncontested director or trustee nominees, name changes in company name, and other procedural matters related to annual meetings.

     - CORPORATE GOVERNANCE - Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification.

     - ANTI-TAKEOVER MATTERS - Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

     - MERGERS/ACQUISITIONS AND CORPORATE RESTRUCTURINGS - Funds Management's Proxy Committee will examine these items on a case-by-case basis.

     - SHAREHOLDER RIGHTS - Funds Management will generally vote against proposals that may restrict shareholder rights.

     In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Funds/Portfolios and in the best interests of Fund shareholders/ Portfolio interestholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent-proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.

     In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Funds' voting guidelines. However, when the Proxy
Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, either the Proxy Committee will instruct the proxy voting agent to vote in accordance with the recommendation the proxy voting agent makes to its clients generally, or the Trust's Board will exercise its authority to vote on the matter. In addition, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Funds (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.

     In order to not hinder possible economic benefits to the Portfolios and Portfolio interestholders, Funds Management will generally refrain from voting proxies on foreign securities that are subject to share blocking restrictions. In addition, securities on loan will typically not be recalled to facilitate voting. However, if the standing Proxy Committee determines that the importance of the matter to be voted upon outweighs any potential loss of benefits or revenue, the security will be recalled for voting.

     Information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available annually on the Portfolios' website at WWW.WELLSFARGO.COM/ADVANTAGEFUNDS and on the Commission's website at http://www.sec.gov.

     POLICIES AND PROCEDURES FOR DISCLOSURE OF PORTFOLIO HOLDINGS. The Trusts and Funds Management have adopted policies and procedures to govern the disclosure of portfolio holdings and any ongoing arrangements to make available information about portfolio holdings for the Funds/Portfolios. For purposes of these procedures, the term, "portfolio holdings" means the stock and bonds held by a Fund/Portfolio and does not include the cash investments or other derivative positions held by the Fund/Portfolio. Under no circumstances shall Funds Management or the Funds/Portfolios receive any compensation in return for the disclosure of information about a Fund's/Portfolio's portfolio securities or for any ongoing arrangements to make available information about a Fund's/Portfolio's portfolio securities.

     DISCLOSURE OF A FUND'S/PORTFOLIO'S PORTFOLIO HOLDINGS. The complete portfolio holdings and top ten holdings information referenced below (except for the Funds/Portfolios of Wells Fargo Master Trust and Wells Fargo Variable Trust) will be available on the Funds' Web site until updated for the next applicable period. Funds Management may withhold any portion of a Fund's portfolio holdings from online disclosure when deemed to be in the best interest of the Fund. Once holdings information has been posted on the Web site, it may be further disseminated without restriction.

     1. Complete Holdings. The complete portfolio holdings for each Fund shall be made publicly available on the Funds' Web site (WWW.WELLSFARGO.COM/ADVANTAGEFUNDS) on a monthly, 30-day or more delayed basis.
     2. Top Ten Holdings. Top ten holdings information for each Fund shall be made publicly available on the Funds' Web site on a monthly, seven-day or more delayed basis.
     3. Fund of Funds Structure. A change to the underlying funds held by a Fund in a fund of funds structure or changes in a Fund's target allocations between or among its fixed-income and/or equity investments may be posted to the Funds' Web site simultaneous with the change.

     Furthermore, as required by the SEC, each Fund/Portfolio (except money market funds) shall file its complete portfolio holdings schedule in public filings made with the SEC on a quarterly basis. Each Fund/Portfolio (including money market funds) is required to file its complete portfolio schedules for the second and fourth fiscal quarter on Form N-CSR, and each Fund/ Portfolio (except money market funds) is required to file its complete portfolio schedules for the first and third fiscal quarters on Form N-Q, in each instance within 60 days of the end of the Fund's/Portfolio's fiscal quarter. Through Form N-CSR and Form N-Q filings made with the SEC, the Funds'/Portfolios' full portfolio holdings will be publicly available to interestholders/ shareholders on a quarterly basis. Such filings shall be made on or shortly before the 60th day following the end of a fiscal quarter.

     Each Fund's/Portfolio's complete portfolio schedules for the second and fourth fiscal quarter, required to be filed on Form N-CSR, shall be delivered to interestholders/shareholders in the Fund's/Portfolio's semi-annual and annual reports. Each Fund's/Portfolio's complete portfolio schedule for the first and third fiscal quarters, required to be filed on Form N-Q, will not be delivered to interestholders/shareholders. Each Fund/Portfolio, however, shall include appropriate disclosure in its semi-annual and annual reports as to how a interestholder/ shareholder may obtain holdings information for the Fund's/Portfolio's first and third fiscal quarters.

     LIST OF APPROVED RECIPIENTS. The following list describes the limited circumstances in which a Fund's/Portfolio's portfolio holdings may be disclosed to selected third parties in advance of the monthly release on the Funds' Web site. In each instance, a determination will be made by Funds Management that such advance disclosure is supported by a legitimate business purpose and that the recipients, where feasible, are subject to an independent duty not to disclose or trade on the nonpublic information.

     A. SUB-ADVISERS. Sub-advisers shall have full daily access to portfolio holdings for the Fund(s)/Portfolio(s) for which they have direct management responsibility. Sub-advisers may also release and discuss portfolio holdings with various broker/dealers for purposes of analyzing the impact of existing and future market changes on the prices, availability/demand and liquidity of such securities, as well as for the purpose of assisting portfolio managers in the trading of such securities.

     B. MONEY MARKET PORTFOLIO MANAGEMENT TEAM. The money market portfolio management team at Wells Capital Management shall have full daily access to daily transaction information across the WELLS FARGO ADVANTAGE FUNDSSM for purposes of anticipating money market sweep activity which in turn helps to enhance liquidity management within the money market funds.

     C.   FUNDS MANAGEMENT/WELLS FARGO FUNDS DISTRIBUTOR, LLC.

          1. Funds Management personnel that deal directly with the processing, settlement, review, control, auditing, reporting, and/or valuation of portfolio trades shall have full daily access to a Fund's/Portfolio's portfolio holdings through access to PFPC's Datapath system.
          2. Funds Management personnel that deal directly with investment review and analysis of the Funds/Portfolios shall have full daily access to a Fund's/ Portfolio's portfolio holdings through Factset, a program that is used to, among other things, evaluate portfolio characteristics against available benchmarks.
          3. Funds Management and Wells Fargo Funds Distributor, LLC personnel may be given advance disclosure of any changes to the underlying funds in a fund of funds structure or changes in a Fund's target allocations that result in a shift between or among its fixed-income and/or equity investments.

     D. EXTERNAL SERVICING AGENTS. Appropriate personnel that assist in the review and/or processing of a Fund's/Portfolio's portfolio transactions employed by the Fund/ Portfolio accounting agent, the custodian and the trading settlement desk at Wells Capital Management (only with respect to the Funds/Portfolios that Wells Capital Management sub-advises), shall have daily access to all Fund's/Portfolio's portfolio holdings. Funds Management utilizes the services of Institutional Shareholder Services ("ISS") and SG Constellation, L.L.C. to assist with proxy voting and B share financing, respectively. Both ISS and SG Constellation, L.L.C. may receive full Fund's/Portfolio's portfolio holdings on a weekly basis for the Funds/Portfolios for which they provide services.

     E. RATING AGENCIES. S&P and Moody's receive full Fund/Portfolio holdings for rating purposes. S&P may receive holdings information weekly on a seven-day delayed basis. Moody's may receive holdings information monthly on a seven-day delayed basis.

     ADDITIONS TO LIST OF APPROVED RECIPIENTS. Any additions to the above list of approved recipients requires approval by the President and Chief Legal Officer of the Funds/Portfolios based on a review of: (i) the type of
Fund/Portfolio involved; (ii) the purpose for receiving the holdings information; (iii) the intended use of the information; (iv) the frequency of the information to be provided; (v) the length of the lag, if any, between the date of the information and the date on which the information will be disclosed;
(vi) the proposed recipient's relationship to the Funds/Portfolios; (vii) the ability of Funds Management to monitor that such information will be used by the proposed recipient in accordance with the stated purpose for the disclosure;
(viii) whether a confidentiality agreement will be in place with such proposed recipient; and (ix) whether any potential conflicts exist regarding such disclosure between the interests of Fund/ Portfolio interestholders/shareholders, on the one hand, and those of the Fund's/Portfolio's investment adviser, principal underwriter, or any affiliated person of the Fund/Portfolio.

     FUNDS MANAGEMENT COMMENTARIES. Funds Management may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information in connection with or relating to a Fund/Portfolio or its portfolio holdings (including historical holdings information), or any changes to the portfolio holdings of a Fund/Portfolio if such disclosure does not result in the disclosure of current portfolio holdings information any sooner than on a monthly 30-day delayed basis (or on a monthly 7-day delayed basis for a top-ten holding) and such disclosure does not constitute material nonpublic information, which for this purpose, means information that would convey any advantage to a recipient in making an investment decision concerning a Portfolio.

     BOARD APPROVAL. The Board shall review and reapprove these procedures, including the list of approved recipients, as often as they deem appropriate, but not less often than annually, and make any changes that they deem appropriate.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     Set forth below, as of August 12, 2005, is the name and Interest ownership of each Interestholder known by the Trust to have beneficial or record ownership of 5% or more of each Portfolio. The address for each of the holders listed below, unless otherwise indicated, is 525 Market Street, San Francisco, CA 94105. Each holder is both the beneficial and record owner of Interests in each respective Portfolio.

                    INTEREST OWNERSHIP AS OF AUGUST 12, 2005

PORTFOLIO                                   INTEREST OWNER                                              PERCENTAGE
                                                                                                      OF PORTFOLIO
C&B Large Cap Value Portfolio               Diversified Equity Fund                                         32.45%
                                            Aggressive Allocation Fund                                      30.26%
                                            Conservative Allocation Fund                                    25.89%
                                            Growth Balanced Fund                                             5.24%
Disciplined Growth Portfolio                Diversified Equity Fund                                         37.29%
                                            Growth Balanced Fund                                            34.94%
                                            Growth Equity Fund                                              15.03%
                                            Moderate Balanced Fund                                           6.06%

PORTFOLIO                                   INTEREST OWNER                                              PERCENTAGE
                                                                                                      OF PORTFOLIO
Equity Income Portfolio                     Equity Income Fund                                              79.62%
                                            Diversified Equity Fund                                          8.93%
                                            Growth Balanced Fund                                             8.39%
Equity Value Portfolio                      Diversified Equity Fund                                         28.17%
                                            Growth Balanced Fund                                            26.35%
                                            WealthBuilder Tactical Equity Portfolio                         13.31%
                                            WealthBuilder Growth Balanced Portfolio                         13.05%
                                            WealthBuilder Equity Portfolio                                   6.77%
Index Portfolio                             Index Fund                                                      62.61%
                                            Diversified Equity Fund                                         16.42%
                                            Growth Balanced Fund                                            15.37%
Inflation-Protected Bond Portfolio          Inflation-Protected Bond Fund                                   58.81%
                                            Moderate Balanced Fund                                          21.00%
                                            Conservative Allocation Fund                                     7.64%
                                            Diversified Equity Fund                                          7.60%
International Core Portfolio                Diversified Equity Fund                                         32.56%
                                            Growth Balanced Fund                                            30.38%
                                            Growth Equity Fund                                              25.99%
                                            Moderate Balanced Fund                                           5.27%
International Growth Portfolio              Diversified Equity Fund                                         32.56%
                                            Growth Balanced Fund                                            30.41%
                                            Growth Equity Fund                                              25.95%
                                            Moderate Balanced                                                5.27%
International Index Portfolio               Diversified Equity Fund                                         32.57%
                                            Growth Balanced Fund                                            30.40%
                                            Growth Equity Fund                                              25.95%
                                            Moderate Balanced Fund                                           5.27%
International Value Portfolio               Diversified Equity Fund                                         32.45%
                                            Growth Balanced Fund                                            30.26%
                                            Growth Equity Fund                                              25.89%
                                            Moderate Balanced Fund                                           5.24%
Large Cap Appreciation Portfolio            Large Cap Appreciation Fund                                     39.35%
                                            Diversified Equity Fund                                         26.63%
                                            Growth Balanced Fund                                            24.94%
Large Company Growth Portfolio              Large Company Growth Fund                                       78.33%
                                            Diversified Equity Fund                                          6.65%
                                            Growth Balanced Fund                                             6.22%

PORTFOLIO                                   INTEREST OWNER                                              PERCENTAGE
                                                                                                      OF PORTFOLIO
Managed Fixed Income Portfolio              Growth Balanced Fund                                            51.05%
                                            Moderate Balanced Fund                                          18.50%
                                            Conservative Allocation Fund                                    18.47%
                                            Diversified Bond Fund                                            9.13%
Small Cap Index Portfolio                   Diversified Small Cap Fund                                      51.66%
                                            Growth Equity Fund                                              18.73%
                                            Diversified Equity Fund                                         12.96%
                                            Growth Balanced Fund                                            12.19%
Small Company Growth Portfolio              Small Company Growth Fund                                       59.19%
                                            Diversified Small Cap Fund                                      21.10%
                                            Growth Equity Fund                                               7.63%
                                            Diversified Equity Fund                                          5.13%
Small Company Value Portfolio               Small Company Value Fund                                        36.23%
                                            Diversified Small Cap Fund                                      30.37%
                                            Growth Equity Fund                                              10.99%
                                            Diversified Equity Fund                                          7.62%
                                            Growth Balanced Fund                                             7.14%
Stable Income Portfolio                     Stable Income Fund                                              69.37%
                                            Conservative Allocation Fund                                    17.67%
                                            Moderate Balanced Fund                                          12.95%
Tactical Maturity Bond Portfolio            Growth Balanced Fund                                            51.02%
                                            Moderate Balanced Fund                                          18.51%
                                            Conservative Allocation Fund                                    18.49%
                                            Diversified Bond Fund                                            9.14%
Total Return Bond Portfolio                 Total Return Bond Fund                                          88.40%
                                            Moderate Balanced Fund                                           5.92%

     For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an Interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Portfolio, or is identified as the holder of record of more than 25% of a Portfolio and has voting and/or investment powers, it may be presumed to control such Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

     INVESTMENT ADVISER. Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for each of the Portfolios on or about March 1, 2001. Funds Management, an indirect wholly owned subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Bank, was created in early 2001 to succeed to the mutual fund advisory and administration responsibilities of Wells Fargo Bank. The Portfolios' adviser is responsible for implementing the investment policies and guidelines for the Portfolios, and for supervising the sub-advisers who are responsible for the day-to-day portfolio management of the Portfolios.

     The Advisory Agreement for each Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

     The Advisory Agreement with respect to a Portfolio is terminable without the payment of any penalty, by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) on 60 days' written notice by either party and will terminate automatically upon its assignment.

     The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to each Portfolio. Each Advisory Agreement provides that the advisers may render service to others.

     The table below shows the dollar amount of advisory fees payable as a percentage of average daily net assets by each Portfolio over the past three years. Specifically, the table details the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The advisory fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as a Portfolio has been operational. The Equity Value Portfolio commenced operations on August 29, 2003. The International Value Portfolio commenced operations on October 31, 2003. The International Index and International Growth Portfolios commenced operations on October 6, 2004, the C&B Large Cap Value Portfolio commenced operations on December 6, 2004, and the Inflation-Protected Bond Portfolio and Total Return Bond Portfolio commenced operations on July 25, 2005 and therefore fee information is not shown for these Portfolios.

                                  ADVISORY FEES

----------------------------------------------------------------------------------------------------------------
                                                           FEES PAYABLE         FEES WAIVED           FEES PAID
----------------------------------------------------------------------------------------------------------------
Disciplined Growth Portfolio
     Year ended September 30, 2004                          $ 1,138,992          $  396,386         $   742,606
     Year ended September 30, 2003                          $   472,401          $   96,910         $   375,491
     Year ended September 30, 2002                          $   550,065          $  132,193         $   417,872
----------------------------------------------------------------------------------------------------------------
Equity Income Portfolio
     Year ended September 30, 2004                          $13,404,349          $3,804,507         $ 9,599,842
     Year ended September 30, 2003                          $13,444,353          $2,094,891         $11,349,462
     Year ended September 30, 2002                          $16,678,882          $2,274,281         $14,404,601
----------------------------------------------------------------------------------------------------------------
Equity Value
     Period ending September 30, 2004                       $ 1,571,746          $  369,018         $ 3,554,525
     Period ending September 30, 2003                       $    62,802          $   25,830         $    36,972
----------------------------------------------------------------------------------------------------------------
Index Portfolio
     Year ended September 30, 2004                          $ 2,479,754          $2,467,379         $    12,375
     Year ended September 30, 2003                          $ 2,025,145          $  655,379         $ 1,369,766
     Year ended September 30, 2002                          $ 2,174,151          $  761,097         $ 1,413,054
----------------------------------------------------------------------------------------------------------------
International Core Portfolio
     Year ended September 30, 2004                          $ 4,722,472          $  679,046         $ 4,043,426
     Year ended September 30, 2003                          $ 5,363,459          $  161,316         $ 5,202,143
     Year ended September 30, 2002                          $ 3,474,631          $   63,833         $ 3,410,798
----------------------------------------------------------------------------------------------------------------
International Value Portfolio
     Year ended September 30, 2004                          $ 1,378,418          $  282,827         $ 1,095,591
----------------------------------------------------------------------------------------------------------------
Large Cap Appreciation Portfolio
     Year ended September 30, 2004                          $   692,293          $  132,033         $   560,260
     Year ended September 30, 2003                          $   537,577          $   71,159         $   466,418
     Year ended September 30, 2002                          $   523,262          $  124,603         $   398,659
----------------------------------------------------------------------------------------------------------------
Large Company Growth Portfolio
     Year ended September 30, 2004                          $25,555,642          $3,066,165         $22,489,477
     Year ended September 30, 2003                          $19,428,991          $  377,288         $19,051,703
     Year ended September 30, 2002                          $19,034,302          $   24,441         $19,009,861
----------------------------------------------------------------------------------------------------------------
Managed Fixed Income Portfolio
     Year ended May 31, 2004                                $ 3,293,342          $1,830,169         $1,463,173
     Year ended May 31, 2003                                $ 3,040,269          $1,141,650         $1,898,619
     Year ended May 31, 2002                                $ 2,955,479          $1,145,935         $1,809,544
----------------------------------------------------------------------------------------------------------------
Small Cap Index Portfolio
     Year ended September 30, 2004                          $   710,073          $  544,560         $  165,513
     Year ended September 30, 2003                          $   482,079          $   31,232         $  450,847
     Year ended September 30, 2002                          $   418,992          $   10,306         $  408,686
----------------------------------------------------------------------------------------------------------------
Small Company Growth Portfolio
     Year ended September 30, 2004                          $ 7,110,250          $  545,973         $6,564,690
     Year ended September 30, 2003                          $ 4,892,526          $   64,834         $4,827,692
     Year ended September 30, 2002                          $ 5,499,019          $    1,872         $5,497,147
----------------------------------------------------------------------------------------------------------------
Small Company Value Portfolio
     Year ended September 30, 2004                          $ 3,459,275          $  516,316         $2,942,959
     Year ended September 30, 2003                          $ 2,032,357          $  370,584         $1,661,773
     Year ended September 30, 2002                          $ 1,560,450          $  337,276         $1,223,174
----------------------------------------------------------------------------------------------------------------
Stable Income Portfolio
     Year ended May 31, 2004                                $ 5,321,001          $1,426,375         $3,894,626
     Year ended May 31, 2003                                $ 3,431,715          $        0         $3,431,715
     Year ended May 31, 2002                                $ 2,343,531          $    3,012         $2,340,519
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                           FEES PAYABLE         FEES WAIVED           FEES PAID
----------------------------------------------------------------------------------------------------------------
Tactical Maturity Bond Portfolio
     Year ended May 31, 2004                               $ 2,254,423           $  983,080         $1,271,343
     Year ended May 31, 2003                               $ 2,069,977           $  769,341         $1,300,636
     Year ended May 31, 2002                               $ 1,991,183           $  764,626         $1,226,557
----------------------------------------------------------------------------------------------------------------

     INVESTMENT SUB-ADVISERS. Funds Management has engaged Wells Capital Management Incorporated ("Wells Capital Management"), Artisan Partners Limited Partnership ("Artisan"), Cadence Capital Management, LLC ("Cadence"), Cooke and Bieler, L.P. ("Cooke & Bieler"), Galliard Capital Management, Inc. ("Galliard"), LSV Asset Management ("LSV"), New Star Institutional Managers Limited ("New Star"), Peregrine Capital Management, Inc. ("Peregrine"), Smith Asset Management Group, LP ("Smith Group"), SSgA Funds Management ("SSgA") and Systematic Financial Management LP ("Systematic") (collectively, the "Sub-Advisers") to serve as investment sub-advisers to the Portfolios. Subject to the direction of the Trust's Board and the overall supervision and control of Funds Management and the Trust, the Sub-Advisers make recommendations regarding the investment and reinvestment of the Portfolios' assets. The Sub-Advisers furnish to Funds Management periodic reports on the investment activity and performance of the Portfolios. The Sub-Advisers also furnish such additional reports and information as Funds Management and the Board and officers may reasonably request. Funds Management may, from time to time and in its sole discretion, allocate and reallocate services provided by and fees paid to Peregrine, Galliard and Wells Capital Management.

     An investment Sub-advisory Agreement (the "Sub-Advisory Agreement") for a Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the Interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). A Portfolio's Sub-Advisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio or by the Adviser or Sub-Adviser on 60 days' written notice to the other party and will automatically terminate in the event of its assignment.

     As compensation for sub-advisory services to the Portfolios, Wells Capital Management, Artisan, Cadence, Cooke & Bieler, Galliard, LSV, New Star, Peregrine, Smith Group, SSgA and Systematic are each entitled to receive the following fees:

----------------------------------- ----------------------------------- ------------------------------
         MASTER PORTFOLIO                      SUB-ADVISER                          FEES
----------------------------------- ----------------------------------- ----------------- ------------
C&B Large Cap Value                 Cooke & Bieler                       0-249M            0.45%
                                                                         250-499M          0.40%
                                                                         500-750M          0.35%
                                                                         >750M             0.30%
----------------------------------- ----------------------------------- ----------------- ------------
Disciplined Growth                  Smith Group                          0-200M            0.30%
                                                                         200-500M          0.20%
                                                                         >500M             0.15%
----------------------------------- ----------------------------------- ----------------- ------------

----------------------------------- ----------------------------------- ------------------------------
         MASTER PORTFOLIO                      SUB-ADVISER                          FEES
----------------------------------- ----------------------------------- ----------------- ------------
Equity Income                       Wells Capital Management             0-200M            0.25%
                                                                         200-400M          0.20%
                                                                         >400M             0.15%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-150M            0.30%
                                                                         150-350M          0.20%
Equity Value                        Systematic                           350-750M          0.15%
                                                                         750M-1B           0.13%
                                                                         >1B               0.10%
----------------------------------- ----------------------------------- ----------------- ------------
Index                               Wells Capital Management             0-200M            0.02%
                                                                         >200M             0.01%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-399M            0.15%
Inflation-Protected Bond            Wells Capital Management             400-800M          0.125%
                                                                         >800M             0.10%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-50M             0.35%
International Core                  New Star                             50-550M           0.29%
                                                                         >550M             0.20%
----------------------------------- ----------------------------------- ------------------------------
International Growth                Artisan                                         0.70%
----------------------------------- ----------------------------------- ----------------- ------------
International Index                 SSgA                                 0-100M            0.08%
                                                                         >100M             0.06%
----------------------------------- ----------------------------------- ----------------- ------------
International Value                 LSV                                  0-150M            0.35%
                                                                         150-500M          0.40%
                                                                         500-750M          0.35%
                                                                         750M-1B           0.325%
                                                                         >1B               0.30%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-250M            0.30%
                                                                         250-500M          0.20%
Large Cap Appreciation              Cadence                              500M-1B           0.15%
                                                                         >1B               0.10%
----------------------------------- ----------------------------------- ----------------- ------------
Large Company Growth                Peregrine                            0-25M             0.75%
                                                                         25-50M            0.60%
                                                                         50-275M           0.50%
                                                                         >275M             0.30%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-500M            0.10%
Managed Fixed Income(1)             Galliard                             500M-1.5B         0.05%
                                                                         >1.5B             0.03%
----------------------------------- ----------------------------------- ----------------- ------------
Small Cap Index                     Wells Capital Management             0-200M            0.02%
                                                                         >200M             0.01%
----------------------------------- ----------------------------------- ----------------- ------------

----------------------------------- ----------------------------------- ------------------------------
         MASTER PORTFOLIO                      SUB-ADVISER                          FEES
----------------------------------- ----------------------------------- ----------------- ------------
Small Company Growth                Peregrine                            0-50M             0.90%
                                                                         50-180M           0.75%
                                                                         180-340M          0.65%
                                                                         340-685M          0.50%
                                                                         685-735M          0.52%
                                                                         >735M             0.55%
----------------------------------- ----------------------------------- ----------------- ------------
Small Company Value                 Peregrine                            0-175M            0.50%
                                                                         >175M             0.75%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-500M            0.10%
Stable Income(1)                    Galliard                             500M-1.5B         0.05%
                                                                         >1.5B             0.03%
----------------------------------- ----------------------------------- ----------------- ------------
                                                                         0-10M             0.40%
                                                                         10-25M            0.30%
Tactical Maturity Bond              Peregrine                            25M-300M          0.20%
                                                                         >300M             0.10%
----------------------------------- ----------------------------------- ----------------- ------------
Total Return Bond                   Wells Capital Management             0-399M            0.15%
                                                                         400-799M          0.125%
                                                                         >800M             0.10%
----------------------------------- ----------------------------------- ----------------- ------------

__________________
(1) Assets of the Managed Fixed Income Portfolio and Stable Income Portfolio are combined for purposes of determining the appropriate sub-advisory fee payable to Galliard for such Portfolios, and the breakpoints set forth above are based on the combined assets of such Portfolios.

     UNAFFILIATED SUB-ADVISERS. Listed below is the aggregate dollar amount of sub-advisory fees paid by each Portfolio to the following unaffiliated sub-advisers for the year ended September 30, 2004. The International Value
Portfolio commenced operations on October 31, 2003. The International Index Portfolio and the International Growth Portfolio commenced operations on October 6, 2004 and the C&B Large Cap Value Portfolio commenced operations on December 6, 2004, and therefore fee information is not shown for these Portfolios.

                 PORTFOLIO                 SUB-ADVISER        FEES PAID       FEES WAIVED/
                                                                               REIMBURSED
Disciplined Growth Portfolio               Smith Group         $467,064           $0
Equity Value Portfolio                     Systematic          $571,190           $0
International Value Portfolio              LSV                 $581,958           $0
Large Cap Appreciation Portfolio           Cadence             $296,774           $0


ITEM 15. PORTFOLIO MANAGERS

     The following information supplements, and should be read in conjunction with, the section in Part A entitled "Portfolio Managers." The information in this section is provided as of the dates shown opposite the corresponding portfolio managers' names in the table below. These portfolio managers (each a "Portfolio Manager" and together, the "Portfolio Managers") manage the investment activities of the Portfolios as listed below on a day-to-day basis.

--------------------------------------- ----------------------------- ------------------------------- --------------
PORTFOLIO                               SUB-ADVISER                   PORTFOLIO MANAGERS              DATE
--------------------------------------- ----------------------------- ------------------------------- --------------
C&B Large Cap Value Portfolio           Cooke & Bieler                Kermit S. Eck, CFA              10/31/2004
                                                                      Michael M. Meyer, CFA
                                                                      James R. Norris
                                                                      Edward W. O'Connor, CFA
                                                                      R. James O'Neil, CFA
                                                                      Mehul Trivedi, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Disciplined Growth Portfolio            Smith Group                   Stephen S. Smith, CFA           9/30/2004
--------------------------------------- ----------------------------- ------------------------------- --------------
Equity Income Portfolio                 Wells Capital Management      David L. Roberts, CFA           9/30/2004
                                                                      Gary J. Dunn, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Equity Value Portfolio                  Systematic                    D. Kevin McCreesh, CFA          9/30/2004
                                                                      Ronald M. Mushock, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Index Portfolio                         Wells Capital Management      Gregory T. Genung, CFA          9/30/2004
Small Cap Index Portfolio
--------------------------------------- ----------------------------- ------------------------------- --------------
Inflation-Protected Bond Portfolio      Wells Capital Management      W. Frank Koster                 7/25/2005
                                                                      Jay N. Mueller, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
International Core Portfolio            New Star                      Mark Beale                      9/30/2004
                                                                      Richard Lewis
--------------------------------------- ----------------------------- ------------------------------- --------------
International Growth Portfolio          Artisan                       Mark L. Yockey, CFA             9/30/2004
--------------------------------------- ----------------------------- ------------------------------- --------------
International Index Portfolio           SSgA                          Lynn Blake                      3/31/2005
                                                                      Deane Gyllenhaal
                                                                      Dwayne Hancock, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
International Value Portfolio           LSV                           Josef Lakonishok                9/30/2004
                                                                      Menno Vermeulen, CFA
                                                                      Robert W. Vishny
--------------------------------------- ----------------------------- ------------------------------- --------------
Large Cap Appreciation Portfolio        Cadence                       William B. Bannick, CFA         9/30/2004
                                                                      Robert L. Fitzpatrick, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Large Company Growth Portfolio          Peregrine                     John S. Dale, CFA               9/30/2004
                                                                      Gary E. Nussbaum, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Managed Fixed Income Portfolio          Galliard                      Richard Merriam, CFA            5/31/2004
Stable Income Portfolio                                               Ajay Mirza, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Small Company Growth Portfolio          Peregrine                     William A. Grierson             9/30/2004
                                                                      Daniel J. Hagen, CFA
                                                                      Robert B. Mersky, CFA
                                                                      James P. Ross, CFA
                                                                      Paul E. von Kuster, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Small Company Value Portfolio           Peregrine                     Jason R. Ballsrud, CFA          9/30/2004
                                                                      Tasso H. Coin Jr., CFA
                                                                      Douglas G. Pugh, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------
Tactical Maturity Bond Portfolio        Peregrine                     William D. Giese, CFA           5/31/2004
                                                                      Jay H. Strohmaier
--------------------------------------- ----------------------------- ------------------------------- --------------
Total Return Bond Portfolio             Wells Capital Management      William Stevens                 7/25/2005
                                                                      Marie Chandoha
                                                                      Thomas O'Connor, CFA
--------------------------------------- ----------------------------- ------------------------------- --------------

     MANAGEMENT OF OTHER ACCOUNTS. The following table indicates the type of, number of, and total assets in accounts managed by each Portfolio's Portfolio Manager, including the Portfolios. The accounts described include accounts that a Portfolio Manager manages in a professional capacity as well as accounts that a Portfolio Manager may manage in a personal capacity, if any, which are included under "Other Accounts."

------------------------------------ --------------------------- --------------------------- ---------------------------
PORTFOLIO MANAGER*                     REGISTERED INVESTMENT      OTHER POOLED INVESTMENT          OTHER ACCOUNTS
                                             COMPANIES                    VEHICLES
------------------------------------ --------------------------- --------------------------- ---------------------------
                                        Number        Total        Number of       Total      Number of       Total
                                     of Accounts      Assets       Accounts       Assets       Accounts       Assets
                                                     Managed                      Managed                    Managed
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
ARTISAN
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mark L. Yockey, CFA                   7           $11.2B           1           $207B          44          $8.1B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
CADENCE
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William B. Bannick, CFA               6           $2.4B            0            $0           104          $3.2B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert L. Fitzpatrick, CFA            6           $2.4B            0            $0           111          $3.2B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
COOKE & BIELER
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Kermit S. Eck, CFA                    5          $821.1M           0            $0           196          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Michael M. Meyer, CFA                 5          $821.1M           0            $0           197          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    James R. Norris                       5          $821.1M           0            $0           199          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Edward W. O'Connor, CFA               5          $821.1M           0            $0           199          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    R. James O'Neil, CFA                  5          $821.1M           0            $0           196          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mehul Trivedi, CFA                    5          $821.1M           0            $0           197          $2.6B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
GALLIARD
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Richard Merriam, CFA                  5           $1.87B           0            $0            32          $860M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Ajay Mirza, CFA                       5           $1.87B           2          $1.82B          14          $2.9B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
LSV
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Josef Lakonishok                      12          $3.07B          15          $1.41B         353          $24.8B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Menno Vermeulen, CFA                  12          $3.07B          15          $1.41B         353          $24.8B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert W. Vishny                      12          $3.07B          15          $1.41B         353          $24.8B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
NEW STAR
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mark Beale                            7           $490M            2           $53M           8           $1.3B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Richard Lewis                         3           $247M            2           $53M           7           $732M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
PEREGRINE
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jason R. Ballsrud, CFA                1           $446M            0            $0            22          $518M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Tasso H. Coin Jr., CFA                1           $446M            0            $0            22          $518M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    John S. Dale, CFA                     10          $5.75B           1           $230M          45          $1.82B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William D. Giese, CFA                 1           $463M            1           $95M           23          $740M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William A. Grierson                   1           $799M            0            $0            39          $1.67B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Daniel J. Hagen, CFA                  1           $799M            0            $0            39          $1.67B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert B. Mersky, CFA                 1           $799M            0            $0            39          $1.67B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gary E. Nussbaum, CFA                 10          $5.75B           1           $230M          45          $1.82B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Douglas G. Pugh, CFA                  1           $446M            0            $0            22          $518M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    James P. Ross, CFA                    1           $799M            0            $0            39          $1.67B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jay H. Strohmaier                     1           $463M            1           $95M           23          $740M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Paul E. von Kuster, CFA               1           $799M            0            $0            39          $1.67B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SMITH GROUP
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Stephen S. Smith, CFA                 1           $178M            1           $20M          189          $1.2B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SSGA
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Lynn Blake                            1            $38M            1           $700M          7            $12M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Deane Gyllenhaal                      3           $415M            5           $1.5B          9           $665M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Dwayne Hancock, CFA                   4            $5B             9           $21B           9            $33B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SYSTEMATIC
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    D. Kevin McCreesh, CFA                2           $238M            3           $266M          36          $1.69B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Ronald M. Mushock, CFA                2           $238M            3           $266M          36          $1.69B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
WELLS CAPITAL MANAGEMENT
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Marie Chandoha                        5           $3.2B            9           $1.5B          36          $7.0B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gary J. Dunn, CFA                     4           $1.95B           2           $308M          24          $19.3M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gregory T. Genung, CFA                12          $2.81B           2           $655M          6           $120M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    W. Frank Koster                       4           $1.6B            0            $0            17          $827M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jay N. Mueller                        5           $3.2B            0            $0            2           $1.1M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Thomas O'Connor, CFA                  5           $3.2B            9           $1.5B          35          $7.0B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    David L. Roberts, CFA                 4           $1.95B           2           $308M          26          $610M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William Stevens                       6           $3.8B            9           $1.5B          41          $7.0B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------

* If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.

     The following table indicates the number and total assets managed of the above accounts for which the advisory fee is based on the performance of such accounts.

------------------------------------ --------------------------- --------------------------- ---------------------------
PORTFOLIO MANAGER*                     REGISTERED INVESTMENT      OTHER POOLED INVESTMENT          OTHER ACCOUNTS
                                             COMPANIES                    VEHICLES
------------------------------------ --------------------------- --------------------------- ---------------------------
                                        Number        Total        Number of       Total      Number of       Total
                                     of Accounts      Assets       Accounts       Assets       Accounts       Assets
                                                     Managed                      Managed                    Managed
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
ARTISAN
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mark L. Yockey, CFA                   1           $288M            0            $0            3           $977M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
CADENCE
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William B. Bannick, CFA               0             $0             0            $0            2           $49.7M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert L. Fitzpatrick, CFA            0             $0             0            $0            2           $49.7M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
COOKE & BIELER
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Kermit S. Eck, CFA                    0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Michael M. Meyer, CFA                 0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    James R. Norris                       0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Edward W. O'Connor, CFA               0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    R. James O'Neil, CFA                  0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mehul Trivedi, CFA                    0             $0             0            $0            1           $111M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
GALLIARD
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Richard Merriam, CFA                  0             $0             0            $0            2            $90M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Ajay Mirza, CFA                       0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
LSV
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Josef Lakonishok                      0             $0             0            $0            13          $1.7B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Menno Vermeulen, CFA                  0             $0             0            $0            13          $1.7B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert W. Vishny                      0             $0             0            $0            13          $1.7B
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
NEW STAR
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Mark Beale                            0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Richard Lewis                         0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
PEREGRINE
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jason R. Ballsrud, CFA                0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Tasso H. Coin Jr., CFA                0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    John S. Dale, CFA                     0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William D. Giese, CFA                 0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William A. Grierson                   0             $0             0            $0            3           $865M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Daniel J. Hagen, CFA                  0             $0             0            $0            3           $865M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Robert B. Mersky, CFA                 0             $0             0            $0            3           $865M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gary E. Nussbaum, CFA                 0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Douglas G. Pugh, CFA                  0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    James P. Ross, CFA                    0             $0             0            $0            3           $865M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jay H. Strohmaier                     0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Paul E. von Kuster, CFA               0             $0             0            $0            3           $865M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SMITH GROUP
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Stephen S. Smith, CFA                 0             $0             0            $0            3            $2M
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SSGA
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Lynn Blake                            0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Deane Gyllenhaal                      0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Dwayne Hancock, CFA                   0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
SYSTEMATIC
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    D. Kevin McCreesh, CFA                0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Ronald M. Mushock, CFA                0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
WELLS CAPITAL MANAGEMENT
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Marie Chandoha                        0             $0             0            $0            2            $1.8
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gary J. Dunn, CFA                     0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Gregory T. Genung, CFA                0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    W. Frank Koster                       0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Jay N. Mueller                        0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    Thomas O'Connor, CFA                  0             $0             0            $0            2            $1.8
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    David L. Roberts, CFA                 0             $0             0            $0            0             $0
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------
    William Stevens                       0             $0             0            $0            2            $1.8
------------------------------------ ------------- ------------- -------------- ------------ ------------- -------------

* If an account has one of the Portfolio Managers as a co-portfolio manager or an assistant portfolio manager, the total number of accounts and assets have been allocated to each respective Portfolio Manager. Therefore, some accounts and assets have been counted twice.


     MATERIAL CONFLICTS OF INTEREST. The Portfolio Managers face inherent conflicts of interest in their day-to-day management of the Portfolios and other accounts because the Portfolios may have different investment objectives, strategies and risk profiles than the other accounts managed by the Portfolio Managers. For instance, to the extent that the Portfolio Managers manage accounts with different investment strategies than the Portfolios, they may from time to time be inclined to purchase securities, including initial public offerings, for one account but not for a Portfolio. Additionally, some of the accounts managed by the Portfolio Managers may have different fee structures, including performance fees, which are or have the potential to be higher or lower, in some cases significantly higher or lower, than the fees paid by the Portfolios. The differences in fee structures may provide an incentive to the Portfolio Managers to allocate more favorable trades to the higher-paying accounts.

     To minimize the effects of these inherent conflicts of interest, each Sub-Adviser has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, that it believes address the potential conflicts associated with managing portfolios for multiple clients and ensure that all clients are treated fairly and equitably. Additionally, some Sub-Advisers minimize inherent conflicts of interest by assigning the Portfolio Managers to accounts having similar objectives. Accordingly, security block purchases are allocated to all accounts with similar objectives in proportionate weightings. Furthermore, each Sub-Adviser has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act to address potential conflicts associated with managing the Portfolios and any personal accounts the Portfolio Manager may maintain.

     ARTISAN. Artisan's international growth investment Portfolio Managers manage portfolios for multiple clients within two investment strategies--international growth and international small-cap growth. All investment accounts within a single investment strategy are managed to a single model with few exceptions resulting from client-directed restrictions or cash flow limitations of the account. Because of these considerations and the differences between the two strategies, Artisan's Portfolio Managers may from time to time purchase securities, including initial public offerings, for one client account but not for another client account for which that team is responsible. This may result in varying performances.

     COOKE & BIELER. In the case of Cooke & Bieler, the Portfolio Managers manage accounts on a team basis. Performance and allocation of securities are closely monitored to ensure equal treatment. Accordingly, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

     CADENCE. None of the Portfolio Managers of Cadence have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies due to procedures and systems they have in place to pro rate the shares across all accounts.

     GALLIARD. In the case of Galliard, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

     LSV and NEW STAR. None of the Portfolio Managers of LSV and New Star have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies as a result of the procedures in place designed to ensure that all clients are treated fairly and equitably over time.

     PEREGRINE. In the case of Peregrine, the Portfolio Managers manage accounts holding the same securities in the same proportionate weightings, subject to client and float/liquidity constraints and cash flows. Performance and allocation of securities are closely monitored to ensure equal treatment. Accordingly, the Portfolio Managers have not experienced material conflicts of interests in managing multiple accounts.

     SMITH GROUP. The Portfolio Manager of the Smith Group has not experienced any material conflicts with the management of the Portfolio in relationship with the management of the other accounts or registered investment companies.

     SSGA. When a portfolio manager has responsibility for managing more than one account, potential conflicts of interest may arise. Those conflicts could include preferential treatment of one account over others in terms of allocation of resources or of investment opportunities. SSgA has adopted policies and procedures designed to address these potential material conflicts. For instance, portfolio managers within SSgA are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, SSgA and its advisory affiliates utilize a system for allocating investment opportunities among portfolios that is designed to provide a fair and equitable allocation.

     SYSTEMATIC. None of the Portfolio Managers of Systematic have experienced any material conflicts with their management of the Portfolios in relationship with their management of the other accounts or registered investment companies due to procedures and systems they have in place to pro rate the shares across all accounts.

     WELLS CAPITAL MANAGEMENT. Wells Capital Management's Portfolio Managers often provide investment management for separate accounts advised in the same or similar investment style as that provided to mutual funds. While management of multiple accounts could potentially lead to conflicts of interest over various issues such as trade allocation, fee disparities and research acquisition, Wells Capital Management has implemented policies and procedures for the express purpose of ensuring that clients are treated fairly and that potential conflicts of interest are minimized.


     COMPENSATION. The Portfolio Managers were compensated, by their respective employing Sub-adviser from the advisory fees the Adviser pays the Sub-adviser, using the following compensation structures:

     ARTISAN COMPENSATION. The Portfolio Managers at Artisan are compensated using a fixed base salary and a subjectively determined incentive bonus that is a portion of a bonus pool the aggregate of which is tied to the firm's fee revenues generated by all accounts included within the manager's investment strategy, including the Portfolio. A portfolio manager is not compensated based on the performance of accounts, except to the extent that positive account performance results in increased investment management fees earned by Artisan based on assets under management. Artisan bases incentive bonuses on revenues earned with respect to the investment strategy, rather than on investment performance, because the firm believes that this method aligns the portfolio manager's interests more closely with the long-term interests of clients. All senior professionals, including portfolio managers have limited partnership interests in the firm.

     COOKE & BIELER COMPENSATION. The Cooke & Bieler Portfolio Managers are compensated using substantially identical compensation structures for all accounts managed. They each receive a fixed cash salary and an annual bonus from a bonus pool based on the pre-tax performance of individual securities selected by the Portfolio Managers. Cooke & Bieler measures performance of securities against the S&P 500 Index and the Russell 1000 Value Index for the Large Cap Value strategy accounts. Bonus allocations are determined by an annual peer review process conducted by the investment team. Allocations vary depending primarily on the four-year rolling investment results attributed to each individual security. The Portfolio Managers also receive a fixed deferred compensation. Partners of Cooke & Bieler receive a return proportionate to their investment based upon the firm's overall success.

     CADENCE COMPENSATION. Cadence's Portfolio Managers are compensated with fixed cash salaries, pension and retirement plans. The Portfolio Managers receive annual incentive bonuses based on individual performance and overall company revenues, rather than on account investment performance. Portfolio Managers also have equity ownership in the firm that vests over time from which they receive quarterly dividend payments.

     GALLIARD COMPENSATION. The Portfolio Managers at Galliard are compensated using a fixed base salary, pension and retirement plan. The partners and principals of Galliard also participate in a profit sharing pool, which is funded based on the firm's financial performance.

     LSV COMPENSATION. The Portfolio Managers at LSV receive fixed cash compensation that is not linked to any specific factors such as performance or asset level. As a partner of LSV, each of the Portfolio Managers receives a portion of the overall profits of the firm.

     NEW STAR COMPENSATION. The Portfolio Managers at New Star receive fixed cash compensation with pension and retirement plan. All employees have equity ownership in the firm that is allocated over time.

     PEREGRINE COMPENSATION. Peregrine's Portfolio Managers are compensated with a fixed cash salary containing an incentive component. The incentive component is based on the company's revenue generated by the firm's investment style. Revenue reflects investment performance, client retention and asset growth, aligning interests of portfolio managers with their clients. The Portfolio
Managers are limited to 25 relationships or a predetermined level of assets under management, whichever occurs first to enable the Portfolio Managers to be intimately involved in each relationship and ensure that size does not overwhelm investment opportunities. A portion of the Portfolio Managers' incentives are tied to Peregrine's overall profitability. Finally, a portion of the incentive compensation is tied to pre-tax investment performance relative to standard indices. Performance-based incentive compensation applies to all accounts. The strategy employed in the Small Company Growth Portfolio is compared to the Russell 2000 Index and the Lipper Small Cap Growth Average over one, three, and five years. The strategy employed in the Small Company Value Portfolio is compared to the Russell 2000 Value Index and the Lipper Small Cap Value Average over one, three, and five years. The strategy employed in the Large Company Growth Portfolio is compared to the Russell 1000 Growth Index and the Lipper Large Cap Growth Average over one, three, and five years. The strategy employed in the Tactical Maturity Bond Portfolio is compared to the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Government Average over one, three, and five years.

     SMITH GROUP COMPENSATION. Stephen S. Smith is compensated using a fixed cash salary with pension and retirement plan. As majority owner of Smith Group, Mr. Smith also receives pro-rata allocations of the firm's net income.

     SSGA. The compensation of SSgA's investment professionals is based on a number of factors. The first factor considered is external market. Through an extensive compensation survey process, SSgA seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (I.E., equity). The second factor taken into consideration is the size of the pool available for this compensation. SSgA is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of SSgA and State Street Corporation. The determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone's compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining equity allocations.

     SYSTEMATIC COMPENSATION. Systematic's Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. They receive bonus incentives based in part on Systematic's overall profitability and in part on pre-tax performance of the accounts managed relative to the Russell 1000 Index and the Russell 1000 Value Index.

     WELLS CAPITAL MANAGEMENT COMPENSATION. Wells Capital Management's Portfolio Managers are compensated with a fixed cash salary, pension and retirement plan. They receive incentive bonuses based in part on pre-tax annual and historical portfolio performance measured against the following benchmarks over a calendar year period:

------------------------------------- ---------------------------------------------------------------------
PORTFOLIO MANAGER                     BENCHMARK
------------------------------------- ---------------------------------------------------------------------
Marie Chandoha                        Lehman Brothers U.S. Aggregate Bond Index
                                      Lehman Brothers 1-3 Year U.S. Government Index
------------------------------------- ---------------------------------------------------------------------
Gary J. Dunn, CFA                     Russell 1000 Value Index
                                      Lipper Equity Income Funds Average
------------------------------------- ---------------------------------------------------------------------
Gregory T. Genung, CFA                S&P 500 Index
                                      S&P Small-Cap 600 Index
------------------------------------- ---------------------------------------------------------------------
W. Frank Koster                       Lehman Brothers U.S. Aggregate ex. Credit Bond Index
                                      Lehman Brothers U.S. Aggregate Bond Index
                                      Lehman Brothers Intermediate U.S. Government/Credit Bond Index
------------------------------------- ---------------------------------------------------------------------
Jay N. Mueller                        Lehman Brothers U.S. 1-3 Year Government/Credit Index
                                      Lehman Brothers U.S. Aggregate ex. Credit Bond Index
                                      Lehman Brothers Short Term Government/Credit Index
------------------------------------- ---------------------------------------------------------------------
Thomas O'Connor                       Lehman Brothers U.S. Aggregate Bond Index
                                      Lehman Brothers 1-3 Year U.S. Government Index
------------------------------------- ---------------------------------------------------------------------
David L. Roberts, CFA                 Russell 1000 Value Index
                                      Lipper Equity Income Funds Average
------------------------------------- ---------------------------------------------------------------------
William Stevens                       Lehman Brothers U.S. Aggregate Bond Index
                                      Lehman Brothers 1-3 Year U.S. Government Index
------------------------------------- ---------------------------------------------------------------------

     Bonuses are also based on an evaluation of contribution to client retention, asset growth and business relationships. Incentive bonuses for research analysts are also evaluated based on the performance of the sectors that they cover in the portfolio and their security recommendations. Investment team compensation structure is directly linked to the value added to clients' portfolios as measured by the above-mentioned performance metrics. Long-tenured investment professionals with proven success may also participate in a revenue sharing program that is tied to the success of their respective investment portfolios.


     BENEFICIAL OWNERSHIP IN THE PORTFOLIOS. None of the Portfolio Managers beneficially owned any of the Portfolios' equity securities.


     ADMINISTRATOR. The Trust has retained Funds Management as administrator on behalf of each Portfolio (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Portfolios' operations, including coordination of the services performed by each Portfolio's adviser, custodian, auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for each Portfolio; and
(ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Portfolios' business together with ordinary clerical and bookkeeping services. The Administrator is not entitled to receive an administration fee as long as it receives an administration fee at the underlying fund level.

     CUSTODIAN. Wells Fargo Bank, N.A. (the "Custodian"), located at 6th and Marquette, Minneapolis, Minnesota 55479, acts as custodian for each Portfolio. The Custodian, among other things, maintains a custody account or accounts in the name of each Portfolio, receives and delivers all assets for each Portfolio upon purchase and upon sale or maturity, collects and receives all income and other payments and distributions on account of the assets of each Portfolio, and pays all expenses of each Portfolio. For its services as Custodian, Wells Fargo Bank is entitled to receive a fee of 0.02% of the average daily net assets of each Portfolio, except the International Core Portfolio, International Index Portfolio, International Growth Portfolio and the International Value Portfolio, for which it will receive a fee of 0.10% of the average daily net assets of each Fund on an annualized basis.

     FUND ACCOUNTANT. Effective the first quarter of 2003, PFPC Inc. ("PFPC"), located at 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the fund accountant for all of the Portfolios. For its services as fund accountant, PFPC is entitled to receive certain out-of-pocket costs from the Trust.

     Prior to PFPC, Forum Accounting Services, LLC ("Forum Accounting") served as fund accountant for the Portfolios, except for the C&B Large Cap Value Portfolio, the Equity Value Portfolio, International Index Portfolio, International Growth Portfolio and the International Value Portfolio. For its services as fund accountant, Forum Accounting received a monthly base fee per Portfolio ranging from $4,677 to $6,333 for Portfolios with significant holdings of asset-backed securities. Forum Accounting was also entitled to receive a fee equal to 0.0025% of the average annual daily net assets of each Portfolio.

     CODE OF ETHICS. The Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers each has adopted a code of ethics which contains policies on personal securities transactions by "access persons" as defined in each of the codes. These policies comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as applicable. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. Such restrictions do not apply to purchases or sales of certain types of securities, including shares of open-end investment companies unaffiliated with the WELLS FARGO ADVANTAGE FUNDS family, money market instruments and certain U.S. Government obligations. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Portfolio. The codes of ethics for the Fund Complex, the Adviser, the Placement Agent and the Sub-Advisers are on public file with, and are available from, the SEC.

     COUNSEL: Morrison & Foerster LLP serves as legal counsel to the Trust and the Portfolios. The firm's address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     The Trust has no obligation to deal with any broker-dealer or group of broker-dealers in the execution of transactions in portfolio securities. Subject to the supervision of the Trust's Board and the supervision of the Adviser, each Portfolio's Sub-Adviser is responsible for each Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Sub-Adviser to obtain the best overall results taking into account various factors, including, but not limited to, the size and type of transaction involved; the dealer's risk in positioning the securities involved; the nature and character of the market for the security; the confidentiality, speed and certainty of effective execution required for the transaction; the general execution and operational capabilities of the broker-dealer; the reputation, reliability, experience and financial condition of the firm; the value and quality of the services rendered by the firm in this and other transactions; and the reasonableness of the spread or commission. While a Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily be paying the lowest spread or commission available.

     Purchases and sales of equity securities on a securities exchange are effected through broker-dealers who charge a negotiated commission for their services. Orders may be directed to any broker-dealer including, to the extent and in the manner permitted by applicable law, Funds Distributor or affiliated brokers. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the broker-dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

     Purchases and sales of non-equity securities usually will be principal transactions. Portfolio securities normally will be purchased or sold from or to broker-dealers serving as market makers for the securities at a net price. Each of the Portfolios also will purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, municipal obligations and taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing a Portfolio's securities transactions will consist primarily of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC or an exemption is otherwise available. The Portfolio may purchase securities from underwriting syndicates of which Funds Distributor or Funds Management is a member under certain conditions in accordance with the provision of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Board.

     In placing orders for securities of a Portfolio, a Sub-Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Sub-Adviser will seek to execute each transaction at a price and commission, if any, that provide the most favorable total cost or proceeds reasonably attainable in the circumstances. Commission rates are established pursuant to negotiations with the broker-dealer based, in part, on the quality and quantity of execution services provided by the broker-dealer and in the light of generally prevailing rates. Furthermore, the Adviser reviews each Sub-Adviser's trade execution procedures to ensure that such procedures are in place, that they are adhered to, and recommends that adjustments are made to the procedures to address ongoing changes in the marketplace.

     A Sub-Adviser may, in circumstances in which two or more broker-dealers are in a position to offer comparable results for a Portfolio investment transaction, give preference to a broker-dealer that has provided statistical or other research services to the Sub-Adviser. In selecting a broker-dealer under these circumstances, the Sub-Adviser will consider, in addition to the factors listed above, the quality of the research provided by the broker-dealer. The Sub-Adviser may pay higher commissions than those obtainable from other broker-dealers in exchange for such research services. The research services generally include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the
advisability  of  securities  or  purchasers  or  sellers  of  securities;   (2)
furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto. By allocating transactions in this manner, the Sub-Adviser is able to supplement its research and analysis with the views and information of securities firms. Information so received will be in addition to, and not in lieu of, the services required to be performed by the Sub-Adviser under the advisory contracts, and the expenses of the Sub-Adviser will not necessarily be reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by broker-dealers through which the Sub-Adviser places securities transactions for a Portfolio may be used by the Sub-Adviser in servicing its other accounts, and not all of these services may be used by the Sub-Adviser in connection with advising the Portfolios.

     PORTFOLIO TURNOVER. The portfolio turnover rate is not a limiting factor when Funds Management deems portfolio changes appropriate. Changes may be made in the portfolios consistent with the investment objectives and policies of the Portfolios whenever such changes are believed to be in the best interests of the Portfolios and their Interestholders. The portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities by the average monthly value of the Portfolio's investment securities. For purposes of this calculation, portfolio securities exclude all securities having a maturity when purchased of one year or less. Portfolio turnover generally involves some expense to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover may also increase the Portfolio's obligation to make distributions.

     The portfolio turnover rates for the Equity Value Portfolio varied significantly over the past two fiscal years as a result of the Fund commencing operations on August 29, 2003 and having appropriate adjustments made to its portfolio. The Fund does not expect to maintain a high portfolio turnover rate under normal circumstances. The portfolio turnover rate for the Stable Income Portfolio increased over the last year due to market conditions. The Fund does not expect to maintain an increased portfolio turnover rate under normal circumstances.

     From time to time, Funds Management may waive fees from a Portfolio in whole or in part. Any such waiver will reduce expenses and, accordingly, have a favorable impact on the Portfolio's performance.

     BROKERAGE COMMISSIONS. For the fiscal years indicated below, the income Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

                                COMMISSIONS PAID

--------------------------------- ------------------- ------------------ -------------------
           PORTFOLIO                  YEAR-ENDED         YEAR-ENDED          YEAR-ENDED
                                       5/31/04             5/31/03             5/31/02
--------------------------------- ------------------- ------------------ -------------------
Managed Fixed Income                     $0                $ 10,861             $ 2,003
--------------------------------- ------------------- ------------------ -------------------
Stable Income                            $0                      $0             $26,435
--------------------------------- ------------------- ------------------ -------------------

     For the fiscal year ended September 30, 2004, the equity Portfolios listed below paid the following aggregate amounts of brokerage commissions on brokerage transactions.

                       PORTFOLIO                         COMMISSIONS PAID
                  Disciplined Growth                        $ 309,866
                  Equity Income                             $ 905,786
                  Equity Value                              $ 633,158
                  Index                                     $ 32,289
                  International Core                        $ 643,795
                  International Value                       $ 122,369
                  Large Cap Appreciation                    $ 424,639
                  Large Company Growth                     $1,472,439
                  Small Cap Index                           $ 43,382
                  Small Company Growth                     $6,624,409
                  Small Company Value                      $1,421,095

     For the fiscal year ended May 31, 2004, none of the income Portfolios directed brokerage transactions to a broker for research services.

     For the fiscal year ended September 30, 2004, the equity Portfolios listed below directed brokerage transactions to a broker for research services provided, and paid the following commissions based on the stated total amount of transactions. No commissions were paid to affiliated brokers.

            --------------------------------- ---------------------------- --------------------------
                       PORTFOLIO                  TRANSACTIONS VALUE           COMMISSIONS PAID
            --------------------------------- ---------------------------- --------------------------
            Disciplined Growth                               $119,646,228                    $40,407
            Equity Income                                    $423,919,238                   $598,972
            Equity Value                                      $71,012,235                    $82,387
            International Core                                 $5,776,717                     $8,850
            Large Cap Appreciation                            $16,043,767                    $23,377
            Large Company Growth                             $100,238,226                   $127,480
            Small Company Growth                             $120,831,673                   $517,376
            Small Company Value                               $18,424,499                    $68,367
            --------------------------------- ---------------------------- --------------------------

     SECURITIES OF REGULAR BROKER-DEALERS. As of May 31, 2004, the following income Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts:

              -------------------------------- --------------------------- ----------------------------------
                         PORTFOLIO                   BROKER/DEALER             DOLLAR VALUE OF SHARES
                                                                                   (000'S OMITTED)
              -------------------------------- --------------------------- ----------------------------------
              Managed Fixed Income             First Boston                                           $7,243
                                               Merrill Lynch                                          $3,811
                                               Wachovia                                               $2,344
              -------------------------------- --------------------------- ----------------------------------
              Stable Income                    Bank of America                                        $2,106
                                               BB & T Corporation                                     $2,318
                                               Wachovia                                                $ 450
              -------------------------------- --------------------------- ----------------------------------

     As of September 30, 2004, the following equity Portfolios held securities issued by the Trust's regular broker-dealers in the indicated amounts (000's omitted):

------------------------------------ ------------------------------------ --------------------------------
             PORTFOLIO                          BROKER/DEALER                 DOLLAR VALUE OF SHARES
------------------------------------ ------------------------------------ --------------------------------
Disciplined Growth                   J.P. Morgan Securities                                        $3,921
------------------------------------ ------------------------------------ --------------------------------
Equity Income                        J.P. Morgan Securities                                       $63,783
                                     Wachovia Corp                                                $27,133
                                     Citigroup                                                    $47,330
------------------------------------ ------------------------------------ --------------------------------
Equity Value                         Citigroup                                                     $8,387
                                     Wachovia                                                      $2,351
                                     J.P. Morgan Securities                                        $6,460
------------------------------------ ------------------------------------ --------------------------------
                                     Citigroup                                                    $40,062
Index                                J.P. Morgan Securities                                       $24,806
                                     Wachovia Corp                                                $10,776
------------------------------------ ------------------------------------ --------------------------------
Large Cap Appreciation               Citigroup                                                     $1,624
                                     J.P. Morgan Securities                                        $1,773
------------------------------------ ------------------------------------ --------------------------------


ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

DESCRIPTION OF INTERESTS

     Under the Amended and Restated Declaration of Trust, the Trustees are authorized to issue Interests in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (E.G., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules there under). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate Interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the Interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Amended and Restated Declaration of Trust, the Trustees may amend the Trust's Amended and Restated Declaration of Trust without the vote of Interestholders.

     The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined under the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

     The Trust is organized as a statutory trust under the laws of the State of Delaware. The Trust's Interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Statutory Trust Act provides that an Interestholder of a Delaware statutory trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting statutory trust Interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an Interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any Interestholder held personally liable for the obligations of the Trust. Thus, the risk of an Interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

     Beneficial Interests in the Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.

     In addition to cash purchases of Interests, if accepted by the Trust, investments in Beneficial Interests of a Portfolio may be made in exchange for securities which are eligible for purchase by the Portfolio and consistent with the Portfolio's investment objective and policies as described in Part A. In connection with an in-kind securities payment, a Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Portfolio; (ii) are accompanied by satisfactory assurance that the Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Portfolio; (iv) be in proper form for transfer to the Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Portfolio engaged in the in-kind purchase transaction and must be delivered to such Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     In 1994, the Commission granted an exemptive order which permitted CT, certain Norwest Advantage funds and other open-end management investment companies or their separate series for which Norwest Bank Minnesota, N.A. ("Norwest") (or any person controlled by, controlling or under common control with Norwest) acts as investment adviser to invest in the core portfolios of CT. The original exemptive order, which imposed several substantive conditions upon CT and Norwest Advantage funds, was amended effective August 6, 1996, to permit any Norwest Advantage fund to invest all or a portion of its assets in a CT portfolio, irrespective of investment style, and which removed certain restrictions imposed on CT thereby permitting CT to accept investments from persons other than Norwest Advantage funds. The exemptive order remains in effect for the successor entities to these parties.

     The Trust is required to redeem all full and fractional units of Interests in the Trust. The redemption price is the net asset value per unit of each Portfolio next determined after receipt by the Portfolio of a request for redemption in proper form.

     The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, Interests shall not be cancelled and may be reissued from time to time. The Trustees may require Interestholders to redeem Interest for any reason under terms set by the Trustees, including the failure of a Interestholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Interests required by them for payment of amount due and owing by an Interestholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Interestholders to require any Series or Class to redeem Interests during any period of time when and to the extent permissible under the 1940 Act.

     If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their Interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Interestholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, an Interestholder may either withdraw his or her request for redemption or receive payment based on the NAV per Interest next determined after the suspension terminates.

     If the Trustees shall determine that direct or indirect ownership of Interests of any Portfolio has become concentrated in any person to an extent that would disqualify any Portfolio as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Interestholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

DETERMINATION OF NET ASSET VALUE

     The NAV of each Portfolio is determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on each day the New York Stock Exchange ("NYSE") is open for business, with the exception of Columbus Day and Veterans Day for the income Portfolios. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Portfolios' Interests.

     Each Portfolio's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"), and if there is no sale, based on the latest bid quotations. Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at The Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. A Portfolio is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value such that a market quotation is not "readily available." The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or the latest bid price but before a Portfolio calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a market quotation is readily available and, if not, what fair value to assign to the security. In light of the judgment involved in fair valuation decisions, there can be no assurance that a fair value assigned to a particular security is accurate.

     The International Core, International Index, International Growth and International Value Portfolios use an independent service provider to review U.S. market moves after the close of foreign markets and assist with the decision whether to substitute fair values for foreign security market prices. This service provider applies a multi-factor methodology, which uses factors such as ADRs, sector indices and futures, to each foreign portfolio security as part of this process.

     Money market instruments and debt securities maturing in 60 days or less generally are valued at amortized cost. The assets of a Portfolio, other than money market instruments or debt securities maturing in 60 days or less, generally are valued at latest quoted bid prices. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service approved by the Board. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of a Portfolio for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

     For the Portfolios that invest directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 19. TAXATION.

     The Trust is organized as a statutory trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore such Portfolio will not be subject to any federal income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Portfolio's income and gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Trust's taxable year-end is the last day of May. Although the Trust will not be subject to federal income tax, it will file appropriate federal income tax returns.

     It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through a Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Portfolio (E.G., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

     Wells Fargo Funds Distributor, LLC (the "Placement Agent") is the exclusive placement agent for the Interests in the Portfolios. Pursuant to a Placement Agency Agreement, the Placement Agent, as agent, sells Interests in the Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust.

     The Placement Agency Agreement will continue year-to-year as long as such continuance is approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Placement Agent or by the Placement Agent at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

     Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

     KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is 1601 Market Street, Philadelphia, Pennsylvania 19103.

     The annual reports, including the independent registered public accounting firm's report for the fiscal period ended September 30, 2004 for the equity Portfolios of the Trust, and for the fiscal year ended May 31, 2005 for the income Portfolios of the Trust, and the semi-annual reports for the period ended March 31, 2005 for the equity Portfolios of the Trust, are incorporated herein by reference.

                                   SCHEDULE A

                             DESCRIPTION OF RATINGS

     The following summarizes the highest six ratings used by S&P for corporate and municipal bonds. The first four ratings denote investment-grade securities.

          AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

          AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only to a small degree.

          A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

          BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

          BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

     S&P applies indicators "+", no character and "-" to its rating categories. The indicators show relative standing within the major rating categories.

     The  following  summarizes  the  highest  six  ratings  used by Moody's for
corporate  and  municipal   bonds.   The  first  four  denote   investment-grade
securities.

          Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

          A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

          Baa - Bonds that are rated Baa are considered medium-grade obligations, I.E., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

          B - Bonds that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

     The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

          MIG-1/VMIG-1 - Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

          MIG-2/VMIG-2 - Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

     The following summarizes the two highest ratings used by S&P for short-term municipal notes:

          SP-1 - Indicates  very strong or strong  capacity to pay principal and
     interest.   Those  issues   determined  to  possess   overwhelming   safety
     characteristics are given a "plus" (+) designation.

          SP-2 - Indicates satisfactory capacity to pay principal and interest.


     Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

     The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                            WELLS FARGO MASTER TRUST
                                FILE NO. 811-9689

                                     PART C
                                OTHER INFORMATION

Item 23. EXHIBITS.

      EXHIBIT
      NUMBER                                      DESCRIPTION

(a)                     -     Amended and Restated Declaration of Trust, incorporated by reference to Amendment No. 19, filed April 11, 2005.

(b)                           - Not applicable.

(c)                           - Not applicable.

(d)(1)                  -     Investment Advisory Contract with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 16, filed October 6, 2004; Schedule A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

    (2)(i)              -     Investment Sub-Advisory Contract with Wells Capital Management Incorporated, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A,
                              Schedule A, and Appendix A to Schedule A, incorporated by reference to Amendment No.
                              19, filed April 11, 2005.

       (ii)             -     Investment Sub-Advisory Contract with Galliard Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (iii)                  - Not applicable.

       (iv)             -     Investment Sub-Advisory Contract with Smith Asset Management Group, L.P., incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, Schedule A, and
                              Appendix A to Schedule A, incorporated by reference to Amendment No. 19, filed April
                              11, 2005.

       (v)              -     Investment Sub-Advisory Contract with Peregrine Capital Management, Inc., incorporated by reference to Amendment No. 4, filed August 31, 2001; Schedule A, incorporated by reference to Amendment No. 8, filed August 30, 2002; Appendix A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (vi)             -     Investment Sub-Advisory Contract with Cadence Capital Management, LLC, filed herewith.

       (vii)            -     Investment Sub-Advisory Contract with Systematic Financial Management, L.P., incorporated by reference to Amendment No. 12, filed October 1, 2003; Appendix A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (viii)           -     Investment Sub-Advisory Contract with New Star Institutional Managers Limited, incorporated by reference to Amendment No. 15; Appendix A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (ix)             -     Investment Sub-Advisory Contract with Artisan Partners Limited Partnership, incorporated by reference to Amendment No. 16, filed October 6, 2004.

       (x)              -     Not applicable.

       (xi)             -     Investment Sub-Advisory Contract with Cooke & Bieler, L.P., incorporated by reference to Amendment No. 17, filed December 6, 2004.

       (xii)            -     Investment Sub-Advisory Contract with LSV Asset Management, incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (xiii)           -     Investment Sub-Advisory Contract with SSgA Funds Management, incorporated by reference to Amendment No. 20, filed May 27, 2005.

(e)                     -     Not applicable pursuant to General Instruction (B)(2)(b).

(f)                     -     Not applicable.

(g)(1)                  -     Amended and Restated Custody Agreement with Wells Fargo Bank N.A., incorporated by reference to Amendment No. 19, filed April 11, 2005.

       (i)              -     Delegation Agreement (17f-5) with Wells Fargo Bank, N.A., incorporated by reference to
                              Amendment No. 19, filed April 11, 2005.

    (2)                 -     Securities Lending Agreement by and among Wells Fargo Master Trust, Wells Fargo Funds
                              Management, LLC and Wells Fargo Bank, N.A., incorporated by reference to Amendment No.
                              8, filed August 30, 2002; Exhibit A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

(h)(1)                  -     Administration Agreement with Wells Fargo Funds Management, LLC, incorporated by reference to Amendment No. 4, filed August 31, 2001; Appendix A, incorporated by reference to Amendment No. 19, filed April 11, 2005.

    (2)                 -     Placement Agency Agreement with Wells Fargo Funds Distributor, LLC, incorporated by reference to Amendment No. 19, filed April 11, 2005.

    (3)                 -     Amended and Restated Accounting Services Agreement with PFPC Inc., along with Amended
                              Letter, incorporated by reference to Amendment No. 19, filed April 11, 2005.

(i)                     -     Not applicable, pursuant to General Instruction (B)(2)(b).

(j)                     -     Not applicable, pursuant to General Instruction (B)(2)(b).

(k)                     -     Not applicable, pursuant to General Instruction (B)(2)(b).

(l)                     -     Not applicable.

(m)                     -     Not applicable.

(n)                     -     Not applicable.

(p)(1)                  -     Joint Code of Ethics for Funds Trust, Master Trust and Variable Trust, incorporated by reference to Amendment No. 16, filed October 6, 2004.

    (2)                 -     Joint Code of Ethics for Wells Fargo Funds Management, LLC and Wells Fargo Funds
                              Distributor, LLC, incorporated by reference to Amendment No. 22, filed July 25, 2005.

    (3)                 -     Galliard Capital Management, Inc. Code of Ethics, incorporated by reference to
                              Amendment No. 2, filed October 2, 2000; Appendix A, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (4)                 -     Peregrine Capital Management, Inc. Code of Ethics, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (5)                 -     Not applicable.

    (6)                 -     Smith Asset Management Group, L.P. Code of Ethics, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (7)                 -     Wells Capital Management Incorporated Code of Ethics, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (8)                 -     Cadence Capital Management, LLC Code of Ethics, incorporated by reference to Amendment
                              No. 16, filed October 6, 2004.

    (9)                 -     Systematic Financial Management, L.P., Code of Ethics, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (10)                -     LSV Asset Management Code of Ethics and Personal Trading Policy, incorporated by reference to Amendment No. 16, filed October 6, 2004.

    (11)                -     New Star Institutional Managers Limited Code of Ethics, incorporated by reference to
                              Amendment No. 15, filed October 1, 2004.

    (12)                -     Artisan Partners Limited Partnership Code of Ethics, incorporated by reference to
                              Amendment No. 16, filed October 6, 2004.

    (13)                -     Barclays Global Fund Advisors Code of Ethics, incorporated by reference to Amendment
                              No. 16, filed October 6, 2004.

    (14)                -     Cooke & Bieler L.P. Code of Ethics, incorporated by reference to Amendment No. 17, filed December 6, 2004.

    (15)                -     SSgA Funds Management Code of Ethics, incorporated by reference to Amendment No. 20, filed May 27, 2005.


Item 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

     Registrant believes that no person is controlled by or under common control with Registrant.

Item 25. INDEMNIFICATION.

     Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust. In addition, the Trustees are empowered under Section
3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     (a) Effective March 1, 2001, Wells Fargo Funds Management, LLC ("Funds Management") assumed investment advisory responsibilities for all of the Registrant's investment portfolios, and for certain other registered open-end management investment companies. For providing those services, Funds Management is entitled to receive fees at the same annual rates as were applicable under the advisory contract with Wells Fargo Bank, N.A. ("Wells Fargo Bank"). Funds Management, an indirect wholly-owned subsidiary of Wells Fargo & Company and affiliate of Wells Fargo Bank, was created to succeed to the mutual fund advisory responsibilities of Wells Fargo Bank in early 2001.

     To the knowledge of Registrant, none of the directors or officers of Funds Management is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that they also hold various positions with and engage in business for Wells Fargo Bank.

     (b) Wells Capital Management Incorporated ("Wells Capital Management"), an affiliate of Funds Management, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Wells Capital Management in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Wells Capital Management is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     (c) Peregrine Capital Management, Inc. ("Peregrine"), an indirect wholly-owned subsidiary of Wells Fargo & Company, serves as sub-adviser to various Portfolios of the Trust. The descriptions of Peregrine in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Peregrine is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     (d) Galliard Capital Management, Inc. ("Galliard"), an indirect, wholly-owned subsidiary of Wells Fargo & Company serves as sub-adviser to various Portfolios of the Trust. The descriptions of Galliard in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Galliard is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     (e) Smith Asset Management, L.P. ("Smith"), an indirect, partially-owned subsidiary of Wells Fargo & Company serves as sub-adviser to the Disciplined Growth Portfolio of the Trust. The descriptions of Smith in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Smith is or has been at any time during the last two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     (f) Cadence Capital Management, LLC ("Cadence"), serves as sub-adviser to the Large Cap Appreciation Portfolio. The descriptions of Cadence in Parts A and B of this Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Cadence is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

     (g) Systematic Financial Management, L.P. ("Systematic") serves as sub-adviser to the Large Cap Value Portfolio. The descriptions of Systematic in Parts A and B of the registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors or officers of Systematic is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

     (h) LSV Asset Management ("LSV") serves as the sub-adviser to the International Value Portfolio. The descriptions of LSV in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of LSV is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

     (i) New Star Institutional Managers Limited ("New Star") serves as the sub-adviser to the International Equity Portfolio. The descriptions of New Star in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of New Star is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

     (j) Artisan Partners Limited Partnership ("Artisan") serves as the sub-adviser to the International Growth Portfolio. The descriptions of Artisan in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of Artisan is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

     (k) SSgA Funds Management ("SSgA") serves as the sub-adviser to the International Index Portfolio. The descriptions of SSgA in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of SSgA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

     (l) Cooke & Bieler, L.P. ("C&B") serves as the sub-adviser to the C&B Large Cap Value Portfolio. The descriptions of C&B in Parts A and B of the Registration Statement are incorporated by reference herein. To the knowledge of the Registrant, none of the directors of officers of C&B is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation, or employment of a substantial nature.

Item 27. PRINCIPAL UNDERWRITERS.

     (a) Wells Fargo Funds Distributor, LLC ("Funds Distributor"), placement agent for the Registrant, also acts as principal underwriter for Wells Fargo Variable Trust and Wells Fargo Funds Trust, and is the exclusive placement agent for Wells Fargo Master Trust, all of which are registered open-end management investment companies.

     (b) The following table provides information for each director and officer of Wells Fargo Funds Distributor, LLC as of April 5, 2005.

    ----------------------------------- ---------------------------------- ---------------------------------
                   (1)                                 (2)                                 (3)
       NAME AND PRINCIPAL BUSINESS          POSITIONS AND OFFICES WITH        POSITIONS AND OFFICES WITH
                 ADDRESS                           UNDERWRITER                            FUND
    ----------------------------------- ---------------------------------- ---------------------------------
    Cara Peck                            Director, President & Secretary                  None
    Wells Fargo Funds Management, LLC
    525 Market Street, 12th Floor
    San Francisco, CA 94105
    ----------------------------------- ---------------------------------- ---------------------------------
    Kevin J. Scott                       Treasurer & Chief Financial                      None
    Wells Fargo Funds Management, LLC    Officer
    100 Heritage Reserve
    Menomonee Falls, WI 53051
    ----------------------------------- ---------------------------------- ---------------------------------
    Carol A. Jones Lorts                 Director                                         None
    Wells Fargo Funds Management, LLC
    525 Market Street, 12th Floor
    San Francisco, CA 94105
    ----------------------------------- ---------------------------------- ---------------------------------
    Matthew H. Lobas                     Director                                         None
    Wells Fargo Funds Management, LLC
    525 Market Street, 12th Floor
    San Francisco, CA 94105
    ----------------------------------- ---------------------------------- ---------------------------------

     (c) Not applicable.

Item 28. LOCATION OF ACCOUNTS AND RECORDS.

     (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, California 94105.

     (b) Wells Fargo Funds Management, LLC maintains all Records relating to its services as investment adviser and administrator at 525 Market Street, San Francisco, California 94105.

     (c) Wells Fargo Funds Distributor, LLC maintains all Records relating to its services as placement agent at 525 Market Street, San Francisco, California 94105.

     (d) Wells Fargo Bank, N.A. maintains all Records relating to its services as custodian at 6th & Marquette, Minneapolis, Minnesota 55479-0040.

     (e) Wells Capital Management Incorporated maintains all Records relating to its services as investment sub-adviser at 525 Market Street, San Francisco, California 94105.

     (f) Peregrine Capital Management, Inc. maintains all Records relating to its services as investment sub-adviser at 800 LaSalle Avenue, Minneapolis, Minnesota 55402.

     (g) Galliard Capital Management, Inc. maintains all Records relating to its
services  as  investment   sub-adviser  at  800  LaSalle  Avenue,   Suite  2060,
Minneapolis, Minnesota 55479.

     (h) Smith Asset Management Group, LP maintains all Records relating to its services as investment sub-adviser at 200 Crescent Court, Suite 850, Dallas, Texas 75201.

     (i) Cadence Capital Management, LLC maintains all Records relating to its services as investment sub-adviser at 265 Franklin Street, Boston, Massachusetts 02110.

     (j) Schroder Investment Management North America Inc. maintains all Records relating to its prior service as investment sub-adviser for the International Portfolio (through July 19, 2002) at 875 Third Avenue, 22nd Floor, New York, New York 10022.

     (k) Systematic Financial Management, L.P. maintains all Records relating to its services as investment sub-adviser at 300 Frank W. Burr Boulevard, Glenpointe East, 7th Floor, Teaneck, New Jersey 07666.

     (l) LSV Asset Management maintains all Records relating to its services as investment sub-adviser at One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

     (m) New Star Institutional Managers Limited maintains all Records relating to its services as investment sub-adviser at 1 Knightsbridge Green, London, SWIX 7NE, England.

     (n) Artisan Partners Limited Partnership maintains all Records relating to its services as investment sub-adviser at 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

     (o) SSgA Funds Management maintains all Records relating to its services as investment sub-adviser at One Lincoln Street, Boston, MA 02111.

     (p) Cooke & Bieler, L.P. maintains all Records relating to its services relating to its services as investment sub-adviser at 1700 Market Street, Philadelphia, Pennsylvania 19103.

Item 29. MANAGEMENT SERVICES.

     Other than as set forth under the captions "Management, Organization and Capital Structure" in Part A of this Registration Statement and "Management of the Trust" in Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. UNDERTAKINGS.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 1st day of September, 2005.

                               WELLS FARGO MASTER TRUST

                               By /S/ CAROL J. LORTS
                                  -----------------------------
                                  Carol J. Lorts
                                  Assistant Secretary

                                  EXHIBIT INDEX

EXHIBITS         DESCRIPTION

(d)(2)(vi)       Investment Sub-Advisory Contract with Cadence Capital
                 Management, LLC